Filed Pursuant to Rule 424(b)(5)
File No. 333-261274

Explanatory Note: The sole purpose of this filing is to add inline XBRL tagging to the Registrant’s Prospectus Supplement dated July 9, 2024, filed on July 11, 2024 with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933 (the “Prospectus Supplement”). This filing does not make any changes to the Prospectus Supplement. This filing does not modify or update in any way disclosures made in the original filing of the Prospectus Supplement.

PROSPECTUS SUPPLEMENT
(to Prospectus dated January 12, 2022)

$22,000,000

GREAT ELM CAPITAL CORP.

8.50% NOTES DUE 2029

We are an externally managed non-diversified closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We seek to generate current income and capital appreciation through debt and income-generating equity investments, including investments in specialty finance businesses. Our external investment manager, Great Elm Capital Management, LLC (“GECM”) provides the administrative services necessary for us to operate.

We are offering $22,000,000 in aggregate principal amount of 8.50% notes due 2029 (the “Additional Notes”) in a direct placement. We have not retained an underwriter or placement agent, and we will not pay any commission or underwriting discount in connection with this offering. The Additional Notes offered by this prospectus supplement consist of an additional issuance of our 8.50% notes due 2029, $34,500,000 aggregate principal amount of which has been previously issued and is outstanding (the “Outstanding Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes will become part of the same series as the Outstanding Notes for all purposes under the indenture governing the Notes. The Additional Notes will be identical to the Outstanding Notes, other than with respect to the date of issuance and issue price. The Additional Notes will have the same CUSIP numbers and ISINs as, and are expected to be fungible for U.S. federal income tax purposes and trade interchangeably with, the Outstanding Notes.

The Additional Notes will mature on April 30, 2029. We will pay interest on the Additional Notes on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2024. We may redeem the Additional Notes in whole or in part at any time or from time to time on or after April 30, 2026 at our option, at the redemption price equal to 100% of the aggregate principal amount, plus any accrued and unpaid interest, as discussed under “Description of the Notes—Optional Redemption” in this prospectus supplement. Holders of the Additional Notes will not have the option to have the Notes repaid prior to the stated maturity date. The Additional Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.

The Additional Notes will be our direct unsecured obligations and rank pari passu, or equal, with all outstanding and future unsecured unsubordinated indebtedness issued by us. The Additional Notes will be effectively subordinated, or junior in right of payment, to indebtedness under our credit facility and any future secured indebtedness that we may incur and structurally subordinated to all future indebtedness and other obligations of our subsidiaries.

The Outstanding Notes are, and the Additional Notes will be, listed on The Nasdaq Global Market (“Nasdaq”) under the trading symbol “GECCI.” The Additional Notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Additional Notes that is not included in the trading price.

Based on the last reported sale price of $10.79 per share of our common stock on Nasdaq on June 12, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was $66,000,477.01 based on 10,449,888 shares of outstanding common stock, of which 6,116,819 shares were held by non-affiliates. As of the date of this prospectus supplement we have not sold any of our securities pursuant to General Instruction A.2. of Form N-2 (incorporating the requirements of General Instruction I.B.6. of Form S-3) during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering pursuant to this prospectus supplement with a value exceeding more than one-third of our “Public Float” (the market value of our common stock held by our non-affiliates) in any 12-months period so long as our Public Float remains below $75,000,000.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus supplement to read about factors you should consider, including the risk of leverage, before investing in the Additional Notes.

This prospectus supplement sets forth concisely important information you should know before investing in the Additional Notes. Please read it and the documents we refer you to carefully in their entirety before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission. We maintain a website at http://www.greatelmcc.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information, and all information incorporated by reference herein, available, free of charge, on or through such website. Information on our website is not incorporated or a part of this prospectus supplement. You may also obtain free copies of our annual and quarterly reports and make stockholder inquiries by contacting us at Great Elm Capital Corp., 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410 or by calling us collect at (617) 375-3006. The Securities and Exchange Commission maintains a website at http://www.sec.gov where such information is available without charge.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Additional Note	Total
Public Offering Price	$24.45	$21,516,000
Proceeds to us, before expenses(1)	$24.45	$21,516,000

(1)	Before deducting expenses payable by us related to this offering, estimated at $164,000 or approximately $0.19 per Additional Note.

THE ADDITIONAL NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Delivery of the Additional Notes in book-entry form only through The Depository Trust Company will be made on or about July 9, 2024.

This prospectus supplement is dated July 9, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering of the Additional Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which do not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.

We have not authorized any other person to provide you with additional information, or with information different from that contained in this prospectus supplement. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give to you. We are not making an offer to sell the Additional Notes in any jurisdiction where the offer or sale is not permitted. This prospectus supplement does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities to which it relates. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since such date. To the extent required by law, we will amend or supplement the information contained in this prospectus supplement. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

The terms “we,” “us,” “our,” “the Company” and “GECC” in this prospectus supplement refer to Great Elm Capital Corp., a Maryland corporation, and its subsidiaries.

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Prospectus Supplement Summary

This summary highlights some of the information in this prospectus supplement. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” in this prospectus supplement and the other information included in this prospectus supplement and the documents to which we have referred.

Great Elm Capital Corp.

We are a Maryland corporation that was formed in April 2016. We operate as a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a BDC under the Investment Company Act. In addition, for tax purposes, we elected to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), beginning with our tax year starting October 1, 2016.

We seek to generate current income and capital appreciation through debt and income-generating equity investments, including investments in specialty finance businesses.

To achieve our investment objective, we invest in secured and senior secured debt instruments of middle market companies, as well as income-generating equity investments in specialty finance companies, that we believe offer sufficient downside protection and have the potential to generate attractive returns. We generally define middle market companies as companies with enterprise values between $100 million and $2 billion.

We also make investments throughout other portions of a company’s capital structure, including subordinated debt, mezzanine debt, and equity or equity-linked securities.

We source these transactions directly with issuers and in the secondary markets through relationships with industry professionals.

Great Elm Capital Management, LLC

We are managed by GECM, whose investment team has an aggregate of more than 100 years of experience in financing and investing in leveraged middle-market companies. GECM’s team is led by Matt Kaplan, GECM’s Portfolio Manager and our President and Chief Executive Officer. GECM’s investment committee includes Matt Kaplan, Adam M. Kleinman, Jason W. Reese, Nichole Milz and Dan Cubell. Great Elm Group, Inc. (“GEG”) is the parent company of GECM.

GECM has entered into a shared services agreement (the “Shared Services Agreement”) with Imperial Capital Asset Management, LLC (“ICAM”), pursuant to which ICAM makes available to GECM certain back-office employees of ICAM to provide services to GECM in exchange for reimbursement by GECM of the allocated portion of such employees’ time.

We entered into an investment management agreement with GECM, dated as of September 27, 2016, and subsequently amended and restated as of August 1, 2022 (the “Investment Management Agreement”), pursuant to which and subject to the overall supervision of our Board of Directors (the “Board”), GECM provides investment advisory services to GECC. For providing these services, GECM receives a fee from us, consisting of two components: (1) a base management fee and (2) an incentive fee.

The base management fee is calculated at an annual rate of 1.50% based on the average value of our total assets (determined in conformity with generally accepted accounting principles in the United States (“GAAP”) (other than cash or cash equivalents but including assets purchased with borrowed funds or other forms of leverage)) at the end of the two most recently completed calendar quarters. The base management fee is payable quarterly in arrears.

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. One component of the incentive fee is based on income (the “Income Incentive Fee”) and the other component is based on capital gains (the “Capital Gains Incentive Fee”). See “The Company—Investment Management Agreement.”

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Pursuant to the administration agreement, dated as of September 27, 2016 (the “Administration Agreement”), by and between us and GECM, GECM furnishes us with administrative services and we pay GECM our allocable portion of overhead and other expenses incurred by GECM in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs.

Investment Portfolio

The following is a reconciliation of the investment portfolio for the three months ended March 31, 2024 and the year ended December 31, 2023. Investments in short-term securities, including U.S. Treasury Bills and money market mutual funds, are excluded from the table below.

(in thousands)	For the Three Months Ended March 31, 2024	For the Year Ended December 31, 2023
Beginning Investment Portfolio, at fair value	$230,612	$224,957
Portfolio Investments acquired(1)	64,584	226,063
Amortization of premium and accretion of discount, net	604	2,375
Portfolio Investments repaid or sold(2)	(29,289)	(235,570)
Net change in unrealized appreciation (depreciation) on investments	(6,007)	17,485
Net realized gain (loss) on investments	2,356	(4,698)
Ending Investment Portfolio, at fair value	$262,860	$230,612

(1)	Includes new investments, additional fundings (inclusive of those on revolving credit facilities), refinancings, and capitalized payment-in-kind (“PIK”) income.
(2)	Includes scheduled principal payments, prepayments, sales, and repayments (inclusive of those on revolving credit facilities).

The following table shows the fair value of our portfolio of investments by industry as of March 31, 2024 and December 31, 2023 (in thousands):

	March 31, 2024		December 31, 2023
Industry	Investments at Fair Value	Percentage of Fair Value	Investments at Fair Value	Percentage of Fair Value
Specialty Finance	$ 44,586	16.97%	$ 52,322	22.69%
Chemicals	24,192	9.20%	27,023	11.72%
Transportation Equipment Manufacturing	22,735	8.65%	17,261	7.49%
Consumer Products	20,574	7.83%	20,211	8.76%
Insurance	20,012	7.61%	16,026	6.95%
Food & Staples	12,645	4.81%	7,199	3.12%
Technology	12,625	4.80%	7,342	3.18%
Shipping	12,556	4.78%	11,724	5.08%
Oil & Gas Exploration & Production	11,906	4.53%	11,420	4.95%
Structured Finance	10,840	4.12%	—	—%
Closed-End Fund	10,409	3.96%	6,770	2.94%
Metals & Mining	10,257	3.90%	9,538	4.14%
Internet Media	9,852	3.75%	13,732	5.95%
Energy Services	6,712	2.55%	6,930	3.01%
Defense	5,915	2.25%	1,945	0.84%
Energy Midstream	4,025	1.53%	1,996	0.87%
Aircraft	3,994	1.52%	3,958	1.72%
Industrial	3,936	1.50%	3,719	1.61%
Casinos & Gaming	3,893	1.48%	4,252	1.84%
Restaurants	3,465	1.32%	3,441	1.49%
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	March 31, 2024		December 31, 2023
Industry	Investments at Fair Value	Percentage of Fair Value	Investments at Fair Value	Percentage of Fair Value

Apparel	2,062	0.78%	2,007	0.87%
Consumer Services	1,831	0.70%	1,742	0.76%
Telecommunications	1,809	0.69%	—	—%
Retail	1,055	0.40%	54	0.02%
Electronics Manufacturing	974	0.37%	—	—%
Total	$ 262,860	100.00%	$ 230,612	100.00%

Risk Factors

Investment in our securities involves a number of significant risks relating to our investments and our business and structure that you should consider before investing in our securities.

Our business is subject to a number of risks and uncertainties, including the following:

•	We face competition for investment opportunities. Limited availability of attractive investment opportunities in the market could cause us to hold a larger percentage of our assets in liquid securities until market conditions improve.
•	Our portfolio is limited in the number of portfolio companies which may subject us to a risk of significant loss if one or more of these companies defaults on its obligations under any of its debt instruments.
•	Our portfolio is concentrated in a limited number of industries, which subjects us to a risk of significant loss if there is a downturn in a particular industry in which a number of our investments are concentrated.
•	Defaults by our portfolio companies may harm our operating results.
•	By investing in companies that are experiencing significant financial or business difficulties, we are exposed to distressed lending risks.
•	Certain of the companies we target may have difficulty accessing the capital markets to meet their future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.
•	Investing in middle market companies involves a high degree of risk and our financial results may be affected adversely if one or more of our portfolio investments defaults on its loans or notes or fails to perform as we expect.
•	An investment strategy that includes privately held companies presents challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns.
•	Investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.
•	Economic recessions or downturns could impair our portfolio companies and harm our operating results.
•	Our failure to maintain our status as a BDC would reduce our operating flexibility.
•	Regulations governing our operations as a BDC affect our ability to raise additional capital and the way in which we do so. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.
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•	We will be subject to corporate level U.S. federal income tax if we are unable to qualify as a RIC under the Code.
•	We may incur additional debt, which could increase the risk in investing in our Company.
•	The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.
•	There are significant potential conflicts of interest that could impact our investment returns.

As a BDC with less than $100 million in annual investment income, we are not subject to the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Some investors may find our securities less attractive because we are not subject to such auditor attestation requirement, which could lead to a less active and more volatile trading market for our securities.

See “Risk Factors” and the other information included in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

Conflicts of Interest

Certain of our executive officers and directors, and the members of the investment committee of GECM, serve or may serve as officers, directors or principals of entities, including ICAM or funds managed by ICAM, that operate in the same or related lines of business as GECC or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. Further, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with GECM and any advisers that may in the future become affiliated with GEG. Our participation in any negotiated co-investment opportunities (other than those in which the only term negotiated is price) with investment funds managed by investment managers under common control with GECM is subject to compliance with the Securities and Exchange Commission (the “SEC”) order dated May 12, 2020 (Release No. 33864) (the “Exemptive Relief Order”). See “Risk Factors—There are significant potential conflicts of interest that could impact our investment returns.”

Although funds managed by GECM may have different primary investment objectives than us, they may from time to time invest in asset classes similar to those we target. GECM is not restricted from raising an investment fund with investment objectives similar to ours. Any such funds may also, from time to time, invest in asset classes similar to those we target. GECM will endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any duties owed to us and such other funds. Nevertheless, it is possible that we may not be given the opportunity to participate in investments made by investment funds managed by investment managers affiliated with GECM. We have received exemptive relief from the SEC that allows us to co-invest, together with other investment vehicles managed by GECM, in specific investment opportunities in accordance with the terms of the Exemptive Relief Order.

We pay management and incentive fees to GECM and reimburse GECM for certain expenses it incurs. In addition, investors in our common stock will invest on a gross basis and receive distributions on a net basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments. GECM’s management fee is based on a percentage of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds and other forms of leverage) and GECM may have conflicts of interest in connection with decisions that could affect our total assets, such as decisions as to whether to incur indebtedness.

The part of the incentive fee payable by us that relates to our pre-incentive fee net investment income is computed on income that may include interest that is accrued but not yet received in cash, but payment is made on such accrual only once corresponding income is received in cash. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible, which would result in the reversal of any previously accrued and unpaid incentive fees.

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The Investment Management Agreement renews for successive annual periods if approved by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. However, we and GECM each have the right to terminate the agreement without penalty upon 60-days’ written notice to the other party. Moreover, conflicts of interest may arise if GECM seeks to change the terms of the Investment Management Agreement, including, for example, the terms for compensation. Except in limited circumstances, any material change to the Investment Management Agreement must be submitted to our stockholders for approval under the Investment Company Act, and we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the agreement.

As a result of the arrangements described above, there may be times when our management team has interests that differ from those of our stockholders, giving rise to a conflict.

Our stockholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual stockholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of disposition of our investments. As a consequence, conflicts of interest may arise in connection with decisions we make, including with respect to the nature or structuring of our investments, that may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders’ individual tax situations. In selecting and structuring investments appropriate for us, GECM will consider our investment and tax objectives and our stockholders, as a whole, not the investment, tax or other objectives of any stockholder individually.

We may also have conflicts of interest arising out of the investment advisory activities of GECM. GECM may in the future manage other investment funds, accounts or investment vehicles that invest or may invest in assets eligible for purchase by us. To the extent that we compete with entities managed by GECM or any of its affiliates for a particular investment opportunity, GECM will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal investment allocation policies, (2) the requirements of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and (3) restrictions under the Investment Company Act regarding co-investments with affiliates, including the requirements of the Exemptive Relief Order.

Our Corporate Information

Our and GECM’s offices are located at 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410. Our phone number is (617) 375-3006. We maintain a website located at http://www.greatelmcc.com. Information on our website is not incorporated into or a part of this prospectus supplement.

Recent Developments

Distribution

Our Board set the distribution for the quarter ending June 30, 2024 at a rate of $0.35 per share. The full amount of each distribution will be from distributable earnings. The schedule of distribution payments will be established by GECC pursuant to authority granted by our Board. The distribution will be paid in cash.

Notes Issuance

On April 17, 2024, we issued $30.0 million in aggregate principal amount of the Outstanding Notes with an underwriters’ over-allotment option to purchase an additional $4.5 million in aggregate principal amount of the Outstanding Notes. The underwriters exercised their over-allotment option in full, and on April 25, 2024, we issued an additional $4.5 million in aggregate principal amount of the Outstanding Notes.

Joint Venture

On April 23, 2024, we, Green SPE, LLC (“Green”) and CLO Formation JV, LLC (the “JV”) entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of the JV, pursuant to which the Company owns 75% of the membership interests in the JV and Green owns 25% of the membership interests in

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the JV. The JV was formed to make investments in collateralized loan obligation entities and related warehouse facilities.

Private Placement

On June 21, 2024, we entered into a Share Purchase Agreement with Prosper Peak Holdings, LLC (“PPH”), pursuant to which PPH purchased, and we issued, 997,506 shares of our common stock, par value $0.01, at a price of $12.03 per share, which represented our net asset value per share as of June 21, 2024, for an aggregate purchase price of approximately $12 million.

PPH is a special purpose vehicle which is owned 25% by GEG. GECM, the investment manager of GECC, is a wholly-owned subsidiary of GEG.

The common stock was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

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Financial Highlights

Information regarding our financial highlights for the fiscal years ended December 31, 2023, 2022, 2021, 2020, 2019, 2018, 2017 and 2016 is incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024. Information regarding our financial highlights for the fiscal years ended December 31, 2023, 2022, 2021, 2020 and 2019 has been audited by Deloitte & Touche LLP, an independent registered public accounting firm whose report thereon is incorporated by reference in this prospectus supplement under the heading “Independent Registered Public Accounting Firm” from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024. Information regarding our financial highlights for the three months ended March 31, 2024 is incorporated by reference herein from our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed on May 2, 2024.

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The Offering

This section outlines the specific legal and financial terms of the Additional Notes. You should read this section together with the more general description of the Additional Notes under the heading “Description of the Notes” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the indenture governing the Additional Notes.

Issuer	Great Elm Capital Corp.
Title of the Securities	8.50% Notes due 2029
Aggregate Principal Amount Offered

$22,000,000 of the Additional Notes, which will constitute an additional issuance of our 8.50% Notes due 2029, $34,500,000 aggregate principal amount of which has been previously issued and is outstanding. The Additional Notes will become part of the same series as the Outstanding Notes for all purposes under the indenture governing the Notes.

The Additional Notes will be identical to the Outstanding Notes, other than with respect to the date of issuance and issue price. The Additional Notes will have the same CUSIP numbers and ISINs as, and are expected to be fungible for U.S. federal income tax purposes and trade interchangeably with, the Outstanding Notes.

Public Offering Price	$24.45 per Additional Note
Principal Payable at Maturity	100% of the aggregate principal amount; the principal amount of each Additional Note will be payable on its stated maturity date at the office of the Trustee, Paying Agent, and Security Registrar for the Additional Notes or at such other office in New York, New York as we may designate.
Type of Note	Fixed-rate note
Interest Rate	8.50% per year
Day Count Basis	360-day year of twelve 30-day months
Original Issue Date	July 9, 2024
Stated Maturity Date	April 30, 2029
Date Interest Starts Accruing	June 30, 2024
Interest Payment Dates	Each March 31, June 30, September 30 and December 31, beginning September 30, 2024. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
Interest Periods	The initial interest period will be the period from, and including, June 30, 2024, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.
Regular Record Dates for Interest	Each March 15, June 15, September 15 and December 15, beginning September 15, 2024.
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Specified Currency	United States Dollars
Place of Payment	New York, New York and/or such other places that may be specified in the indenture or a notice to holders.
Ranking of Notes

The Additional Notes will be our direct unsecured obligations and will rank:

•   pari passu, or equal, with our existing and future unsecured indebtedness, including, without limitation, the $45.6 million in aggregate principal amount of 6.75% unsecured notes that mature on January 31, 2025 (the “GECCM Notes”), the $57.5 million in aggregate principal amount of 5.875% unsecured notes that mature on June 30, 2026 (the “GECCO Notes”), the $40 million in aggregate principal amount of 8.75% unsecured notes that mature on September 30, 2028 (the “GECCZ Notes”) and the $34.5 million in aggregate principal amount of the Outstanding Notes;

•    effectively subordinated to all of our existing and future secured indebtedness, including any amounts outstanding under the Loan, Guarantee and Security Agreement, as amended (the “Loan Agreement”), with City National Bank (“CNB”) and any indebtedness that is initially unsecured to which we subsequently grant security, to the extent of the value of the assets securing such indebtedness (as of March 31, 2024, there were $5.0 million in borrowings outstanding under the Loan Agreement, which were repaid on April 15, 2024, leaving no borrowings outstanding under the Loan Agreement);

•    structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries; and

•    senior to any of our future indebtedness that expressly provides it is subordinated to the Notes.

Effective subordination means that in any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

Listing	The Additional Notes will be listed on Nasdaq under the symbol “GECCI.”
Denominations	We will issue the Additional Notes in denominations of $25 and integral multiples of $25 in excess thereof.
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Business Day	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are authorized or required by law or executive order to close.
Optional Redemption

The Notes may be redeemed in whole or in part at any time or from time to time at our option on or after April 30, 2026 upon not less than 30 days’ nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes.

Any exercise of our option to redeem the Notes will be done in compliance with the Investment Company Act to the extent applicable.

If we redeem only some of the Notes, Equiniti Trust Company, LLC (the “Trustee”) or, with respect to global securities, The Depositary Trust Company (“DTC”) will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture governing the Notes, and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed, in such case, to the extent applicable. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

Sinking Fund

The Notes are not subject to any sinking fund.

A sinking fund is a fund established by us by periodically setting aside money for the gradual repayment of a debt. No amounts will be set aside for the express purpose of repayment of principal and any unpaid interest on the Notes, and repayment of the Notes will depend upon our financial condition as of the maturity date of the Notes.

Repayment at Option of Holders	Holders do not have the option to have the Notes repaid prior to the stated maturity date.
Defeasance

The Notes are subject to defeasance by us.

“Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions required under the indenture relating to the Notes, we will be deemed to have been discharged from our obligations under the indenture relating to the Notes. We are under no obligation to exercise any rights of defeasance.

Covenant Defeasance	The Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying conditions similar to those for defeasance, we would be
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released from certain covenants under the indenture relating to the Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the Notes could not be accelerated for any reason, the holders of Notes nonetheless would be guaranteed to receive the principal and interest owed to them. We are under no obligation to exercise any rights of covenant defeasance.
Form of Notes	The Additional Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Additional Notes. Beneficial interests in the Additional Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Additional Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC. See “Description of the Notes—Book-Entry Procedures.”
Trustee, Paying Agent, and Security Registrar	Equiniti Trust Company, LLC
Events of Default

You will have rights if an Event of Default occurs with respect to the Notes and is not cured.

The term “Event of Default” in respect of the Notes means any of the following:

•   We do not pay the principal of any Note when due and payable.

•   We do not pay interest on any Note when due, and such default is not cured within 30 days.

•   We remain in breach of any other covenant with respect to the Notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25% of the principal amount of the Notes.

•   We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 90 days.

•   If, pursuant to Sections 18(a)(1)(c)(ii) and 61 of the Investment Company Act, or any successor provisions thereto of the Investment Company Act, on the last business day of each of 24 consecutive calendar months, the Notes have an asset coverage (as such term is used in the Investment Company Act) of less than 100%, as such obligation may be amended or superseded but giving effect to any exemptive relief that may be granted to us by the SEC.

Other Covenants	In addition to any covenants described elsewhere in this prospectus supplement, the following covenants shall apply to the Notes:
• We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1) (A) as modified by Sections 61(a)(1) and (2) of the
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     Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded but giving effect to any exemptive relief that may be granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the Investment Company Act, equals at least 150% after such borrowings. See “Risk Factors—Risks Relating to Indebtedness—Incurring additional indebtedness could increase the risk in investing in our Company.”

•   We agree that for the period of time during which the Notes are outstanding, we will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the Investment Company Act) of at least the threshold specified in pursuant to Section 18(a)(1)(B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded (regardless of whether we are subject thereto), after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, (i) to any exemptive relief granted to us by the SEC and (ii) to any no-action relief granted by the SEC to another BDC (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act, as such obligation may be amended or superseded, in order to maintain such BDC’s status as a RIC under Subchapter M of the Code.

•   If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP.

Notwithstanding the restrictions on indebtedness and dividends described above, the indenture under which the Additional Notes will be issued may not prohibit us from paying distributions to our stockholders if we incur indebtedness in excess of the limits set forth in Sections 61(a)(1) and (2) of the Investment Company Act or any successor provision if we determine that such indebtedness, which may include indebtedness under a bank credit facility, is not a “senior security” for purposes of determining asset coverage under the Investment Company Act.

Further Issuances	We have the ability to issue additional debt securities under the indenture with terms different from the Notes and, without consent of the holders
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thereof, to reopen the Notes and issue additional Notes. If we issue additional debt securities, these additional debt securities could have a lien or other security interest that results in such debt securities being effectively senior to the Notes.
Global Clearance and Settlement Procedures	Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of GECC, the Trustee or the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Use of Proceeds	We expect to use the net proceeds of this offering for general corporate purposes, including making investments consistent with our investment objective. We may also elect to (i) redeem or repurchase a portion of our outstanding $45.6 million aggregate principal amount of the GECCM Notes; (ii) redeem or repurchase a portion of our outstanding $57.5 million aggregate principal amount of the GECCO Notes; (iii) repurchase a portion of our outstanding $40.0 million aggregate principal amount of the GECCZ Notes; or (iv) repay all or a portion of any borrowings that may be outstanding under the Loan Agreement with proceeds of this offering. See “Use of Proceeds.”
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Risk Factors

Investing in our securities involves a number of significant risks. Before you invest in the Additional Notes, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus supplement, before you decide whether to make an investment in the Additional Notes. These are not the only risks we face. The risks described below, as well as additional risks and uncertainties presently unknown by us or currently not deemed significant, could negatively affect our business, financial condition and results of operations and the value of the Additional Notes and our ability to perform our obligations under the Additional Notes. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, our net asset value (“NAV”) and the trading price of our securities could decline, and you may lose all or part of your investment.

Risk Factors Related to the Notes and the Offering

The Additional Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.

The Additional Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Additional Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have currently incurred or may incur in the future, including under the Loan Agreement, and any indebtedness that is initially unsecured to which we subsequently grant security, to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of March 31, 2024, there were $5.0 million in borrowings outstanding under the Loan Agreement, which were repaid on April 15, 2024, leaving no borrowings outstanding under the Loan Agreement.

The Additional Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of GECC and not of any of our subsidiaries. None of our subsidiaries are guarantors of the Notes and the Notes are not required to be guaranteed by any subsidiary we may acquire or create in the future. Any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Additional Notes will be structurally subordinated to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. Although our subsidiaries currently do not have any indebtedness outstanding, they may incur substantial indebtedness in the future, all of which would be structurally senior to the Notes.

The indenture under which the Additional Notes will be issued contains limited protection for holders of the Notes.

The indenture under which the Additional Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. The indenture and the Additional Notes will not place any restrictions on our or our subsidiaries’ ability to:

•	issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness
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or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Sections 61(a)(1) and (2) of the Investment Company Act or any successor provisions;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes, except that we have agreed that for the period of time during which the Notes are outstanding, we will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the Investment Company Act) of at least the threshold specified in pursuant to Section 18(a)(1)(B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded (regardless of whether we are subject thereto), after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, (i) to any exemptive relief granted to us by the SEC and (ii) to any no-action relief granted by the SEC to another BDC (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act, as such obligation may be amended or superseded, in order to maintain such BDC’s status as a RIC under Subchapter M of the Code;
•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•	enter into transactions with affiliates;
•	create liens (including liens on the stock of our subsidiaries) or enter into sale and leaseback transactions;
•	make investments; or
•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Notwithstanding the restrictions on indebtedness and dividends described above, the indenture under which the Additional Notes will be issued may not prohibit us from paying distributions to our stockholders if we incur indebtedness in excess of the limits set forth in Sections 61(a)(1) and (2) of the Investment Company Act or any successor provision if we determine that such indebtedness, which may include indebtedness under a bank credit facility, is not a “senior security” for purposes of determining asset coverage under the Investment Company Act.

In addition, the indenture will not require us to offer to purchase the Notes in connection with a change of control or any other event.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes if we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity other than as described under “Description of the Notes—Events of Default.” Any such changes could affect the terms of the Notes.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

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Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The indenture under which the Additional Notes will be issued does not contain cross-default provisions. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including our current indebtedness, which is composed of the GECCM Notes, the GECCO Notes, the GECCZ Notes and the Outstanding Notes, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under other debt that we may incur in the future to avoid being in default. If we breach our covenants under other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the other debt, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt. Because any future credit facilities would likely have customary cross-default provisions, if we have a default under the terms of the Notes, the obligations under any future credit facility may be accelerated and we may be unable to repay or finance the amounts due.

We may be subject to certain corporate-level taxes which could adversely affect our cash flow and consequently adversely affect our ability to make payments on the Notes.

We currently are a RIC under Subchapter M of the Code for U.S. federal income tax purposes and intend to continue to qualify each year as a RIC. In order to qualify for tax treatment as a RIC, we generally must satisfy certain source-of-income, asset diversification and distribution requirements. As long as we so qualify, we will not be subject to U.S. federal income tax to the extent that we distribute investment company taxable income and net capital gain on a timely basis.

We may, nonetheless, be subject to certain corporate-level taxes regardless of whether we continue to qualify as a RIC. Additionally, should we fail to qualify as a RIC, we would be subject to corporate-level taxes on all of our taxable income. The imposition of corporate-level taxes could adversely affect our cash flow and consequently adversely affect our ability to make payments on the Notes.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or our securities, if any, could cause the liquidity or market value of the Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Private rating agencies may rate the Notes. An explanation of the significance of ratings may be obtained from any such rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. We do not undertake any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agency if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our company, so warrant.

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The optional redemption provision may materially adversely affect your return on the Notes.

The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option on or after April 30, 2026. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Notes being redeemed.

Our redemption right also may adversely impact your ability to sell the Notes as the optional redemption date or period approaches.

Risks Relating to Our Investments

Our portfolio companies may experience financial distress and our investments in such companies may be restructured.

Our portfolio companies may experience financial distress from time to time. Debt investments in such companies may cease to be income-producing, may require us to bear certain expenses to protect our investment and may subject us to uncertainty as to when, in what manner and for what value such distressed debt will eventually be satisfied, including through liquidation, reorganization or bankruptcy. Any restructuring can fundamentally alter the nature of the related investment, and restructurings may not be subject to the same underwriting standards that GECM employs in connection with the origination of an investment. In addition, we may write-down the value of our investment in any such company to reflect the status of financial distress and future prospects of the business. Any restructuring could alter, reduce or delay the payment of interest or principal on any investment, which could delay the timing and reduce the amount of payments made to us. For example, if an exchange offer is made or plan of reorganization is adopted with respect to the debt securities we currently hold, there can be no assurance that the securities or other assets received by us in connection with such exchange offer or plan of reorganization will have a value or income potential similar to what we anticipated when our original investment was made or even at the time of restructuring. Restructurings of investments might also result in extensions of the term thereof, which could delay the timing of payments made to us, or we may receive equity securities, which may require significantly more of our management’s time and attention or carry restrictions on their disposition.

We face increasing competition for investment opportunities. Limited availability of attractive investment opportunities in the market could cause us to hold a larger percentage of our assets in liquid securities until market conditions improve.

We compete for investments with other BDCs and investment funds (including specialty finance companies, private equity funds, mezzanine funds and small business investment companies), as well as traditional financial services companies such as commercial banks and other sources of funding. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors have a lower cost of capital and access to funding sources that are not available to us, including from the Small Business Administration. In addition, increased competition for attractive investment opportunities allows debtors to demand more favorable terms and offer fewer contractual protections to creditors. Some of our competitors have higher risk tolerances or different risk assessments than we do. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to offer. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant part of our competitive advantage stems from the fact that the market for investments in lower middle-market companies is underserved by traditional commercial banks and other financing sources. A significant increase in the number and/or the size of our competitors in this target market would force us to accept less attractive investment terms. GECM may, at its discretion, decide to pursue such opportunities if it believes that they are in our best interest; however, GECM may decline to pursue available investment opportunities that, although otherwise consistent with our investment policies and objectives, in GECM’s view present unacceptable risk/return profiles. Under such circumstances, we may hold a larger percentage of our assets in liquid securities until market conditions improve in order to avoid having assets remain uninvested. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the Investment Company Act imposes on us as a BDC. We believe that competitors will make first and second-lien

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loans with interest rates and returns that are lower than the rates and returns that we target. Therefore, we do not seek to compete solely on the interest rates and returns offered to prospective portfolio companies.

We are invested in a limited number of portfolio companies which may subject us to a risk of significant loss if one or more of these companies defaults on its obligations under any of its debt instruments.

Our portfolio is likely to hold a limited number of portfolio companies. Beyond the asset diversification requirements associated with qualifying as a RIC, we do not have fixed guidelines for diversification, and our investments are likely to be concentrated in relatively few companies. As our portfolio is less diversified than the portfolios of some funds, we are more susceptible to failure if a single investment fails. Similarly, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment.

Our portfolio is subject to change over time and may be concentrated in a limited number of industries, which subjects us to a risk of significant loss if there is a downturn in a particular industry in which a number of our investments are concentrated.

Our portfolio is likely to be concentrated in a limited number of industries. A downturn in any particular industry in which we are invested could significantly impact our aggregate realized returns.

In addition, we may from time to time invest a relatively significant percentage of our portfolio in industries in which GECM does not necessarily have extensive historical research coverage. If an industry in which we have significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of our investment portfolio could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.

Any unrealized losses we experience in our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

As a BDC, we are required to carry our investments at fair value as determined in good faith by our Board. Decreases in the fair values of our investments are recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected investments. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our returns on equity.

We are subject to the risk that investments intended to be held over long periods are, instead, repaid prior to maturity. When this occurs, we will generally reinvest these proceeds in temporary investments, repay debt or repurchase our common stock, depending on expected future investment opportunities. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elects to prepay amounts owed by them.

We are not in a position to exercise control over certain of our portfolio companies or to prevent decisions by management of such portfolio companies that could decrease the value of our investments.

Although we may be deemed, under the Investment Company Act, to control certain of our portfolio companies because we own more than 25% of the common equity of those portfolio companies, we generally do not hold controlling equity positions in our portfolio companies. As a result, we are subject to the risk that a portfolio company may make business decisions with which we disagree, and that the management and/or stockholders of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity investments that we hold in certain of our portfolio companies, we may not be able to dispose of such investments if we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of such investments.

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We have made, and in the future intend to pursue additional, investments in specialty finance businesses, which may require reliance on the management teams of such businesses.

We have made, and may make additional, investments in companies and operating platforms that originate and/or service commercial specialty finance businesses, including factoring, equipment finance, inventory leasing, merchant cash advance and hard money real estate lending and may also invest directly (including via participation) in the investments made by such businesses. The form of investment may vary and may require reliance on management teams to provide the resources necessary to originate new receivables, manage portfolios of performing receivables, and work-out portfolios of stressed or non-performing receivables.

Defaults by our portfolio companies may harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of our investments and foreclosure on our secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of financial covenants, with a defaulting portfolio company. If any of these occur, it could materially and adversely affect our operating results and cash flows.

If we invest in companies that experience significant financial or business difficulties, we may be exposed to certain distressed lending risks.

As part of our lending activities, we may purchase notes or loans from companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure you that we will correctly evaluate the value of the assets collateralizing our investments or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a portfolio company, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the investment advanced by us to the borrower.

Certain of the companies in which we invest may have difficulty accessing the capital markets to meet their future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Senior Secured Loans and Notes. There is a risk that the collateral securing our loans and notes may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital, and, in some circumstances, our lien could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan or note. Consequently, the fact that a loan or note is secured does not guarantee that we will receive principal and interest payments according to the loan’s or note’s terms, or at all, or that we will be able to collect on the loan or note should we be forced to enforce our remedies.

Mezzanine Loans. Our mezzanine debt investments will be generally subordinated to senior loans and will be generally unsecured. As such, other creditors may rank senior to us in the event of an insolvency, which could likely result in a substantial or complete loss on such investment in the case of such insolvency. This may result in an above average amount of risk and loss of principal.

Unsecured Loans and Notes. We may invest in unsecured loans and notes. If the issuer defaults or has an event of insolvency, other creditors may rank senior, be structurally senior or have lien protection that effectively renders their claim superior to our rights under our unsecured notes or loans, which could likely result in a substantial or complete loss on such investment in the case of such insolvency. This may result in an above average amount of risk and loss of principal.

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Unfunded Commitments. From time to time, we purchase revolving credit loans with unfunded commitments in the ordinary course of business. In the event multiple borrowers of such revolving credit loans were to draw these commitments at the same time, including during a market downturn, it could have an adverse impact on our cash reserves and liquidity position at a time when it may be more difficult for us to sell other assets.

Equity Investments. When we invest in senior secured loans or mezzanine loans, we may acquire equity securities, including warrants, as well. In addition, we may invest directly in the equity securities of portfolio companies. The equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

In addition, investing in middle-market companies involves a number of significant risks, including:

•	these companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;
•	they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;
•	they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on you;
•	they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, directors and GECM may be named as defendants in litigation arising from our investments in the portfolio companies;
•	they may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity; and
•	a portion of our income may be non-cash income, such as contractual PIK interest, which represents interest added to the debt balance and due at the end of the instrument’s term, in the case of loans, or issued as additional notes in the case of bonds. Instruments bearing PIK interest typically carry higher interest rates as a result of their payment deferral and increased credit risk. When we recognize income in connection with PIK interest, there is a risk that such income may become uncollectable if the borrower defaults.

Investing in middle-market companies involves a high degree of risk and our financial results may be affected adversely if one or more of our portfolio investments defaults on its loans or notes or fails to perform as we expect.

A portion of our portfolio consists of debt and equity investments in privately owned middle-market companies. Investing in middle-market companies involves a number of significant risks. Compared to larger publicly owned companies, these middle-market companies may be in a weaker financial position and experience wider variations in their operating results, which may make them more vulnerable to economic downturns and other business disruptions. Typically, these companies need more capital to compete; however, their access to capital is limited and their cost of capital is often higher than that of their competitors. Our portfolio companies face intense competition from larger companies with greater financial, technical and marketing resources and their success typically depends on the managerial talents and efforts of an individual or a small group of persons. Therefore, the loss of any of their key employees, as well as increased competition in the labor market, could affect a portfolio company’s ability to compete effectively and harm its financial condition. Further, some of these companies conduct business in regulated industries that are susceptible to regulatory changes. These factors could impair the

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cash flow of our portfolio companies and result in other events, such as bankruptcy. These events could limit a portfolio company’s ability to repay its obligations to us. Deterioration in a borrower’s financial condition and prospects may be accompanied by deterioration in the value of the loan’s collateral and the fair market value of the loan.

Most of the loans in which we invest are not structured to fully amortize during their lifetime. In order to create liquidity to pay the final principal payment, borrowers typically must raise additional capital or sell their assets, which could potentially result in the collateral being sold for less than its fair market value. If they are unable to raise sufficient funds to repay us, the loan will go into default, which will require us to foreclose on the borrower’s assets, even if the loan was otherwise performing prior to maturity. This will deprive us from immediately obtaining full recovery on the loan and prevent or delay the reinvestment of the loan proceeds in other, more profitable investments. Moreover, there are no assurances that any recovery on such loan will be obtained. Most of these companies cannot obtain financing from public capital markets or from traditional credit sources, such as commercial banks. Accordingly, loans made to these types of companies pose a higher default risk than loans made to companies that have access to traditional credit sources.

An investment strategy that includes privately held companies presents challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns.

We invest in privately held companies. Generally, little public information exists about these companies, and we are required to rely on GECM’s or our specialty finance partners’ ability to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and may lose money on our investments. Also, privately held companies frequently have less diverse product lines and smaller market presence than larger competitors. These factors could adversely affect our investment returns as compared to companies investing primarily in the securities of public companies.

We are exposed to risks relating to our specialty finance products.

There is no guarantee that our controls to monitor and detect fraud with respect to our specialty finance business will be effective and, as a result, we could face exposure to the credit risk associated with such products. With respect to our asset-based loans, we generally limit our lending to a percentage of the customer’s borrowing base assets that we believe can be readily liquidated in the event of financial distress of the borrower. With respect to our factoring products, we purchase the underlying invoices of our customers and become the direct payee under such invoices, thus transferring the credit risk in such transactions from our customers to the underlying account debtors on such invoices. In the event one or more of our customers fraudulently represents the existence or valuation of borrowing base assets in the case of an asset-based loan, or the existence or validity of an invoice we purchase in the case of a factoring transaction, we may advance more funds to such customer than we otherwise would and lose the benefit of the structural protections of our products with respect to such advances. In such event we could be exposed to material additional losses with respect to such loans or factoring products.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or in some cases senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invested. Also, in insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

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Even though we may have structured investments as secured investments, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, and based upon principles of equitable subordination as defined by existing case law, a bankruptcy court could subordinate all or a portion of our claim to that of other creditors and transfer any lien securing such subordinated claim to the bankruptcy estate. The principles of equitable subordination defined by case law have generally indicated that a claim may be subordinated only if its holder is guilty of misconduct or where the senior investment is re-characterized as an equity investment and the senior lender has actually provided significant managerial assistance to the bankrupt debtor. We may also be subject to lender liability claims for actions taken by us with respect to a borrower’s business or instances where we exercise control over the borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken in rendering managerial assistance or actions to compel and collect payments from the borrower outside the ordinary course of business. To the extent GECC provides significant managerial assistance to the portfolio companies, this risk is exacerbated.

Second priority liens on collateral securing loans and notes that we invest in may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

We may purchase loans or notes that are secured by a second priority security interest in the same collateral pledged by a portfolio company to secure senior debt owed by the portfolio company to commercial banks or other traditional lenders. Often the senior lender has procured covenants from the portfolio company prohibiting the incurrence of additional secured debt without the senior lender’s consent. Prior to and as a condition of permitting the portfolio company to borrow money from us secured by the same collateral pledged to the senior lender, the senior lender will require assurances that it will control the disposition of any collateral in the event of bankruptcy or other default. In many such cases, the senior lender will require us or the indenture trustee to enter into an “intercreditor agreement” prior to permitting the portfolio company to borrow. Typically the intercreditor agreements expressly subordinate our second lien debt instruments to those held by the senior lender and further provide that the senior lender shall control: (1) the commencement of foreclosure or other proceedings to liquidate and collect on the collateral; (2) the nature, timing and conduct of foreclosure or other collection proceedings; (3) the amendment of any collateral document; (4) the release of the security interests in respect of any collateral; and (5) the waiver of defaults under any security agreement. Because of the control we may cede to senior lenders under intercreditor agreements we may enter, we may be unable to realize the proceeds of any collateral securing some of our loans and notes.

The reference rates for our loans may be manipulated or changed.

Actions by market participants or by government agencies, including central banks, may affect prevailing interest rates and the reference rates for loans to our portfolio companies. Actions by governments may create inflation in asset prices that over-state the value of our portfolio companies and their assets and drive cycles of capital market activities (like mergers and acquisitions) at a rate and at prices in excess of those that would prevail in an unaffected market.

We cannot assure you that actions by market participants or by government agencies will not materially adversely affect trading markets or our portfolio companies or us or our and our portfolio companies’ respective business, prospects, financial condition or results of operations.

We may mismatch the interest rate and maturity exposure of our assets and liabilities.

Our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. We cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates, our cost of funds could increase, which could reduce our net investment income. Typically, our fixed-rate investments are financed primarily with equity and/or long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. Such techniques may include various interest rate hedging activities to the extent permitted by the Investment Company Act. If we do not implement these techniques properly, we could experience losses on our hedging positions, which could be material.

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If interest rates fall, our portfolio companies are likely to refinance their obligations to us at lower interest rates. Our proceeds from these refinancings are likely to be reinvested at lower interest rates than our refinanced loans resulting in a material decrease in our net investment income.

We may not realize gains from our equity investments.

Our portfolio may include common stock, warrants or other equity securities. We may also take back equity securities in exchange for our debt investments in workouts of troubled investments. Investments in equity securities involve a number of significant risks, including the risk of further dilution as a result of additional issuances, inability to access additional capital and failure to pay current distributions. Investments in preferred securities involve special risks, such as the risk of deferred distributions, credit risk, illiquidity and limited voting rights. In addition, we may from time to time make non-control, equity investments in portfolio companies. The equity interests we invest in may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We may seek puts or similar rights to give it the right to sell our equity securities back to the portfolio company. We may be unable to exercise these put rights if the issuer is in financial distress or otherwise lacks sufficient liquidity to purchase the underlying equity investment.

Investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates investments in debt securities of foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. Such investments will generally not represent “qualifying assets” under Section 55(a) of the Investment Company Act.

Any investments denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we offer no assurance that we will, in fact, hedge currency risk, or that if it does, such strategies will be effective.

We may hold a significant portion of our portfolio assets in cash, cash equivalents, money market mutual funds, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less, which may have a negative impact on our business and operations.

We may hold a significant portion of our portfolio assets in cash, cash equivalents, money market mutual funds, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less for many reasons, including, among others:

•	as part of GECM’s strategy in order to take advantage of investment opportunities as they arise;
•	when GECM believes that market conditions are unfavorable for profitable investing;
•	when GECM is otherwise unable to locate attractive investment opportunities;
•	as a defensive measure in response to adverse market or economic conditions; or
•	to meet RIC qualification requirements.
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We may also be required to hold higher levels of cash, money market mutual funds or other short-term securities in order to pay our expenses or make distributions to stockholders in the ordinary course of business given the relatively high percentage of our total investment income represented by non-cash income, including PIK income and accretion of original issue discount (“OID”). During periods when we maintain exposure to cash, money market mutual funds, or other short-term securities, we may not participate in market movements to the same extent that it would if we were fully invested, which may have a negative impact on our business and operations and, accordingly, our returns may be reduced.

Risks Relating to Our Business and Structure

Capital markets experience periods of disruption and instability. These market conditions have historically materially and adversely affected debt and equity capital markets in the United States and abroad, which had, and may in the future have, a negative impact on our business and operations.

The global capital markets are subject to disruption which may result from, among other things, a lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market or the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, such events have historically materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. Equity capital may be difficult to raise because, as a BDC, we are generally not able to issue additional shares of our common stock at a price less than NAV. In addition, our ability to incur indebtedness or issue preferred stock is limited by applicable regulations such that our asset coverage, as defined in the Investment Company Act, must equal at least 150% immediately after each time we incur indebtedness or issue preferred stock. The debt capital that may be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future. Any inability to raise capital could have a negative effect on our business, financial condition and results of operations.

Market conditions may in the future make it difficult to extend the maturity of or refinance our existing indebtedness, and any failure to do so could have a material adverse effect on our business. The expected illiquidity of our investments may make it difficult for us to sell such investments if required. As a result, we may realize significantly less than the value at which we have recorded our investments.

In addition, significant changes in the capital markets, including recent volatility and disruption, have had, and may in the future have, a negative effect on the valuations of our investments and on the potential for liquidity events involving our investments. An inability to raise capital, and any required sale of our investments for liquidity purposes, could have a material adverse impact on our business, financial condition and results of operations.

We may experience fluctuations in our quarterly results.

Our quarterly operating results will fluctuate due to a number of factors, including the level of expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. Our quarterly operating results will also fluctuate due to a number of other factors, including the interest rates payable on the debt investments we make and the default rates on such investments. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Our success depends on the ability of our investment adviser to attract and retain qualified personnel in a competitive environment.

Our growth requires that GECM retain and attract new investment and administrative personnel in a competitive market. GECM’s ability to attract and retain personnel with the requisite credentials, experience and skills depends on several factors, including, but not limited to, its ability to offer competitive wages, benefits and professional growth opportunities. Many of the entities, including investment funds (such as private equity funds and mezzanine funds) and traditional financial services companies, which compete for experienced personnel with GECM, have greater resources than GECM.

Our ability to grow depends on our ability to raise equity capital and/or access debt financing.

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We intend to periodically access the capital markets to raise cash to fund new investments. We expect to continue to elect to be treated as a RIC and operate in a manner so as to qualify for the U.S. federal income tax treatment applicable to RICs. Among other things, in order to maintain our RIC status, we must distribute to our stockholders on a timely basis generally an amount equal to at least 90% of our investment company taxable income (as defined by the Code), and, as a result, such distributions will not be available to fund new investments. As a result, we must borrow from financial institutions or issue additional securities to fund our growth. Unfavorable economic or capital market conditions, including interest rate volatility, may increase our funding costs, limit our access to the capital markets or could result in a decision by lenders not to extend credit to us. There has been and will continue to be uncertainty in the financial markets in general. An inability to successfully access the capital or credit markets for either equity or debt could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

If the fair value of our assets declines substantially, we may fail to maintain the asset coverage ratios imposed upon us by the Investment Company Act or our lenders. Any such failure, or a tightening or general disruption of the credit markets, would affect our ability to issue senior securities, including borrowings, and pay dividends or other distributions, which could materially impair our business.

In addition, with certain limited exceptions we are only allowed to borrow or issue debt securities or preferred stock such that our asset coverage, as defined in the Investment Company Act, equals at least 150% immediately after such borrowing, which, in certain circumstances, may restrict our ability to borrow or issue debt securities or preferred stock. The amount of leverage that we may employ will depend on GECM’s and our Board’s assessments of market and other factors at the time of any proposed borrowing or issuance of debt securities or preferred stock. We cannot assure you that we will be able to obtain lines of credit at all or on terms acceptable to us.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

The economy is subject to periodic downturns that, from time to time, result in recessions or more serious adverse macroeconomic events. Our portfolio companies are susceptible to economic slowdowns or recessions and may be unable to repay loans or notes during these periods. Therefore, our non-performing assets may increase and the value of our portfolio may decrease during these periods as we are required to record the market value of our investments. Adverse economic conditions may also decrease the value of collateral securing some of our investments and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants in its agreements with us or other lenders could lead to defaults and, potentially, acceleration of the time when the debt obligations are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that we hold. We may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we actually provided significant managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to that of other creditors.

Global economic, political and market conditions may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.

The condition of the global financial market, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the U.S. and worldwide financial markets, may cause economic uncertainties or deterioration in the United States and worldwide, and may subject our investments to heightened risks.

These heightened risks could also include to: increased risk of default; greater social, trade, economic and political instability (including the risk of war or terrorist activity); greater governmental involvement in the economy; greater governmental supervision and regulation of the securities markets and market participants resulting in increased expenses related to compliance; greater fluctuations in currency exchange rates; controls or restrictions on foreign

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investment and/or trade, capital controls and limitations on repatriation of invested capital and on the ability to exchange currencies; inability to purchase and sell investments or otherwise settle transactions (i.e., a market freeze); and unavailability of hedging techniques. During times of political uncertainty and/or change, global markets often become more volatile. Markets experiencing political uncertainty and/or change could have substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates typically have negative effects on such countries’ economies and markets. Tax laws could change materially, and any changes in tax laws could have an unpredictable effect on us, our investments and our investors.

Our debt investments may be risky, and we could lose all or part of our investments.

Our debt portfolios, including those held by our specialty finance companies, are subject to credit and interest rate risk. “Credit risk” refers to the likelihood that an issuer will default in the payment of principal and/or interest on an instrument. Financial strength and solvency of an issuer are the primary factors influencing credit risk. In addition, subordination, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument, and securities which are rated by rating agencies are often reviewed and may be subject to downgrade. “Interest rate risk” refers to the risks associated with market changes in interest rates. Factors that may affect market interest rates include, without limitation, inflation, slow or stagnant economic growth or recession, unemployment, money supply and the monetary policies of the Federal Reserve Board and central banks throughout the world, international disorders and instability in domestic and foreign financial markets. The Federal Reserve Board has since raised the federal funds rate and may raise, maintain or lower the federal funds rate in the future. These developments, along with domestic and international debt and credit concerns, could cause interest rates to be volatile, which may negatively impact our ability to access the debt markets on favorable terms. Interest rate changes may also affect the value of a debt instrument indirectly (especially in the case of fixed rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed-rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments may also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including, among other factors, the index chosen, frequency of reset and reset caps or floors). Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules. We expect that we will periodically experience imbalances in the interest rate sensitivities of our assets and liabilities and the relationships of various interest rates to each other. In a changing interest rate environment, we may not be able to manage this risk effectively, which in turn could adversely affect our performance.

We may acquire other funds, portfolios of assets or pools of debt and those acquisitions may not be successful.

We may acquire other funds, portfolios of assets or pools of debt investments. Any such acquisition program has a number of risks, including among others:

•	management’s attention will be diverted from running our existing business by efforts to source, negotiate, close and integrate acquisitions;
•	our due diligence investigation of potential acquisitions may not reveal risks inherent in the acquired business or assets;
•	we may over-value potential acquisitions resulting in dilution to stockholders, incurrence of excessive indebtedness, asset write downs and negative perception of our common stock;
•	the interests of our existing stockholders may be diluted by the issuance of additional shares of our common stock or preferred stock;
•	we may borrow to finance acquisitions, and there are risks associated with borrowing as described in this prospectus;
•	GECM has an incentive to increase our assets under management in order to increase its fee stream, which may not be aligned with your interests;
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•	we and GECM may not successfully integrate any acquired business or assets; and
•	GECM may compensate the existing managers of any acquired business or assets in a manner that results in the combined company taking on excessive risk.

Our failure to maintain our status as a BDC would reduce our operating flexibility.

We elected to be regulated as a BDC under the Investment Company Act. The Investment Company Act imposes numerous constraints on the operations of BDCs and their external advisers. For example, BDCs are required to invest at least 70% of their gross assets in specified types of securities, primarily in private companies or illiquid U.S. public companies below a certain market capitalization, cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. Furthermore, any failure to comply with the requirements imposed on BDCs by the Investment Company Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, upon approval of a majority of our voting securities (as defined under the Investment Company Act), we may elect to withdraw our status as a BDC. If we decide to withdraw our BDC election, or if we otherwise fail to qualify, or to maintain our qualification, as a BDC, we may be subject to substantially greater regulation under the Investment Company Act as a closed-end management investment company. Compliance with such regulations would significantly decrease our operating flexibility and would significantly increase our costs of doing business.

Regulations governing our operations as a BDC affect our ability to raise additional capital and the way in which we do so. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.

We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, referred to collectively as “senior securities,” up to the maximum amount permitted under the Investment Company Act. Under the provisions of the Investment Company Act applicable to BDCs, we are permitted to issue senior securities (e.g., notes and preferred stock) in amounts such that our asset coverage ratio, as defined in the Investment Company Act, equals at least 150% of gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous. Also, any amounts that we use to service our indebtedness would not be available for distributions to our stockholders. Furthermore, as a result of issuing senior securities, we would also be exposed to typical risks associated with leverage, including an increased risk of loss.

Our Board may change our investment objectives, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

Our Board has the authority to modify or waive our investment objectives, current operating policies, investment criteria and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, NAV and operating results.

We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we may be required to include in income certain amounts before our receipt of the cash attributable to such amounts, such as OID, which may arise if we receive warrants in connection with the making of a loan or possibly in other circumstances, or PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. For example, such OID or increases in loan balances as a result of PIK interest will be included in income before we receive any corresponding cash payments. Also, we may be required to include in income other amounts that we will not receive in cash, including, for example, non-cash income from PIK securities, deferred payment securities and hedging and foreign currency transactions. In addition, we intend to seek debt investments in the secondary market that represent attractive risk-adjusted returns, taking into account both stated interest rates and current market discounts to par value. Such market discount may be included in income before we receive any corresponding cash payments. Certain of our debt investments earn PIK interest.

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Since we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the U.S. federal income tax requirement to distribute generally an amount equal to at least 90% of our investment company taxable income to maintain our status as a RIC. Accordingly, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thus be subject to additional corporate-level income taxes.

However, in order to satisfy the Annual Distribution Requirement (as defined below) for a RIC, we may, but have no current intention to, declare a large portion of a dividend in shares of our common stock instead of in cash. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes.

We may expose ourselves to risks associated with the inclusion of non-cash income prior to receipt of cash.

To the extent we invest in OID instruments, including PIK loans, zero coupon bonds, and debt securities with attached warrants, investors will be exposed to the risks associated with the inclusion of such non-cash income in taxable and accounting income prior to receipt of cash.

The deferred nature of payments on PIK loans creates specific risks. Interest payments deferred on a PIK loan are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the loan. Since the payment of PIK income does not result in cash payments to us, we may also have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations (and thus hold higher cash or cash equivalent balances, which could reduce returns) to pay our expenses or make distributions to stockholders in the ordinary course of business, even if such loans do not default. An election to defer PIK interest payments by adding them to principal increases our gross assets and, thus, increases future base management fees to GECM and, because interest payments will then be payable on a larger principal amount, the PIK election also increases GECM’s future Income Incentive Fees at a compounding rate. The deferral of interest on a PIK loan increases its loan-to-value ratio, which is a measure of the riskiness of a loan.

More generally, market prices of OID instruments are more volatile because they are impacted to a greater extent by interest rate changes than instruments that pay interest periodically in cash. Ordinarily, OID would also create the risk of non-refundable cash payments to GECM based on non-cash accruals that may never be realized; however, this risk is mitigated since the Investment Management Agreement requires GECM to defer any incentive fees on Accrued Unpaid Income (as defined below), the effect of which is that Income Incentive Fees otherwise payable with respect to Accrued Unpaid Income become payable only if, as, when and to the extent cash is received by us or our consolidated subsidiaries in respect thereof.

Additionally, we may be required to make distributions of non-cash income to stockholders without receiving any cash so as to satisfy certain requirements necessary to maintain our RIC status for U.S. federal income tax purposes. Such required cash distributions may have to be paid from the sale of our assets without investors being given any notice of this fact. The required recognition of non-cash income, including PIK and OID interest, for U.S. federal income tax purposes may have a negative impact on liquidity because it represents a non-cash component of our taxable income that must, nevertheless, be distributed to investors to avoid us being subject to corporate level taxation.

We may choose to pay distributions in our own stock, in which case stockholders may be required to pay tax in excess of the cash they receive.

We may distribute a portion of our taxable distributions in the form of shares of our stock. In accordance with certain applicable U.S. Treasury regulations and other related administrative pronouncements issued by the Internal Revenue Service, a RIC may be eligible to treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder is permitted to elect to receive his or her entire distribution in either cash or stock of the RIC, subject to the satisfaction of certain guidelines. If too many stockholders elect to receive cash, each stockholder electing to receive cash must receive a pro rata amount of cash (with the balance of the distribution paid in stock). If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be equal to the amount of cash that could have been received instead of stock. Taxable stockholders receiving such distributions will be required to include the full amount of the

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distribution as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of their share of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be subject to tax with respect to such distributions in excess of any cash received. If a U.S. stockholder sells the stock it receives as a distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distributions, including in respect of all or a portion of such distribution that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on distributions, such sales may put downward pressure on the trading price of our stock.

We may expose our self to risks if we engage in hedging transactions.

If we engage in hedging transactions, we may expose our self to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions increase. It may not be possible to hedge against an exchange rate or interest rate fluctuation that is generally anticipated because we may not be able to enter into a hedging transaction at an acceptable price. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged.

Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

We will be subject to corporate-level U.S. federal income tax if we are unable to qualify as a RIC under the Code.

No assurance can be given that we will be able to qualify for and maintain RIC status. To maintain RIC tax treatment under the Code, we must meet certain annual distribution, source of income and asset diversification requirements.

The Annual Distribution Requirement for a RIC will be satisfied if we distribute to our stockholders on an annual basis at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because we may use debt financing, we may be subject to asset coverage ratio requirements under the Investment Company Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to make the required distributions, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

The source of income requirement will be satisfied if we obtain at least 90% of our income for each year from dividends, interest, gains from the sale of stock or securities or similar sources.

The asset diversification requirement will be satisfied if we meet asset diversification requirements at the end of each quarter of our taxable year. Failure to meet the asset diversification requirements could result in us having to dispose of investments quickly in order to prevent the loss of RIC status. Because most of our investments will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses. Further, the illiquidity of our investments may make them difficult or impossible to dispose of in a timely manner.

If we fail to qualify for RIC tax treatment for any reason and become subject to corporate U.S. federal income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions and the value of our shares of common stock.

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We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business.

Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. We cannot predict with certainty how any changes in the tax laws might affect us, our stockholders, or our portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our stockholders of such qualification, or could have other adverse consequences. Investors are urged to consult with their tax adviser regarding tax legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our securities.

The incentive fee structure and the formula for calculating the management fee may incentivize GECM to pursue speculative investments, advise us to use leverage when it may be unwise to do so, or advise us to refrain from reducing debt levels when it would otherwise be appropriate to do so.

The incentive fee payable by us to GECM creates an incentive for GECM to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such a compensation arrangement. The incentive fee payable to GECM is calculated based on a percentage of our return on invested capital. In addition, GECM’s base management fee is calculated on the basis of our gross assets, including assets acquired through the use of leverage. This may encourage GECM to use leverage to increase the aggregate amount of and the return on our investments, even when it may not be appropriate to do so, and to refrain from reducing debt levels when it would otherwise be appropriate to do so. The use of leverage increases our likelihood of default, which would impair the value of our securities. In addition, GECM will receive the incentive fee based, in part, upon net capital gains realized on our investments. Unlike that portion of the incentive fee based on income, there will be no hurdle rate applicable to the portion of the incentive fee based on net capital gains. As a result, GECM may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in us investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

We may invest in the securities and instruments of other investment companies, including private funds, and we will bear our ratable share of any such investment company’s expenses, including management and performance fees. We will also remain obligated to pay management and incentive fees to GECM with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, each of our stockholders will bear its share of the management and incentive fee payable to GECM, as well as indirectly bearing the management and performance fees and other expenses of any investment companies in which we invest.

In addition, if we purchase our debt instruments and such purchase results in our recording a net gain on the extinguishment of debt for financial reporting and tax purposes, such net gain will be included in our pre-incentive fee net investment income for purposes of determining the Income Incentive Fee payable to GECM under the Investment Management Agreement.

Finally, the incentive fee payable by us to GECM also may create an incentive for GECM to invest on our behalf in instruments that have a deferred interest feature such as investments with PIK provisions. Under these investments, we would accrue the interest over the life of the investment but would typically not receive the cash income from the investment until the end of the term or upon the investment being called by the issuer. Our net investment income used to calculate the income portion of our incentive fee, however, includes accrued interest. The portion of the incentive fee that is attributable to deferred interest, such as PIK, will not be paid to GECM until we receive such interest in cash. Even though such portion of the incentive fee will be paid only when the accrued income is collected, the accrued income is capitalized and included in the calculation of the base management fee. In other words, when deferred interest income (such as PIK) is accrued, a corresponding Income Incentive Fee (if any) is also accrued (but not paid) based on that income. After the accrual of such income, it is capitalized and added to the debt balance, which increases our total assets and thus the base management fee paid following such capitalization. If any such interest is reversed in connection with any write-off or similar treatment of the investment, we will reverse the Income Incentive Fee accrual and an Income Incentive Fee will not be payable with respect to such

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uncollected interest. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible, which would result in the reversal of any previously accrued and unpaid incentive fees.

A general increase in interest rates will likely have the effect of making it easier for GECM to receive incentive fees, without necessarily resulting in an increase in our net earnings.

Given the structure of the Investment Management Agreement, any general increase in interest rates will likely have the effect of making it easier for GECM to meet the quarterly hurdle rate for payment of Income Incentive Fees under the Investment Management Agreement without any additional increase in relative performance on the part of GECM. In addition, in view of the catch-up provision applicable to Income Incentive Fees under the Investment Management Agreement, GECM could potentially receive a significant portion of the increase in our investment income attributable to such a general increase in interest rates. If that were to occur, our increase in net earnings, if any, would likely be significantly smaller than the relative increase in GECM’s Income Incentive Fee resulting from such a general increase in interest rates.

GECM has the right to resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

GECM has the right, under the Investment Management Agreement, to resign at any time upon not more than 60 days’ written notice, whether we have found a replacement or not. If GECM resigns, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption; our financial condition, business and results of operations, as well as our ability to pay distributions are likely to be adversely affected; and the market price of our common stock may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our investment adviser and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective and current investment portfolio may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

We incur significant costs as a result of being a publicly traded company.

As a publicly traded company, we incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act of 2010 and other rules implemented by our government.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies are subject to applicable local, state and federal laws and regulations. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and you, potentially with retroactive effect. Additionally, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy in order to avail ourself of new or different opportunities. Such changes could result in material differences to the strategies and plans and may result in our investment focus shifting from the areas of expertise of GECM to other types of investments in which the investment committee may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations.

There is, and will be, uncertainty as to the value of our portfolio investments.

Under the Investment Company Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined by us in accordance with our written valuation policy,

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with our Board having final responsibility for overseeing, reviewing and approving, in good faith, our estimate of fair value. Often, there will not be a public market for the securities of the privately held companies in which we invest. As a result, we will value these securities on a quarterly basis at fair value based on input from management, third party independent valuation firms and our audit committee, with the oversight, review and approval of our Board. We consult with an independent valuation firm in valuing all securities in which we invest classified as “Level 3,” other than investments which are less than 1% of NAV as of the applicable quarter end.

The determination of fair value and consequently, the amount of unrealized gains and losses in our portfolio, are subjective and dependent on a valuation process approved and overseen by our Board. Factors that may be considered in determining the fair value of our investments include, among others, estimates of the collectability of the principal and interest on our debt investments and expected realization on our equity investments, as well as external events, such as private mergers, sales and acquisitions involving comparable companies. Because such valuations, and particularly valuations of private securities and private companies and small cap public companies, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. Our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty, our fair value determinations may cause our NAV on a given date to materially misstate the value that we may ultimately realize on one or more of our investments. As a result, investors purchasing our securities based on an overstated NAV would pay a higher price than the value of our investments might warrant. Conversely, investors selling securities during a period in which the NAV understates the value of our investments will receive a lower price for their securities than the value of our investments might otherwise warrant.

Our financial condition and results of operations depend on our ability to effectively manage and deploy capital.

Our ability to achieve our investment objective depends on our ability to effectively manage and deploy capital, which depends, in turn, on GECM’s ability to identify, evaluate and monitor, and our ability to finance and invest in, companies that meet our investment criteria.

Accomplishing our investment objective on a cost-effective basis is largely a function of GECM’s handling of the investment process, its ability to provide competent, attentive and efficient services and its access to investments offering acceptable terms. In addition to monitoring the performance of our existing investments, GECM may also be called upon, from time to time, to provide managerial assistance to some of our portfolio companies. These demands on their time may distract them or slow the rate of investment.

Even if we are able to grow and build out our investment operations, any failure to manage our growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Our results of operations will depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions.

We may hold assets in cash or short-term treasury securities in situations where we or GECM expects downward pricing in the high yield market. Our strategic decision not to be fully invested may, from time to time, reduce funds available for distribution and cause downward pressure on the price of our common stock.

The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.

The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an epidemic or pandemic, an industrial accident, a terrorist attack or war, events anticipated or unanticipated in our disaster recovery systems, or a failure in externally provided data systems, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage and retrieval systems or destroy data. Our ability to effectively conduct our business could be severely compromised. The financial markets we operate in are dependent upon third party data systems to link buyers and sellers and provide pricing information.

We depend heavily upon computer systems to perform necessary business functions. Our computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, we expect to experience threats to our data and systems, including malware and

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computer virus attacks, unauthorized access, system failures and disruptions. These failures and disruptions may be more likely to occur as a result of employees working remotely. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss, respectively.

Terrorist attacks, acts of war, natural disasters or an epidemic or pandemic may affect the market for our securities, impact the businesses in which we invest and harm our business, operating results and financial condition.

Terrorist acts, acts of war, natural disasters or an epidemic or pandemic may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts, including, for example, Russia’s February 2022 invasion of Ukraine and conflicts in the Middle East, have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Additionally, a public health epidemic or pandemic poses the risk that we, GECM, our portfolio companies or other business partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that any such event could have on our business, the continued occurrence thereof and the measures taken by the governments of countries affected in response thereto could disrupt the supply chain and the manufacture or shipment of products and adversely impact our business, financial condition or results of operations.

Future terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.

There are significant potential conflicts of interest that could impact our investment returns.

Certain of our executive officers and directors, and members of the investment committee of GECM, serve or may serve as officers, directors or principals of other entities, including ICAM or funds managed by ICAM, and affiliates of GECM and investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our or our stockholders’ best interests or that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. For example, Matt Kaplan, our President and Chief Executive Officer, is a portfolio manager at GECM and a member of its investment committee.

Although funds managed by GECM may have different primary investment objectives than we do, they may from time to time invest in asset classes similar to those targeted by us. GECM is not restricted from raising an investment fund with investment objectives similar to ours. Any such funds may also, from time to time, invest in asset classes similar to those targeted by us. It is possible that we may not be given the opportunity to participate in certain investments made by investment funds managed by investment managers affiliated with GECM. GECC’s participation in any negotiated co-investment opportunities (other than those in which the only term negotiated is price) with investment funds managed by investment managers under common control with GECM is subject to compliance with the Exemptive Relief Order.

We will pay management and incentive fees to GECM, and will reimburse GECM for certain expenses it incurs. In addition, investors in our common stock will invest on a gross basis and receive distributions on a net basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments.

GECM’s management fee is based on a percentage of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) and GECM may have conflicts of interest in connection with decisions that could affect our total assets, such as decisions as to whether to incur indebtedness.

The part of the incentive fee payable by us that relates to our pre-incentive fee net investment income is computed on income that may include interest that is accrued but not yet received in cash, but payment is made on such accrual only once corresponding income is received in cash. If a portfolio company defaults on a loan or note that is

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structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible, which would result in the reversal of any previously accrued and unpaid incentive fees. On April 6, 2022, our Board and the independent directors approved the amendment to the Investment Management Agreement (the “Amendment”) to eliminate $163.2 million of realized and unrealized losses incurred prior to April 1, 2022 from the calculation of the Capital Gains Incentive Fee and reset the Capital Gains Commencement Date (as defined below) and the mandatory deferral commencement date, effectively resetting the incentive fee total return hurdle, which was subsequently approved by our stockholders on August 1, 2022.

The Investment Management Agreement renews for successive annual periods if approved by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. However, both we and GECM have the right to terminate the agreement without penalty upon 60 days’ written notice to the other party. Moreover, conflicts of interest may arise if GECM seeks to change the terms of the Investment Management Agreement, including, for example, the terms for compensation.

Pursuant to the Administration Agreement, we pay GECM our allocable portion of overhead and other expenses incurred by GECM in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs.

As a result of the arrangements described above, there may be times when our management team has interests that differ from those of our stockholders, giving rise to a conflict.

Our stockholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual stockholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of disposition of our investments. As a consequence, conflicts of interest may arise in connection with decisions made by GECM, including with respect to the nature or structuring of our investments, that may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders’ individual tax situations. In selecting and structuring investments appropriate for us, GECM will consider the investment and tax objectives of us and our stockholders, as a whole, not the investment, tax or other objectives of any stockholder individually.

Risks Relating to Indebtedness

We may borrow additional money, which would magnify the potential for loss on amounts invested and may increase the risk of investing with us.

We have existing indebtedness and may in the future borrow additional money, including borrowings under the Loan Agreement, each of which magnifies the potential for loss on amounts invested and may increase the risk of investing with us. Our ability to service our existing and potential future debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. The amount of leverage that we could employ at any particular time will depend on GECM’s and our Board’s assessment of market and other factors at the time of any proposed borrowing.

Borrowings, also known as leverage, magnify the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in our securities. Holders of such debt securities would have fixed dollar claims on our consolidated assets that would be superior to the claims of our common stockholders or any preferred stockholders.

If the value of our consolidated assets decreases while we have debt outstanding, leveraging would cause our NAV to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our consolidated income while we have debt outstanding would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock distributions. We cannot assure you that our leveraging strategy will be successful.

Illustration. The following tables illustrate the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of expenses. The first table assumes the actual amount of senior

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securities outstanding as of March 31, 2024. The second table assumes the maximum amount of senior securities outstanding as permitted under our asset coverage ratio of 150%. The calculations in the tables below are hypothetical and actual returns may be higher or lower than those appearing below.

Table 1
Assumed Return on Our Portfolio(1) (2) (net of expenses)	(10.0)%	(5.0)%	0.0%	5.0%	10.0%
Corresponding net return to common stockholder	(13.95)%	(8.95)%	(3.95)%	1.05%	6.05%

(1)	Assumes $262.9 million in total portfolio assets, excluding short term investments, $148.1 million in senior securities outstanding, $118.8 million in net assets, and an average cost of funds of 7.01%. Actual interest payments may be different.
(2)	In order for us to cover our annual interest payments on indebtedness, we must achieve annual returns on our March 31, 2024 total portfolio assets of at least 3.95%.

Table 2

Assumed Return on Our Portfolio(1) (2) (net of expenses)	(10.0)%	(5.0)%	0.0%	5.0%	10.0%
Corresponding net return to common stockholder	(14.72)%	(9.72)%	(4.72)%	0.28%	5.28%

(1)	Assumes $352.3 million in total portfolio assets, excluding short term investments, $237.9 million in senior securities outstanding, $118.8 million in net assets, and an average cost of funds of 7.01%. Actual interest payments may be different.
(2)	In order for us to cover our annual interest payments on indebtedness, we must achieve annual returns on our March 31, 2024 total portfolio assets of at least 4.72%.

Incurring additional indebtedness could increase the risk in investing in our Company.

In 2018, our stockholders approved of the reduction of our required minimum asset coverage ratio from 200% to 150%, permitting us to incur additional leverage. The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in our securities.

As of March 31, 2024, we had approximately $143.1 million of total outstanding indebtedness in the aggregate under three series of senior securities (unsecured notes)-the GECCM Notes, the GECCO Notes and the GECCZ Notes—and our asset coverage ratio was 180.2%.

On May 5, 2021, we entered into the Loan Agreement, which provides for a senior secured revolving line of credit of up to $25 million (subject to a borrowing base). As of March 31, 2024, there were $5.0 million in borrowings outstanding under the Loan Agreement, which were repaid on April 15, 2024, leaving no borrowings outstanding under the Loan Agreement. We may request to increase the revolving line in an aggregate amount not to exceed $25 million, which increase is subject to the sole discretion of CNB.

If we are unable to meet the financial obligations under any of the Loan Agreement or any series of our outstanding unsecured notes, the holders of such indebtedness would have a superior claim to our assets over our common stockholders, and the lenders or noteholders may seek to recover against our assets in the event of a default by us. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged, thereby magnifying losses. Similarly, any decrease in our revenue or income will cause our net income to decline more sharply than it would have had we not borrowed. Such a decline would also negatively affect our ability to make distributions with respect to our common stock. Our ability to service any debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. Moreover, as the base management fee payable to GECM, our investment advisor, is payable based on the average value of our total assets, including those assets acquired through the use of leverage, GECM will have a financial incentive to incur leverage, which may not be consistent with our stockholders’ interests. In addition, our common stockholders bear the burden of any increase in our fees or expenses as a result of our use of leverage, including interest expenses and any increase in the base management fee payable to GECM.

If our asset coverage ratio falls below the required limit, we will not be able to incur additional debt until we are able to comply with the asset coverage ratio applicable to us. This could have a material adverse effect on our operations, and we may not be able to make distributions to stockholders. The actual amount of leverage that we employ will

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depend on GECM’s and our Board’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us.

Incurring additional leverage may magnify our exposure to risks associated with changes in interest rates, including fluctuations in interest rates which could adversely affect our profitability.

If we incur additional leverage, including through the offering of Notes hereby, general interest rate fluctuations may have a more significant negative impact on our financial condition and results of operations than they would have absent such additional incurrence, and, accordingly, may have a material adverse effect on our investment objectives and rate of return on investment capital. A portion of our income will depend upon the difference between the rate at which we borrow funds and the interest rate on the debt securities in which we invest. Because we may borrow money to make investments and may issue debt securities, preferred stock or other securities, our net investment income is dependent upon the difference between the rate at which we borrow funds or pay interest or dividends on such debt securities, preferred stock or other securities and the rate at which we invest these borrowed funds.

We expect that a majority of our investments in debt will continue to be at floating rates with a floor. As a result, significant increase in market interest rates could result in an increase in our non-performing assets and a decrease in the value of our portfolio because our floating-rate loan portfolio companies may be unable to meet higher payment obligations. In periods of rising interest rates, our cost of funds would increase, resulting in a decrease in our net investment income. Incurring additional leverage will magnify the impact of an increase to our cost of funds. In addition, a decrease in interest rates may reduce net income, because new investments may be made at lower rates despite the increased demand for our capital that the decrease in interest rates may produce. To the extent our additional borrowings are in fixed-rate instruments, we may be required to invest in higher-yield securities in order to cover our interest expense and maintain our current level of return to stockholders, which may increase the risk of an investment in our securities.

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Cautionary Note Regarding Forward-Looking Information

Some of the statements in this prospectus supplement (including in the following discussion) constitute forward-looking statements, which relate to future events or our future performance or financial conditions. The forward-looking statements contained in this prospectus supplement involve a number of risks and uncertainties, including statements concerning:

•	our, or our portfolio companies’, future business, operations, operating results or prospects;
•	the return or impact of current and future investments;
•	the impact of a protracted decline in the liquidity of credit markets on our business;
•	the impact of fluctuations in interest rates on our business;
•	the impact of changes in laws or regulations governing our operations or the operations of our portfolio companies;
•	our contractual arrangements and relationships with third parties;
•	our current and future management structure;
•	the general economy, including recessionary trends, and its impact on the industries in which we invest;
•	the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives;
•	serious disruptions and catastrophic events;
•	our expected financings and investments, including interest rate volatility;
•	the adequacy of our financing resources and working capital;
•	the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments;
•	the timing of cash flows, if any, from the operations of our portfolio companies;
•	the timing, form and amount of any dividend distributions;
•	the valuation of any investments in portfolio companies, particularly those having no liquid trading market; and
•	our ability to maintain our qualification as a RIC and as a BDC.

We use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “could,” “may,” “plan” and similar words to identify forward-looking statements. The forward-looking statements contained in this prospectus supplement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth under “Risk Factors.”

We have based the forward-looking statements included in this prospectus supplement on information available to us on the date of this prospectus supplement, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC.

You should understand that, under Sections 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to

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statements made in connection with any offering of securities pursuant to this prospectus supplement or in any report that we file under the Exchange Act.

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Use of Proceeds

The net proceeds of the offering are estimated to be approximately $21.4 million after deducting estimated offering expenses of approximately $164 thousand payable by us.

We expect to use the net proceeds of this offering for general corporate purposes, including making investments consistent with our investment objectives. We may also elect to (i) redeem or repurchase a portion of our outstanding $45.6 million aggregate principal amount of the GECCM Notes; (ii) redeem or repurchase a portion of our outstanding $57.5 million aggregate principal amount of the GECCO Notes; (iii) repurchase a portion of our outstanding $40.0 million aggregate principal amount of the GECCZ Notes; or (iv) repay all or a portion of any borrowings outstanding under the Loan Agreement with proceeds of this offering. The GECCM Notes bear interest at 6.75% per annum and have a stated maturity of January 31, 2025. The GECCO Notes bear interest at 5.875% per annum and have a stated maturity of June 30, 2026. The GECCZ Notes bear interest at 8.75% per annum and have a stated maturity of September 30, 2028. The Loan Agreement provides for a senior secured revolving line of credit that matures on May 5, 2027. Borrowings under the Loan Agreement bear interest at a rate equal to (i) SOFR plus 3.00%, (ii) a base rate plus 2.00% or (iii) a combination thereof, as determined by us.

We intend to use a portion of the net proceeds from the sale of the Notes for general corporate purposes, including making investments consistent with our investment objectives. We do not intend to use any proceeds of the offering to pay required distributions, management fees or other expenses. Nevertheless, to the extent that our current cash and cash equivalents holdings are invested in other investment opportunities before we receive the proceeds of this offering, some portion of the proceeds from this offering may be used to pay required distributions, management fees and other expenses. We anticipate that it will take approximately three to six months after completion of this offering to invest substantially all of the net proceeds in investments consistent with our investment objectives or to otherwise utilize such proceeds. Pending the investment of the net proceeds in investments consistent with our investment objectives, we may invest the net proceeds of this offering in cash, cash equivalents, U.S. Government securities, money market mutual funds and other high-quality debt instruments that mature in one year or less, or “temporary investments,” as appropriate. These securities may have lower yields than our other investments and accordingly result in lower distributions, if any, by us during such period.

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Capitalization

The following table sets forth our capitalization as of March 31, 2024:

•	On an actual basis; and
•	On an as adjusted basis to give effect to the sale of $22.0 million aggregate principal amount of the Additional Notes at a public offering price of $24.45 per Additional Note, after deducting estimated offering expenses of $164 thousand payable by us.

This table should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included in this prospectus supplement.

	As of March 31, 2024
Dollar amounts in thousands (except per share amounts)	Actual	As Adjusted
Investments, at fair value(1)	$271,195	$271,195
Cash and cash equivalents	334	54,903
Total assets	279,127	333,696
GECCM Notes(2)	45,396	45,396
GECCO Notes(2)	56,475	56,475
GECCZ Notes(2)	38,598	38,598
The Outstanding Notes(3)	-	32,733
The Additional Notes(3)	-	21,836
Revolving Credit Facility	5,000	5,000
Total liabilities	$160,332	$214,901
NET ASSETS
Common stock, par value $0.01 per share, 100,000,000 shares of common stock authorized, 9,452,382 shares issued and outstanding	$94	$94
Additional paid in capital	307,599	307,599
Accumulated losses	(188,898)	(188,898)
Total net assets	118,795	118,795
Total liabilities and net assets	$279,127	$333,696

(1)	Includes approximately $8,335 of money market fund investments at fair value.
(2)	Includes unamortized discount of $214, $1,025 and $1,402 relating to the GECCM Notes, GECCO Notes, and the GECCZ Notes, respectively.
(3)	Net of deferred offering costs.
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Senior Securities

Information about our senior securities, including our outstanding long-term debt, as of the quarterly period ended March 31, 2024 is located in the notes to our consolidated financial statements under the caption “5. Debt” in our most recent Quarterly Report on Form 10-Q, filed on May 2, 2024, and is incorporated herein by reference. Information about our senior securities, including our outstanding long-term debt, as of the fiscal years ended December 31, 2023 to 2016, which information as of the fiscal years ended December 31, 2023 to 2016 has been audited by our independent registered public accounting firm, is located in the notes to our consolidated financial statements under the caption “5. Debt” in our most recent Annual Report on Form 10-K, filed on February 29, 2024, and is incorporated herein by reference. The report of our independent registered public accounting firm on the senior securities table as of December 31, 2023 is included in our most recent Annual Report on Form 10-K, and is incorporated herein by reference.

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Description of the Notes

The Additional Notes will be issued under an indenture, dated as of September 18, 2017, between us and Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC) as trustee, as supplemented by the sixth supplemental indenture thereto, dated as of April 17, 2024, and as further supplemented by an officers’ certificate, to be dated as of July 9, 2024, providing for the issuance of the Additional Notes. We refer to the indenture, as so supplemented, as the indenture and to Equiniti Trust Company, LLC as the Trustee. The Additional Notes are governed by the indenture, as required by federal law for all bonds and notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The Trustee has two main roles. First, the Trustee can enforce your rights against us if we default. There are some limitations on the extent to which the Trustee acts on your behalf, described in the second paragraph under “—Events of Default—Remedies if an Event of Default Occurs.” Second, the Trustee performs certain administrative duties for us with respect to our Notes.

This section includes a description of the material terms of the Notes and the indenture. Because this section is a summary, however, it does not describe every aspect of the Notes and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Notes. The indenture will be incorporated by reference as an exhibit to the registration statement of which this prospectus supplement is a part and filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the indenture.

We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the Investment Company Act, is at least equal to 150% immediately after each such issuance, as such obligation may be amended or superseded and giving effect to any exemptive relief that may be granted to us by the SEC. In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit the distribution to our stockholders or the repurchase of such securities or common stock in certain cases, unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary purposes without regard to asset coverage.

General

The Additional Notes will be an additional issuance of our 8.50% Notes due 2029, $34,500,000 aggregate principal amount of which has previously been issued and is outstanding. The Additional Notes will be of the same class and series as, and otherwise identical to, the Outstanding Notes, other than with respect to the date of issuance and issue price. The Additional Notes will have the same CUSIP numbers and ISINs as, and are expected to be fungible for U.S. Federal income tax purposes and trade interchangeably with, the Outstanding Notes.

The Additional Notes will mature on April 30, 2029. The principal payable at maturity will be 100.0% of the aggregate principal amount. The interest rate of the Additional Notes is 8.50% per year, and interest will be paid every March 31, June 30, September 30 and December 31, beginning September 30, 2024, and the regular record dates for interest payments will be every March 15, June 15, September 15 and December 15, commencing September 15, 2024. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period will be the period from and including June 30, 2024 to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

We will issue the Additional Notes in minimum denominations of $25 and integral multiples of $25 in excess thereof. The Notes are not subject to any sinking fund and holders of the Notes will not have the option to have the Notes repaid prior to the stated maturity date.

The indenture does not limit the amount of debt (including secured debt) that may be issued by us or our subsidiaries under the indenture or otherwise, but does contain a covenant regarding our asset coverage that would have to be satisfied at the time of our incurrence of additional indebtedness. See “—Other Covenants.” Other than the foregoing and as described under “—Other Covenants,” the indenture does not contain any financial covenants and

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does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or if our credit rating declines as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect your investment in us.

We have the ability to issue indenture securities with terms different from the Notes and, without the consent of the holders thereof, to reopen the Notes and issue additional Notes.

Optional Redemption

The Notes may be redeemed in whole or in part at any time or from time to time at our option on or after April 30, 2026 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes, with the same terms as the redeemed Notes. Any exercise of our option to redeem the Notes will be done in compliance with the Investment Company Act, to the extent applicable.

If we redeem only some of the Notes, the Trustee or, with respect to global securities, DTC will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture and the Investment Company Act, to the extent applicable, and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

Global Securities

Each Additional Note will be issued in book-entry form and represented by a global security that we deposit with and register in the name of DTC, New York, New York, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the Additional Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “—Book-Entry Procedures” below.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Payment and Paying Agents

We will pay interest to the person listed in the Trustee’s records as the owner of the Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Notes on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

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Payments on Global Securities

We will make payments on the Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Book-Entry Procedures.”

Payments on Certificated Securities

In the event the Notes become represented by certificated securities, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date to the holder of the Notes as shown on the Trustee’s records as of the close of business on the regular record date at our office in Palm Beach Gardens, Florida. We will make all payments of principal and premium, if any, by check at the office of the Trustee in New York, New York and/or at other offices that may be specified in a notice to holders against surrender of the Note.

Alternatively, at our option, we may pay any cash interest that becomes due on the Notes by mailing a check to the holder at his, her or its address shown on the Trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Events of Default

You will have rights if an Event of Default occurs with respect to the Notes and the Event of Default is not cured, as described later in this subsection.

The term “Event of Default” with respect to the Notes means any of the following:

•	We do not pay the principal of any Note when due and payable.
•	We do not pay interest on any Note when due, and such default is not cured within 30 days.
•	We remain in breach of any other covenant with respect to the Notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25% of the principal amount of the Notes.
•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and, in the case of certain orders or decrees entered against us under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 90 days.
•	If, pursuant to Sections 18(a)(1)(c)(ii) and 61 of the Investment Company Act, or any successor provisions thereto of the Investment Company Act, on the last business day of each of 24 consecutive calendar months the Notes have an asset coverage (as such term is used in the Investment Company Act) of less than 100%, as such obligation may be amended or superseded but giving effect to any exemptive relief that may be granted to us by the SEC.

An Event of Default for the Notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The Trustee may withhold notice to the holders of the Notes

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of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the Trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of all the Notes to be due and immediately payable. If an Event of Default referred to in the second to last bullet point above with respect to us has occurred, the entire principal amount of all the Notes will automatically become due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the Notes if (1) we have deposited with the Trustee all amounts due and owing with respect to the Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee protection reasonably satisfactory to it from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	You must give the Trustee written notice that an Event of Default has occurred with respect to the Notes and remains uncured.
•	The holders of at least 25% in principal amount of all the Notes must make a written request that the Trustee take action because of the default and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.
•	The Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.
•	The holders of a majority in principal amount of the Notes must not have given the Trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the Trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default.

Waiver of Default

Holders of a majority in principal amount of the Notes may waive any past defaults other than a default:

•	in the payment of principal or interest; or
•	in respect of a covenant that cannot be modified or amended without the consent of each holder of the Notes.
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Merger, Consolidation or Sale of Assets

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or convey or transfer substantially all of our assets, the resulting entity must agree to be legally responsible for our obligations under the Notes;
•	The merger or sale of assets must not cause a default on the Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specified period of time were disregarded; and
•	We must deliver certain certificates and documents to the Trustee.

Modification or Waiver

There are three types of changes we can make to the indenture and the Notes issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to the Notes without approval from each affected holder. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on the Notes;
•	reduce any amounts due on the Notes;
•	reduce the amount of principal payable upon acceleration of the maturity of the Notes following a default;
•	change the place or currency of payment on the Notes;
•	impair your right to sue for payment;
•	reduce the percentage of holders of Notes whose consent is needed to modify or amend the indenture; and
•	reduce the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture and the Notes would require the following approval:

•	If the change affects only the Notes, it must be approved by the holders of a majority in principal amount of the Notes.
•	If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
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The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security (including the Notes):

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following defeasance provisions will be applicable to the Notes. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below, we would be released from certain covenants under the indenture relating to the Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the Notes could not be accelerated for any reason, the holders of Notes nonetheless would be guaranteed to receive the principal and interest owed to them.

Covenant Defeasance

Under current U.S. federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “—Indenture Provisions—Ranking” below. In order to achieve covenant defeasance, we must do the following:

•	Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their due dates.
•	We must deliver to the Trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid the Notes ourselves at maturity.
•	Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.
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•	No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or Events of Default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.
•	We must deliver to the Trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the Trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes of a particular series (called “full defeasance”) if the following conditions are satisfied in order for you to be repaid:

•	Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates.
•	We must deliver to the Trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid the Notes ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for the Notes and you would recognize a gain or loss on the Notes at the time of the deposit.
•	We must deliver to the Trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
•	Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments.
•	No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or Events of Default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your Notes were subordinated as described later under “—Indenture Provisions—Ranking,” such subordination would not prevent the Trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such Notes for the benefit of the subordinated debtholders.

Other Covenants

In addition to any other covenants described in this prospectus supplement, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, our payment of taxes and related matters, the following covenants apply to the Notes:

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•	We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not it is subject to, Section 18(a)(1)(A) as modified by Sections 61(a)(1) and (2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded but giving effect to any exemptive relief that may be granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the Investment Company Act, equals at least 150% after such borrowings.
•	We agree that for the period of time during which the Notes are outstanding, we will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the Investment Company Act) of at least the threshold specified in pursuant to Section 18(a)(1) (B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded (regardless of whether we are subject thereto), after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, (i) to any exemptive relief granted to us by the SEC and (ii) to any no-action relief granted by the SEC to another BDC (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act, as such obligation may be amended or superseded, in order to maintain such BDC’s status as a RIC under Subchapter M of the Code.
•	If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we will furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable GAAP.

Notwithstanding the restrictions on indebtedness and dividends described above, the indenture under which the Additional Notes will be issued may not prohibit us from paying distributions to our stockholders if we incur indebtedness in excess of the limits set forth in Sections 61(a)(1) and (2) of the Investment Company Act or any successor provision if we determine that such indebtedness, which may include indebtedness under a bank credit facility, is not a “senior security” for purposes of determining asset coverage under the Investment Company Act.

Form, Exchange and Transfer of Certificated Registered Securities

If registered Notes cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;
•	without interest coupons; and
•	unless we indicate otherwise, in denominations of $25 and amounts that are multiples of $25.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the Trustee. We have appointed the Trustee to act as our agent for registering Notes in the names of holders transferring Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

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We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Concerning the Trustee

The Trustee serves as trustee for the GECCM Notes, the GECCO Notes, the GECCZ Notes and the Outstanding Notes and as transfer agent for our common stock and agent for our dividend reinvestment plan. We will appoint the Trustee as registrar and paying agent under the indenture.

Resignation of Trustee

The Trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Ranking

The Additional Notes will be our direct unsecured obligations and will rank:

•	pari passu, or equal, with our existing and future unsecured indebtedness, including, without limitation, the GECCM Notes, the GECCO Notes, the GECCZ Notes and the Outstanding Notes;
•	effectively subordinated to all of our existing and future secured indebtedness, including any amounts outstanding under the Loan Agreement, and any indebtedness that is initially unsecured to which we subsequently grant security, to the extent of the value of the assets securing such indebtedness;
•	structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries; and
•	senior to our common stock and any of our future indebtedness that expressly provides it is subordinated to the Notes.

Effective subordination means that in any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on the Senior Indebtedness has been made or duly provided for in money or money’s worth.

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In the event that, notwithstanding the foregoing, any payment by us is received by the Trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness or subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and
•	renewals, extensions, modifications and refinancings of any of this indebtedness.

Book-Entry Procedures

The Additional Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Additional Notes. Beneficial interests in the Additional Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Additional Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

The Additional Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC, and will be deposited with DTC. Interests in the Additional Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Additional Notes will, therefore, be required by DTC to be settled in immediately available funds. None of us, the Trustee or the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers,

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banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org. The information on such website is not incorporated by reference into this prospectus supplement.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

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Management’s Discussion and Analysis of
Financial Condition and Results of Operations

The information included under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our most recent Annual Report on Form 10-K, filed on February 29, 2024, and Part I, Item 2 of our most recent Quarterly Report on Form 10-Q, filed on May 2, 2024, is incorporated herein by reference.

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Quantitative and Qualitative Disclosures About Market Risk

The information included under the caption “Quantitative and Qualitative Disclosures About Market Risk” in Part II, Item 7A of our most recent Annual Report on Form 10-K, filed on February 29, 2024, and Part I, Item 2 of our most recent Quarterly Report on Form 10-Q, filed on May 2, 2024, is incorporated herein by reference.

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The Company

Overview

We are a Maryland corporation that was formed in April 2016. We operate as a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a BDC under the Investment Company Act. In addition, for tax purposes, we elected to be treated as a RIC under the Code, beginning with our tax year starting October 1, 2016.

We seek to generate both income and capital appreciation through debt and income-generating equity investments, including investments in specialty finance businesses. To achieve our investment objective, we invest in secured and senior secured debt instruments of middle market companies, as well as income-generating equity investments in specialty finance companies, that we believe offer sufficient downside protection and have the potential to generate attractive returns. We generally define middle market companies as companies with enterprise values between $100 million and $2 billion. We also make investments throughout other portions of a company’s capital structure, including subordinated debt, mezzanine debt, and equity or equity-linked securities. We source these transactions directly with issuers and in the secondary markets through relationships with industry professionals.

Our Portfolio as of March 31, 2024

Set forth below is a brief description of each company representing greater than 5% of our assets as of March 31, 2024.

First Brands, Inc.

First Brands, Inc. (“First Brands”) is a global automotive parts company that develops, markets and sells premium products through a portfolio of market-leading brands, offering best-in-class technology, industry-leading engineering capabilities and superior customer service. First Brands manufactures automotive and industrial components for the automotive aftermarket, original equipment and industrial markets and has built long standing relationships with key aftermarket customers including multiple national retail chains and automotive and industrial equipment makers. First Brands stands as a market leader in the expansive and stable automotive aftermarket industry. First Brands’ Brake Component segment leads the market with its Centric, Raybestos, Specialty and private label offerings, capturing around 26% of the aftermarket brake components market. First Brands’ Filter Products segment also holds a leading market position, thanks to its FRAM and Champion Laboratory and private label brands, which together hold a 30% market share. First Brands’ Wiper Segment is the top supplier of aftermarket wiper blades, boasting a commanding 37% market share through its Trico, ANCO, Michelin and private label products.

Great Elm Specialty Finance, LLC

Great Elm Specialty Finance, LLC (“GESF”) is a specialty finance company and through its subsidiaries, provides a variety of financing options along a “continuum of lending” to middle-market borrowers, including receivables factoring, asset-based and asset-backed lending, lender finance and equipment financing. GESF expects to generate both revenue and cost synergies across its specialty finance company subsidiaries.

Investment Manager and Administrator

GECM’s investment team has more than 100 years of experience in the aggregate financing and investing in leveraged middle-market companies. GECM’s team is led by Matt Kaplan, GECM’s Portfolio Manager and our President and Chief Executive Officer. GECM’s investment committee includes Matt Kaplan, Adam M. Kleinman, Jason W. Reese, Nichole Milz and Dan Cubell. GEG is the parent company of GECM. The address for GECM is 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410.

Investment Selection

GECM employs a team of investment professionals with experience in leveraged and specialty finance. The research team performs fundamental research at both the industry and company level. Through in-depth industry coverage, GECM’s investment team seeks to develop a thorough understanding of the fundamental market, sector

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drivers, mergers and acquisition activity, security pricing and trading and new issue trends. GECM’s investment team believes that understanding industry trends is an important element of investment success.

We have recently expanded our investment allocation in specialty finance companies as well as in participation opportunities generated by both unrelated and related specialty finance companies. GECM believes investments in specialty finance companies along the “continuum of lending” provide attractive risk adjusted returns that are expected to be largely uncorrelated to the liquid credit markets. The “continuum of lending” as seen by GECM is the various stages of capital that are provided to under-banked small and medium sized businesses and includes inventory and purchase order financing, receivables factoring, asset-based and asset-backed lending, and equipment financing. GECM believes that ownership interests in multiple specialty finance companies will create a natural competitive advantage for each business and generate both revenue and cost synergies across companies.

Idea Generation, Origination and Refinement

Idea generation and origination is maximized through long-standing and extensive relationships with industry contacts, brokers, commercial and investment bankers, as well as current and former clients, portfolio companies and investors. GECM’s investment team is expected to supplement these lead sources by also utilizing broader research efforts, such as attendance at prospective borrower industry conferences and an active calling effort to brokers and investment bankers. GECM’s investment team focuses their idea generation and origination efforts on middle-market companies. In screening potential investments, GECM’s investment team utilizes a value-oriented investment philosophy with analysis and research focused on the preservation of capital. GECM has identified several criteria that it believes are important in identifying and investing in prospective portfolio companies. GECM’s process requires focus on the terms of the applicable contracts and instruments. GECM’s criteria provide general guidelines for GECM’s investment committee’s decisions; however, not all of these criteria will be met by each prospective portfolio company in which they choose to invest.

Asset Based Investments. Investments in businesses based on the value of the collateral or the issuer’s assets. This type of investment focuses on expected realizable value of the issuer’s assets.

Enterprise Value Investments. Investments in businesses whose enterprise value represents the opportunity for principal to be repaid by refinancing or in connection with a merger or acquisition transaction. These investments focus on the going concern value of the enterprise.

Other Debt Investments. Investments in businesses which have the ability to pay interest and principal on outstanding debt out of expected free cash flow from their business. These investments focus on the sustainability and defensibility of cash flows from the business.

Due Diligence

GECM’s due diligence typically includes:

•	analysis of the credit documents by GECM’s investment team (including the members of the team with legal training and years of professional experience). GECM will engage outside counsel when necessary as well;

•	review of historical and prospective financial information;

•	research relating to the prospective portfolio company’s management, industry, markets, customers, products and services and competitors and customers;

•	verification of collateral or assets;

•	interviews with management, employees, customers and vendors of the prospective portfolio company; and

•	informal or formal background and reference checks.
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Upon the completion of due diligence and a decision to proceed with an investment in a company, the investment professionals leading the diligence process present the opportunity to GECM’s investment committee, which then determines whether to pursue the potential investment.

Approval of Investment Transactions

GECM’s procedures call for each new investment under consideration by the GECM analysts to be preliminarily reviewed at periodic meetings of GECM’s investment team. GECM’s investment team then prepares a summary of the investment, including a financial model and risk cases and a legal review checklist. GECM’s investment committee then will hold a formal review meeting, and following approval of a specific investment, authorization is given to GECM’s trader, including execution guidelines.

GECM’s investment analysts provide regular updates of the positions for which they are responsible to members of GECM’s investment committee.

GECM’s investment analysts and portfolio manager will jointly decide when to sell a position in consultation with members of the GECM investment committee. The sale decision will then be given to GECM’s trader, who will execute the trade.

Ongoing Relationship with Portfolio Companies

As a BDC, we offer, and sometimes provide upon request, significant managerial assistance to certain of our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of our portfolio companies and providing other organizational and financial guidance.

GECM’s investment team monitors our portfolio companies on an ongoing basis. They monitor the financial trends of each portfolio company and its respective industry to assess the appropriate course of action for each investment. GECM’s ongoing monitoring of a portfolio company will include both a qualitative and quantitative analysis of the company and its industry.

Valuation Procedures

We value our assets, an essential input in the determination of our NAV consistent with GAAP and as required by the Investment Company Act.

Staffing

We do not currently have any employees. Mr. Kaplan is our President and Chief Executive Officer and Portfolio Manager for GECM, as well as a Managing Director of ICAM. Under the Administration Agreement, by and between us and GECM, GECM provides the services of our Chief Financial Officer and Chief Compliance Officer.

GECM has entered into a shared services agreement with ICAM, pursuant to which ICAM will make available to GECM certain employees of ICAM to provide services to GECM in exchange for reimbursement by GECM of the allocated portion of such employees’ time.

Competition

We compete for investments with other BDCs and investment funds (including private equity funds, hedge funds, mutual funds, mezzanine funds and small business investment companies), as well as traditional financial services companies such as commercial banks, direct lending funds and other sources of funding. Additionally, because there is competition for investment opportunities among alternative investment vehicles, those entities have begun to invest in areas they have not traditionally invested in, including making investments in the types of portfolio companies we target. Many of these entities have greater financial and managerial resources than we do.

Exemptive Relief

We have received exemptive relief from the SEC that will allow us to co-invest, together with other investment vehicles managed by GECM, in specific investment opportunities in accordance with the terms and conditions of the Exemptive Relief Order.

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Investment Management Agreement

Management Services

GECM serves as our investment adviser and is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board, GECM manages our day-to-day operations and provides investment advisory and management services to us. Under the terms of the Investment Management Agreement by and between us and GECM, GECM:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of our investments (including performing due diligence on our prospective portfolio companies);

•	closes and monitors our investments; and

•	determines the securities and other assets that we purchase, retain or sell.

GECM’s services to us under the Investment Management Agreement are not exclusive, and GECM is free to furnish similar services to other entities.

Management and Incentive Fees

Under the Investment Management Agreement, GECM receives a fee from us, consisting of two components: (1) a base management fee and (2) an incentive fee.

The base management fee is calculated at an annual rate of 1.50% of our average adjusted gross assets, including assets purchased with borrowed funds. The base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of our gross assets, excluding cash and cash equivalents, at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the then current calendar quarter. Base management fees for any partial quarter are prorated.

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. One component of the incentive fee is the Income Incentive Fee and the other component is the Capital Gains Incentive Fee.

Income Incentive Fee

The Income Incentive Fee is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, diligence and consulting fees or other fees that we receive from portfolio companies, but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the Administration Agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes any accretion of original issue discount, market discount, PIK interest, PIK dividends or other types of deferred or accrued income, including in connection with zero coupon securities, that we and our consolidated subsidiaries have recognized in accordance with GAAP, but have not yet received in cash (collectively, “Accrued Unpaid Income”).

Pre-incentive fee net investment income does not include any realized capital gains or unrealized capital appreciation or depreciation. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses.

Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined in accordance with GAAP) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle

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rate” of 1.75% per quarter (7.00% annualized). If market interest rates rise, we may be able to invest in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for GECM to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income.

We pay the incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate;

•	100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate, but is less than 2.1875% in any calendar quarter (8.75% annualized). We refer to this portion of our pre-incentive fee net investment income as the “catch up” provision. The “catch up” is meant to provide GECM with 20% of the pre-incentive fee net investment income as if a hurdle rate did not apply if our net investment income exceeds 2.1875% in any calendar quarter; and

•	20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

The following is a graphical representation of the calculation of the income related portion of the incentive fee:

These calculations are adjusted for any share issuances or repurchases during the quarter and will be appropriately prorated for any period of less than three months. Any Income Incentive Fee otherwise payable with respect to Accrued Unpaid Income (collectively, the “Accrued Unpaid Income Incentive Fees”) will be deferred, on a security by security basis, and will become payable only if, as, when and to the extent cash is received by us or our consolidated subsidiaries in respect thereof. Any Accrued Unpaid Income that is subsequently reversed in connection with a write-down, write-off, impairment or similar treatment of the investment giving rise to such Accrued Unpaid Income will, in the applicable period of reversal, (1) reduce pre-incentive fee net investment income and (2) reduce the amount of Accrued Unpaid Income deferred pursuant to the terms of the Investment Management Agreement. Subsequent payments of Income Incentive Fees deferred pursuant to this paragraph do not reduce the amounts payable for any quarter pursuant to the other terms of the Investment Management Agreement.

We will defer cash payment of any Income Incentive Fee otherwise payable to the investment adviser in any quarter (excluding Accrued Unpaid Income Incentive Fees with respect to such quarter) that exceeds (1) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the most recent twelve full calendar quarter period ending on or prior to the date such payment is to be made (the “Trailing Twelve Quarters”) less (2) the aggregate incentive fees that were previously paid to the investment adviser during such Trailing Twelve Quarters (excluding Accrued Unpaid Income Incentive Fees during such Trailing Twelve Quarters and not subsequently paid). “Cumulative Pre-Incentive Fee Net Return” during the relevant Trailing Twelve Quarters means the sum of (a) pre-incentive fee net investment income in respect of such Trailing Twelve Quarters less (b) net realized capital losses and net unrealized capital depreciation, if any, in each case calculated in accordance with GAAP, in respect of such Trailing Twelve Quarters.

Capital Gains Incentive Fee

The Capital Gains Incentive Fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Management Agreement, as of the termination date), commencing with the partial calendar year from April 1, 2022 to December 31, 2022, and is calculated at the end of each applicable year by

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subtracting (a) the sum of our and our consolidated subsidiaries’ cumulative aggregate realized capital losses (excluding, for the avoidance of doubt, any realized capital losses arising from unrealized capital depreciation occurring prior to April 1, 2022) and aggregate unrealized capital depreciation from (b) our and our consolidated subsidiaries’ cumulative aggregate realized capital gains, in each case calculated from and after April 1, 2022 (the “Capital Gains Commencement Date”). If such amount is negative, then there is no Capital Gains Incentive Fee for such year. If such amount is positive at the end of such year, then the Capital Gains Incentive Fee for such year is equal to 20% of such amount, less the aggregate amount of Capital Gains Incentive Fees paid in all prior years.

The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment. The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in our portfolio when sold is less than (b) the accreted or amortized cost basis of such investment. The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the fair value of each investment in our portfolio as of the applicable Capital Gains Incentive Fee calculation date and (b) the accreted or amortized cost basis of such investment.

Examples of Quarterly Incentive Fee Calculations

The following hypothetical calculations illustrate the calculation of the Income Incentive Fee under the Investment Management Agreement. Amounts shown are a percentage of total net assets.

	Assumption 1		Assumption 2		Assumption 3
Investment income(1)	6.39%		7.54%		8.39%
Hurdle rate (7% annualized)	1.75%		1.75%		1.75%
“Catch up” provision (8.75% annualized)	2.19%		2.19%		2.19%
Pre-incentive fee net investment income(2)	1.00%		2.15%		3.00%
Incentive fee	—%	(3)	0.40%	(4)	0.60%	(5)

(1)	Investment income includes interest income, dividends and other fee income.
(2)	Pre-incentive fee net investment income is net of management fees and other expenses and excludes organizational and offering expenses. In these examples, management fees are 0.38% (1.50% annualized) of net assets and other expenses are assumed to be 5.02% of net assets.
(3)	The pre-incentive fee net investment income is below the hurdle rate and thus no incentive fee is earned.
(4)	The pre-incentive fee net investment income ratio of 2.15% is between the hurdle rate and the top of the “catch up” provision thus the corresponding incentive fee is calculated as 100% X (2.15% – 1.75%).
(5)	The pre-incentive fee net investment income ratio of 3.00% is greater than both the hurdle rate and the “catch up” provision thus the corresponding incentive fee is calculated as (i) 100% X (2.1875% – 1.75%) or 0.4375% (the “catch up”); plus (ii) 20% X (3.00% – 2.1875%).

The following hypothetical calculations illustrate the calculation of the Capital Gains Incentive Fee under the Investment Management Agreement.

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	In millions
	Assumption 1		Assumption 2
Year 1
Investment in Company A	$20.0		$20.0
Investment in Company B	30.0		30.0
Investment in Company C	—		25.0
Year 2
Proceeds from sale of investment in Company A	50.0		50.0
Fair market value (“FMV”) of investment in Company B	32.0		25.0
FMV of investment in Company C	—		25.0
Year 3
Proceeds from sale of investment in Company C	—		30.0
FMV of investment in Company B	25.0		24.0
Year 4
Proceeds from sale of investment in Company B	31.0		—
FMV of investment in Company B	—		35.0
Year 5
Proceeds from sale of investment in Company B	—		20.0
Capital Gains Incentive Fee:
Year 1	$—	(1)	$—	(1)
Year 2	6.0	(2)	5.0	(6)
Year 3	—	(3)	0.8	(7)
Year 4	0.2	(4)	1.2	(8)
Year 5	—	(5)	—	(9)

(1)	There is no Capital Gains Incentive Fee in Year 1 as there have been no realized capital gains.
(2)	Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as $30.0 million X 20%.
(3)	Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses and there is $5.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($30.0 million – $5.0 million) X 20% less $6.0 million (aggregate Capital Gains Incentive Fee paid in prior years).
(4)	Aggregate realized capital gains are $31.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) $31.0 million X 20% less $6.0 million (aggregate Capital Gains Incentive Fee paid in prior years).
(5)	There is no Capital Gains Incentive Fee in Year 5 as there are no aggregate realized capital gains for which Capital Gains Incentive Fee has not already been paid in prior years.
(6)	Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses and there is $5.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($30.0 million – $5.0 million) X 20%. There have been no Capital Gains Incentive Fees paid in prior years.
(7)	Aggregate realized capital gains are $35.0 million. There are no aggregate realized capital losses and there is $6.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($35.0 million – $6.0 million) X 20% less $5.0 million (aggregate Capital Gains Incentive Fee paid in prior years).
(8)	Aggregate realized capital gains are $35.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) $35.0 million X 20% less $5.8 million (aggregate Capital Gains Incentive Fee paid in prior years).
(9)	Aggregate realized capital gains are $35.0 million. Aggregate realized capital losses are $10.0 million. There is no aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero
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and (ii) ($35.0 million – $10.0 million) X 20% less $7.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

As illustrated in Year 3 of Assumption 1 above, if GECC were to be wound up on a date other than December 31 of any year, we may have paid aggregate capital gain incentive fees that are more than the amount of such fees that would be payable if GECC had been wound up on December 31 of such year.

For the year ended December 31, 2023, we incurred $3.5 million in base management fees and $3.1 million in income-based fees accrued during the period. There were no capital gains incentive fees earned by GECM as calculated under the Investment Management Agreement for the year ended December 31, 2023.

For the year ended December 31, 2022, we incurred $3.2 million in base management fees and $0.6 million in income-based fees accrued during the period, exclusive of the waiver granted by GECM of $4.9 million in incentive fees earned in previous periods. The incentive fees were deferred in accordance with the Investment Management Agreement. There were no capital gains incentive fees earned by GECM as calculated under the Investment Management Agreement for the year ended December 31, 2022.

For the year ended December 31, 2021, we incurred $3.2 million in base management fees and $(4.3) million in income-based fees accrued during the period. The incentive fees were deferred in accordance with the Investment Management Agreement. There were no capital gains incentive fees earned by GECM as calculated under the Investment Management Agreement for the year ended December 31, 2021.

Payment of Expenses

The services of all investment professionals and staff of GECM, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by GECM. GECM has policies and procedures in place to calculate reimbursement of administrative expenses insofar as they relate to compensation and overhead of administrator personnel and rent on a quarterly basis. Compensation of administrator personnel is allocated based on time allocation for the period. Other overhead expenses are based on a combination of time allocation and total headcount. We bear all other costs and expenses of our operations and transactions, including (without limitation):

•	our organizational expenses;

•	fees and expenses, including reasonable travel expenses, actually incurred by GECM or payable to third parties related to our investments, including, among others, professional fees (including the fees and expenses of counsel, consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including payments to third party vendors for financial information services);

•	out-of-pocket fees and expenses, including reasonable travel expenses, actually incurred by GECM or payable to third parties related to the provision of managerial assistance to our portfolio companies that we agree to provide such services to under the Investment Company Act (exclusive of the compensation of any investment professionals of GECM);

•	interest or other costs associated with debt, if any, incurred to finance our business;

•	fees and expenses incurred in connection with our membership in investment company organizations;

•	brokers’ commissions;

•	investment advisory and management fees;

•	fees and expenses associated with calculating our NAV (including the costs and expenses of any independent valuation firm);
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•	fees and expenses relating to offerings of our common stock and other securities;

•	legal, auditing or accounting expenses;

•	federal, state and local taxes and other governmental fees;

•	the fees and expenses of GECM, in its role as the administrator, and any sub-administrator, our transfer agent or sub-transfer agent, and any other amounts payable under the Administration Agreement, or any similar administration agreement or sub-administration agreement to which we may become a party;

•	the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of our securities;

•	the expenses of and fees for registering or qualifying our common stock for sale and of maintaining our registration and registering us as a broker or a dealer;

•	the fees and expenses of our directors who are not interested persons (as defined in the Investment Company Act);

•	the cost of preparing and distributing reports, proxy statements and notices to stockholders, the SEC and other governmental or regulatory authorities;

•	costs of holding stockholders’ meetings;

•	listing fees;

•	the fees or disbursements of custodians of our assets, including expenses incurred in the performance of any obligations enumerated by our bylaws or amended and restated articles of incorporation insofar as they govern agreements with any such custodian;

•	our allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•	our allocable portion of the costs associated with maintaining any computer software, hardware or information technology services (including information systems, Bloomberg or similar terminals, cyber security and related consultants and email retention) that are used by us or by GECM or its respective affiliates on our behalf (which allocable portion shall exclude any such costs related to investment professionals of GECM providing services to us);

•	direct costs and expenses incurred by us or GECM in connection with the performance of administrative services on our behalf, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

•	all other expenses incurred by us or GECM in connection with administering our business (including payments under the Administration Agreement) based upon our allocable portion of GECM’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs (including reasonable travel expenses); and

•	costs incurred by us in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business.
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Duration and Termination

Our Board initially approved the Investment Management Agreement on August 8, 2016, and most recently approved the Investment Management Agreement on July 25, 2023. The Investment Management Agreement renews for successive annual periods subject to annual approval by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not “interested persons.” The Investment Management Agreement will automatically terminate if it is assigned. The Investment Management Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The Investment Management Agreement is currently in effect.

Conflicts of interest may arise if GECM seeks to change the terms of the Investment Management Agreement, including, for example, the terms for compensation. Except in limited circumstances, any material change to the Investment Management Agreement must be submitted to stockholders for approval under the Investment Company Act and we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the Investment Management Agreement.

Indemnification

We agreed to indemnify GECM, its stockholders and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with it, to the fullest extent permitted by law, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of GECM’s services under the Investment Management Agreement or otherwise as our investment adviser.

Organization of the Investment Adviser

GECM is a Delaware corporation and is registered as an investment adviser under the Advisers Act. GECM’s principal executive offices are located at 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410.

Board Approval of the Investment Management Agreement

On July 25, 2023, our Board approved the renewal of the Investment Management Agreement through September 26, 2024. In its consideration of the Investment Management Agreement, our Board focused on information it had received relating to, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to us by GECM;

•	the investment performance of us and GECM;

•	the extent to which economies of scale would be realized as we grow, and whether the fees payable under the Investment Management Agreement reflect these economies of scale for the benefit of our stockholders;

•	comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives;

•	our projected operating expenses and expense ratio compared to BDCs with similar investment objectives;

•	existing and potential sources of indirect income to GECM from its relationship with us and the profitability of those income sources;

•	information about the services to be performed and the personnel performing such services under the Investment Management Agreement;

•	the organizational capability and financial condition of GECM and its affiliates; and
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•	the possibility of obtaining similar services from other third party service providers or through an internally managed structure.

In connection with their consideration of the renewal of the Investment Management Agreement, our Board gave weight to each of the factors described above, but did not identify any one particular factor as controlling their decision. After deliberation and consideration of all of the information provided, including the factors described above, the Board, including all of its independent members, concluded that the Investment Management Agreement should be approved and continued.

Regulation as a Business Development Company

We may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by the “vote of a majority of the outstanding voting securities”, as required by the Investment Company Act. A “vote of a majority of the outstanding voting securities of a company” is defined under the Investment Company Act as the lesser of:

•	67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or

•	more than 50% of the outstanding voting securities of such company.

A majority of our directors must be persons who are not “interested persons”, as that term is defined in the Investment Company Act. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the BDC. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are required to meet a coverage ratio of the value of total assets to total senior securities, which include all of our borrowings and any preferred stock we may issue in the future, of at least 150%. We may also be prohibited under the Investment Company Act from knowingly participating in certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, prior approval by the SEC.

For example, we may sell shares of our common stock at a price below the then current NAV of our common stock if our Board determines that such sale is in our and our stockholders’ best interests, and our stockholders approve our policy and practice of making such sales. In any such case, under such circumstances, the price at which shares of our common stock are sold may be the fair value of such shares of common stock. We may be examined by the SEC for compliance with the Investment Company Act.

We are generally unable to sell shares of our common stock at a price below NAV per share. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage. We may, however, sell shares of our common stock at a price below NAV per share:

•	in connection with a rights offering to our existing stockholders,

•	with the consent of the majority of our common stockholders, or

•	under such other circumstances as the SEC may permit.

We may not acquire any assets other than “qualifying assets” unless, at the time we make such acquisition, the value of our qualifying assets represents at least 70% of the value of our total assets. The principal categories of qualifying assets relevant to our business are:

•	securities purchased in transactions not involving any public offering, the issuer of which is an eligible portfolio company;

•	securities received in exchange for or distributed with respect to securities described in the bullet above or pursuant to the exercise of options, warrants or rights relating to such securities; and
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•	cash, cash items, government securities or high quality debt securities (within the meaning of the Investment Company Act), maturing in one year or less from the time of investment.

An “eligible portfolio company” is generally a U.S. domestic company that is not an investment company (other than a small business investment company wholly-owned by a BDC) and that:

•	does not have a class of securities with respect to which a broker may extend margin credit at the time the acquisition is made;

•	is controlled by the BDC and has an affiliate of the BDC on its board of directors;

•	does not have any class of securities listed on a national securities exchange;

•	is a public company that lists its securities on a national securities exchange with a market capitalization of less than $250.0 million; or

•	meets such other criteria as may be established by the SEC.

“Control”, as defined by the Investment Company Act, is presumed to exist where a BDC beneficially owns more than 25% of the outstanding voting securities of the portfolio company.

In addition, a BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in eligible portfolio companies, or in other securities that are consistent with its purpose as a BDC.

To include certain securities described above as “qualifying assets” for the purpose of the 70% test, a BDC must offer to the issuer of those securities managerial assistance such as providing guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company. We offer to provide managerial assistance to our portfolio companies.

Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as “temporary investments”, so that 70% of our assets, as applicable, are qualifying assets. We make purchases that are consistent with our purpose of making investments in securities described in paragraphs 1 through 3 of Section 55(a) of the Investment Company Act. We will invest in U.S. Treasury bills or in repurchase agreements that are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit.

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock, if our asset coverage, as defined in the Investment Company Act, is at least equal to 150% immediately after each such issuance. In addition, while any senior securities remain outstanding, we must make provisions to prohibit cash distributions to our stockholders or the repurchase of our common stock unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our gross assets for temporary or emergency purposes without regard to asset coverage.

Code of Ethics

We and GECM have each adopted a code of ethics, which applies to the management at each company, respectively, pursuant to Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain transactions by our or GECM’s personnel,

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respectively. Each code of ethics is included as an exhibit to the registration statement of which this prospectus supplement is a part and is available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. You may also obtain copies of the respective codes of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to GECM. The Proxy Voting Policies and Procedures of GECM are set forth below. The guidelines are reviewed periodically by GECM and our non-interested directors, and, accordingly, are subject to change. For purposes of these Proxy Voting Policies and Procedures described below, “we,” “our” and “us” refers to GECM.

Introduction

As an investment adviser registered under the Advisers Act, GECM has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, GECM recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients.

These policies and procedures for voting proxies for GECM’s investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

GECM votes proxies relating to our portfolio securities in what it perceives to be the best interest of its clients. GECM reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its impact on the portfolio securities held by its clients. Although GECM generally votes against proposals that may have a negative impact on its clients’ portfolio securities, GECM may vote for such a proposal if there exists compelling long-term reasons to do so.

GECM proxy voting decisions are made by the senior officers who are responsible for monitoring each of its clients’ investments. To ensure that our vote is not the product of a conflict of interest, GECM requires that: (i) anyone involved in the decision-making process disclose to our Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision-making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.

Proxy Voting Records

You may obtain information about how GECM voted proxies during the twelve-month period ended March 31, 2024 without charge, upon request, by making a written request for proxy voting information to: Chief Compliance Officer, Great Elm Capital Corp., c/o Great Elm Capital Management, LLC, 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410, or by calling (617) 375-3006, and on the SEC’s website at http://www.sec.gov.

Certain U.S. Federal Income Tax Matters

We currently qualify as a RIC under the Code. To continue to qualify as a RIC, we must, among other things, (a) derive in each taxable year at least 90% of our gross income from dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income (including but not limited to gain from options, futures and forward contracts) derived with respect to our business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership” (a “QPTP”); and (b) diversify our holdings so that, at the end of each quarter of each taxable year (i) at least 50% of the market value of our total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of our total assets and not more than 10% of the outstanding voting securities of such issuer (subject to the exception described below), and (ii) not more than 25% of the market value of our total assets is invested in the securities (other than U.S. Government securities and the securities of other regulated investment companies) (A) of any one issuer, (B) of any two or more

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issuers that we control and that are determined to be engaged in the same business or similar or related trades or businesses, or (C) of one or more QPTPs. We may generate certain income that might not qualify as good income for purposes of the 90% annual gross income requirement described above. We will monitor our transactions to endeavor to prevent our disqualification as a RIC.

If we fail to satisfy the 90% annual gross income requirement or the asset diversification requirements discussed above in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements and the failures are otherwise cured. Additionally, relief is provided for certain de minimis failures of the asset diversification requirements where we correct the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of our income would be subject to corporate-level U.S. federal income tax as described below. We cannot provide assurance that we would qualify for any such relief should we fail the 90% annual gross income requirement or the asset diversification requirements discussed above.

As a RIC, in any taxable year with respect to which we timely distribute at least 90% of the sum of:

•	our investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gain over net long-term capital loss and other taxable income (other than any net capital gain), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid; and

•	net tax exempt interest income (which is the excess of our gross tax exempt interest income over certain disallowed deductions) (the “Annual Distribution Requirement”).

We (but not our stockholders) generally will not be subject to U.S. federal income tax on investment company taxable income and net capital gain (generally, net long-term capital gain in excess of short-term capital loss) that we distribute to our stockholders. However, due to limits on the deductibility of certain expenses, we may, in certain years, have aggregate taxable income subject to the Annual Distribution Requirement that is in excess of the aggregate net income actually earned by us in those years.

We intend to distribute annually all or substantially all of such income on a timely basis.

To the extent that we retain our net capital gains for investment or any investment company taxable income, we will be subject to U.S. federal income tax at the regular corporate income tax rates. We may choose to retain our net capital gains for investment or any investment company taxable income, and pay the associated federal corporate income tax, including the federal excise tax described below.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by us. To avoid this tax, we must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:

•	at least 98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;

•	at least 98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and

•	certain undistributed amounts from previous years on which we paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”).

While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax, sufficient amounts of our taxable income and capital gains may not be distributed to avoid entirely the imposition of the tax. In that event, we will be liable for the tax only on the amount by which we do not meet the Excise Tax Avoidance Requirement.

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If, in any particular taxable year, we do not satisfy the Annual Distribution Requirement or otherwise were to fail to qualify as a RIC (for example, because we fail the 90% annual gross income requirement described above), and relief is not available as discussed above, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to stockholders, and distributions generally will be taxable to the stockholders as ordinary dividends to the extent of our current and accumulated earnings and profits.

We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.

If we realize a net capital loss, the excess of our net short-term capital loss over our net long-term capital gain is treated as a short-term capital loss arising on the first day of our next taxable year and the excess of our net long-term capital loss over our net short-term capital gain is treated as a long-term capital loss arising on the first day of our next taxable year. If future capital gain is offset by carried forward capital losses, such future capital gain is not subject to fund-level U.S. federal income tax, regardless of whether amounts corresponding to such gain are distributed to stockholders. Accordingly, we do not expect to distribute any such offsetting capital gain. A RIC cannot carry back or carry forward any net operating losses to offset its investment company taxable income.

Our Investments

Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things:

•	disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, net capital losses, business interest expenses and certain underwriting and similar fees;

•	convert lower taxed long-term capital gain and qualified dividend income into higher taxed, short-term capital gain or ordinary income;

•	convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited);

•	cause us to recognize income or gain without a corresponding receipt of cash;

•	adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur;

•	adversely alter the characterization of certain complex financial transactions; and

•	produce income that will not qualify as “good income” for purposes of the 90% annual gross income requirement described above.

We will monitor our transactions and may make certain tax elections and may be required to borrow money or dispose of securities (even if it is not advantageous to dispose of such securities) to mitigate the effect of these rules and prevent disqualification of us as a RIC. However, no assurances can be given as to our eligibility for any such tax elections or that any such tax elections that are made will fully mitigate the effects of these rules.

Investments we make in securities issued at a discount or providing for deferred interest or PIK interest are subject to special tax rules that will affect the amount, timing and character of distributions to stockholders. For example, with respect to securities issued at a discount, we will generally be required to accrue daily as income a portion of the discount and to distribute such income on a timely basis each year to maintain our qualification as a RIC and to avoid U.S. federal income and excise taxes. Since in certain circumstances we may recognize income before or without receiving cash representing such income or incur expenses that are not fully deductible for tax purposes, we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

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Furthermore, a portfolio company in which we invest may face financial difficulty that requires us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income. Any such restructuring may also result in our recognition of a substantial amount of non-qualifying income for purposes of the 90% gross income requirement or our receiving assets that would not count toward the asset diversification requirements.

Gain or loss recognized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.

If we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. Stockholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to foreign taxes paid by us.

If we acquire shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Our ability to make either election will depend on factors beyond our control. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.

If we hold more than 10% of the shares (by vote or value) in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), we may be required to include in our gross income our pro rata share of such CFC’s “subpart F income” and “global intangible low-taxed income,” whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Stockholders. A “U.S. Stockholder”, for purposes of this paragraph, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power of all classes of shares or 10% or more of the value of a corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and we must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

Although the Code generally provides that income inclusions from QEFs and deemed distributions of subpart F income and global intangible low-taxed income from CFCs will be “good income” for purposes of the 90% gross income requirement to the extent such income is distributed to a RIC in the year it is included in the RIC’s income, the Code does not specifically provide whether income inclusions from a QEF or deemed distributions from a CFC during the RIC’s taxable year with respect to which no distribution is received would be “good income” for the 90% gross income requirement. The Department of the Treasury, however, has issued regulations that treat such income as being “good income” for purposes of the 90% gross income requirement, provided the income is derived with respect to a corporation’s business of investing in stock, securities or currencies.

Our functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also generally treated as ordinary income or loss.

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If we borrow money, we may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Limits on our payment of dividends may prevent us from meeting the Annual Distribution Requirement, and may, therefore, jeopardize our qualification for taxation as a RIC, or subject us to the 4% excise tax.

Even if we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements, under the Investment Company Act, we are not permitted to make cash distributions to our stockholders while our debt obligations and senior securities are outstanding unless certain “asset coverage” tests are met. This may also jeopardize our qualification for taxation as a RIC or subject us to the 4% excise tax.

Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and (2) other requirements relating to our status as a RIC, including the asset diversification requirements. If we dispose of assets to meet the Annual Distribution Requirement, the asset diversification requirements, or the 4% excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

Some of the income that we might otherwise earn, such as lease income, management fees, or income recognized in a work-out or restructuring of a portfolio investment, may not satisfy the 90% gross income requirement. To manage the risk that such income might disqualify us as a RIC for a failure to satisfy the 90% gross income requirement, one or more of our subsidiaries treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income. Such corporations will be required to pay U.S. corporate income tax (and possible state or local tax) on their earnings, which ultimately will reduce the yield to our stockholders on such income and fees.

Failure to Qualify as a RIC

If we were unable to qualify for treatment as a RIC, and relief is not available as discussed above, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders nor would we be required to make distributions for tax purposes. Distributions would generally be taxable to our stockholders as ordinary dividend income eligible for reduced maximum rates for non-corporate stockholders to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate U.S. stockholders would be eligible for the dividends received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we were to fail to meet the RIC requirements for more than two consecutive years and then to seek to requalify as a RIC, we would be required to recognize gain to the extent of any unrealized appreciation in our assets unless we made a special election to pay corporate level tax on any such unrealized appreciation recognized during the succeeding five-year period. Our qualification and taxation as a RIC depends upon our ability to satisfy on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements imposed under the Code. However, no assurance can be given that we will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may become impossible or impracticable.

Administration Agreement

Our Board approved the Administration Agreement on August 8, 2016. Pursuant to the Administration Agreement, GECM furnishes us with, or otherwise arranges for the provision of, office facilities, equipment, clerical, bookkeeping, finance, accounting, compliance and record keeping services at such office facilities and other such services as the administrator. Under the Administration Agreement, GECM will, from time to time, provide, or otherwise arrange for the provision of, other services GECM determines to be necessary or useful to perform its obligations under the Administration Agreement, including retaining the services of financial, compliance, accounting and administrative personnel that perform services on our behalf, including personnel to serve as our Chief Financial Officer and Chief Compliance Officer. Under the Administration Agreement, GECM also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, GECM assists us in determining and publishing our NAV, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and

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generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments made by us to GECM under the Administration Agreement are equal to an amount based upon our allocable portion of GECM’s overhead in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our officers (including our Chief Compliance Officer, Chief Financial Officer and their respective staffs). The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party.

We bear all costs and expenses, including rental expenses, that are incurred in our operation and transactions and not specifically assumed by GECM pursuant to the Investment Management Agreement.

The Administration Agreement provides that, to the fullest extent permitted by law, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, GECM, its stockholders and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from or otherwise based upon the rendering of GECM’s services under the Administration Agreement or otherwise as our administrator.

Great Elm License Agreement

We have a license agreement with GEG pursuant to which GEG grants us a non-exclusive, royalty-free license to use the name “Great Elm Capital Corp.” Under the license agreement, we have a right to use the Great Elm Capital Corp. name and the logo for so long as GECM, or an affiliate thereof, remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Great Elm Capital Corp.” name. The license agreement may be terminated by either party without penalty upon 60 days’ written notice to the other.

Brokerage Allocation and Other Practices

Since we acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in do not require the use of brokers or the payment of brokerage commissions. Subject to policies established by our Board, GECM is primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. GECM does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities.

The aggregate amount of brokerage commissions paid by us during the three most recent fiscal years is approximately $142. Such commissions include approximately $141 in brokerage commissions paid to Imperial Capital, LLC, an affiliated person of ICAM, beginning when ICAM became an affiliated person of the Company during the quarter ended December 31, 2021 through December 31, 2023. Brokerage commissions paid to Imperial Capital, LLC represent nearly 100% of our aggregate brokerage commissions during the most recent fiscal year and the dollar amount of transactions on which such brokerage commissions were paid represents nearly 100% of the aggregate dollar amount of transactions involving the payment of commissions during such fiscal year.

Properties

Our executive offices are located at 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410, and are provided by GECM in accordance with the terms of the Administration Agreement.

Legal Proceedings

From time to time, we, our investment adviser or administrator may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies.

We are named as a defendant in a lawsuit filed on March 5, 2016, and captioned Intrepid Investments, LLC v. London Bay Capital, which is pending in the Delaware Court of Chancery (the “Court”). The plaintiff immediately

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agreed to stay the action in light of an ongoing mediation among parties other than us. This lawsuit was brought by a member of Speedwell Holdings (formerly known as The Selling Source, LLC), one of our portfolio investments, against various members of and lenders to Speedwell Holdings. The plaintiff asserts claims of aiding and abetting, breaches of fiduciary duty, and tortious interference against us. In June 2018, Intrepid Investments, LLC (“Intrepid”) sent notice to the court and defendants effectively lifting the stay and triggering defendants’ obligation to respond to the Intrepid complaint. In September 2018, we joined the other defendants in a motion to dismiss on various grounds. In February 2019, Intrepid filed a second amended complaint to which defendants filed a renewed motion to dismiss in March 2019. In June 2023, the Court granted in part and denied in part defendants’ motion to dismiss. The parties are currently involved in pre-trial discovery on the surviving claims.

Privacy Principles

We are committed to maintaining the privacy of our stockholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any nonpublic personal information relating to our stockholders, although certain nonpublic personal information of our stockholders may become available to us. We do not disclose any nonpublic personal information about our stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).

We restrict access to nonpublic personal information about our stockholders to employees of GECM and its affiliates with a legitimate business need for the information. We intend to maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our stockholders.

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Management

Board of Directors

Our Board is divided into three classes. Directors are elected for staggered terms, with the term of office of one of the three classes of directors expiring at each annual meeting of stockholders. Each director is elected for a three- year term ending at the third annual meeting of stockholders following his election and until his successor is duly elected and qualifies. Our directors have been divided into two groups—interested directors and independent directors. An interested director is an “interested person” as defined in Section 2(a)(19) of the Investment Company Act of the Company.

The address for each of our directors is c/o Great Elm Capital Corp., 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410.

Independent Directors

Name, Address and Age	Position(s) Held with GECC	Term of Office (Length of Time Served)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director During Past 5 Years
Mark Kuperschmid (61)	Director	Until 2026 (since inception)	Managing Member – Benmark Investments LLC	N/A	None
Richard M. Cohen (73)	Director	Until 2026 (since 2022)	President – Richard M. Cohen Consultants	N/A	Direct Digital Holdings Ondas Network Smart For Life
Chad Perry (52)	Director	Until 2025 (since 2022)	Executive Vice President and General Counsel – RLJ Lodging Trust; Executive Vice President and General Counsel – Tanger Factory Outlet Centers, Inc.	N/A	DWS Fund Complex

Interested Directors

Name, Address and Age	Position(s) Held with GECC	Term of Office (Length of Time Served)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director During Past 5 Years
Matthew A. Drapkin (51)(1)	Chairman of the Board	Until 2027 (since 2022)	Chief Executive Officer – Northern Right	N/A	Northern Right GEG PRGX Intevac
Erik A. Falk (54)(2)	Director	Until 2027 (since 2021)	Head of Strategy – Magnetar Capital	N/A	None

(1)	Mr. Drapkin is an interested person of the Company due to his and Northern Right Capital Management, L.P.’s (“Northern Right”) ownership of GEG’s common stock and GEG’s Senior Convertible PIK Notes due 2030 (“GEG PIK Notes”). Mr. Drapkin is also the managing member of the general partner of BC Advisors, LLC (“BCA”), the General Partner of Northern Right. Northern Right is the general partner of Northern Right Capital (QP), L.P. (“Northern Right QP”). Therefore, Northern Right has control of both entities. Northern Right also has investment management agreements with three separately managed accounts giving Northern Right the power to vote, acquire or dispose of securities.
(2)	Mr. Falk is an interested person of the Company due to his ownership of GEG’s common stock and GEG PIK Notes.
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Independent Directors

Mark Kuperschmid is our Lead Independent Director. Mr. Kuperschmid has served as managing member of Benmark Investments LLC since May 2006 and has been a private investor/advisor across a variety of industries, and has served in operating roles or provided strategic consulting services with respect to several investments. He previously served as Co-Head of Technology Investment Banking for Banc of America Securities and ran Trammell Crow Company’s Northern California commercial real estate operation. He began his career as a financial analyst with Morgan Stanley in New York. Mr. Kuperschmid holds a B.S./B.A. with honors from the University of Pennsylvania (Wharton) and an M.B.A. from Stanford University.

Richard Cohen has been the President of Richard M. Cohen Consultants since 1996, a company providing financial consulting services to both public and private companies. He has served as a Director of Ondas Holdings (NASDAQ: ONDS) since 2018, Direct Digital (NASDAQ: DRCT) since November 2021 and Smart For Life, Inc. (NASDAQ: SMFL) from February 2022 to August 2022. From March 2012 to July 2015, he was the Founder and Managing Partner of Chord Advisors, a firm providing outsourced CFO services to both public and private companies. From May 2012 to August 2013, he was the Interim CEO and member of the Board of CorMedix Inc. (NYSE: CRMD). From July 2008 to August 2012, Mr. Cohen was a member of the Audit Committee of Rodman and Renshaw, an investment banking firm. From July 2001 to August 2012, he was a partner with Novation Capital until its sale to a private equity firm. Mr. Cohen holds a B.S. with honors from the University of Pennsylvania (Wharton), an M.B.A. from Stanford University and a CPA from New York State (inactive).

Chad Perry currently serves as Executive Vice President and General Counsel at RLJ Lodging Trust. Mr. Perry previously served at Tanger Factory Outlet Centers, Inc. from December 2011 to April 2023 as Executive Vice President - General Counsel and was named Secretary in May 2012. His responsibilities included corporate governance, compliance, management of the in-house legal department and other legal matters, as well as Human Resources, Business Development and Real Estate Development. He was Executive Vice President and Deputy General Counsel of LPL Financial Corporation from May 2006 to December 2011. Previously, he was Senior Corporate Counsel of EMC Corporation. Mr. Perry began his legal career with international law firm Ropes & Gray LLP. Mr. Perry is a graduate of Princeton University, and earned a J.D. from Columbia University, where he was a Harlan Fiske Stone Scholar. He is a member of both the Massachusetts and California bar associations.

Interested Directors

Matthew A. Drapkin is the Chairman of our Board. He has been a member of our Board since March 2022. Mr. Drapkin is Chief Executive Officer & Portfolio Manager of Northern Right Capital Management, L.P., an alternative asset manager focused on small and mid-cap public companies.

Mr. Drapkin currently serves as Executive Chairman of Boardroom Alpha, Inc., an analytics company, and as the Vice Chairman of the board of directors of GEG. Mr. Drapkin previously served on the board of directors of Intevac, a publicly-traded provider of equipment solutions to the hard-disk drive industry and high-sensitivity imaging products, primarily for the defense market, as Chairman of the Board of Ruby Tuesday, a restaurant operator, Lead Independent Director of Hot Topic, a specialty retailer, and a director of Xura (formerly known as Comverse), a provider of telecommunications businesses solutions, Glu Mobile, a mobile gaming company, Plato Learning, a provider of curriculum management, and Alloy, a diversified media company. Before joining Northern Right Capital Management, L.P. in December 2009, Mr. Drapkin had extensive investment experience, including his work as Head of Research, Special Situations, and Private Equity at ENSO Capital, a New York-based hedge fund, and Senior VP of Corporate Development at MacAndrews & Forbes, where he participated in more than $3 billion of transactions, including Scientific Games, Deluxe Entertainment Services, AM General, and Scantron. Prior to MacAndrews & Forbes, Mr. Drapkin served as General Manager of two of Condé Nast Publications’ wholly-owned Internet sites, Epicurious.com and Concierge.com, and headed Condé Nast’s Internet venture investment effort. Mr. Drapkin began his career as an investment banker at The Goldman Sachs Group, Inc. where he advised companies on corporate finance and M&A matters. He holds a J.D. from Columbia Law School, an M.B.A. from Columbia Business School, and a B.A. in American History from Princeton University.

Erik A. Falk currently serves as Head of Strategy at Magnetar Capital, an alternative asset manager with approximately $14.8 billion in assets under management. His primary focus is developing and implementing strategic initiatives within the firm’s Alternative Credit and Fixed Income business. Mr. Falk has served on the

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boards of various companies on behalf of Deutsche Bank. Mr. Falk holds a B.S. and an M.S. from Stanford University.

Executive Officers

The address for each executive officer is c/o Great Elm Capital Corp., 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410.

Name, Address and Age	Position(s) Held with GECC	Term of Office (Length of Time Served)	Principal Occupation(s) During Past 5 Years
Matt Kaplan (37)	President and Chief Executive Officer	Since March 2022	President and Chief Executive Officer – GECC Portfolio Manager and President – GECM Managing Director – ICAM Analyst – Citadel LLC
Keri A. Davis (40)	Chief Financial Officer and Treasurer	Since March 2019	Chief Financial Officer – GEG SEC Reporting Manager – GECM
Adam M. Kleinman (49)	Chief Compliance Officer and Secretary	Since October 2017	General Counsel and Chief Compliance Officer – GECM President, General Counsel and Chief Compliance Officer – GEG

Matt Kaplan has been our President and Chief Executive Officer since March 2022. Mr. Kaplan has served as a Portfolio Manager since October 2020 and as President since August 2023 for GECM, as well as a Managing Director of ICAM focused on investment opportunities across the capital structure. Mr. Kaplan joined ICAM in 2020 after spending four years at Citadel LLC from 2015 to 2019 investing in special situations and event-driven credit and equities. Previously, Mr. Kaplan served as a Senior Vice President of Imperial Capital UK from 2014 to 2015, advising on special situations and complex transactions, including the liquidation of a failed bank. Prior to Imperial Capital UK, Mr. Kaplan worked in research with Imperial Capital US from 2007 to 2014. Mr. Kaplan earned a B.S. in Managerial Economics from the University of California, Davis and holds the Chartered Financial Analyst designation from the CFA Institute.

Keri A. Davis has been our Chief Financial Officer and Treasurer since March 2019. Ms. Davis also has been the Chief Financial Officer of GEG since May 2023. Prior to serving in these positions, Ms. Davis served as SEC Reporting Manager of GECM since June 2018. Prior to joining GECC, Ms. Davis served as a senior manager in the audit practice at PricewaterhouseCoopers LLP (“PwC”), a multinational professional services firm focusing on audit and assurance, tax and consulting services. She was employed in various capacities in the audit practice at PwC from 2005 to 2017. Ms. Davis holds a B.B.A in Accounting from the University of Massachusetts Amherst.

Adam M. Kleinman has been our Chief Compliance Officer and Secretary since September 2017. Mr. Kleinman has served as GEG’s President, General Counsel and Chief Compliance Officer since March 2018, as GEG’s Chief Operating Officer from March 2018 to August 2022, and as GECM’s General Counsel and Chief Compliance Officer since November 2016. Mr. Kleinman was a Partner, Chief Operating Officer and General Counsel of MAST Capital from March 2009 to September 2017. Prior to joining MAST Capital, Mr. Kleinman was an associate in the Banking and Leverage Finance group at Bingham McCutchen LLP, where he represented financial institutions, hedge funds and corporate borrowers in a broad range of commercial finance transactions. He holds a J.D. from the University of Virginia School of Law and a B.A. in History from Haverford College.

Corporate Governance

Code of Business Conduct and Ethics

We adopted a code of business conduct and ethics which applies to, among others, our executive officers, including our President and Chief Executive Officer and our Chief Financial Officer. Our code of conduct can be accessed via our website at www.greatelmcc.com. Information on our website is not incorporated by reference in, and does not

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form a part of, this prospectus supplement. We intend to disclose any amendments to or waivers of required provisions of the code by filing reports on Form 8-K.

Director Independence

The Nasdaq Rules require listed companies to have a board of directors with at least a majority of “Independent Directors” (as such term is defined in the Nasdaq Rules). Under the Nasdaq Rules, in order for a director to be deemed independent, the board of directors must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.

In accordance with the Nasdaq Rules, our Board annually determines each director’s independence. We do not consider a director independent unless our Board determines that he or she has no material relationship with us or GECM. We monitor the relationships of our directors and officers through a questionnaire that each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes. In order to evaluate the materiality of any such relationship, our Board uses the definition in Nasdaq Rule 5605(a)(2), which provides that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the BDC, as defined in Section 2(a)(19) of the Investment Company Act. Our Board determined that each of the directors is independent and has no relationship with us, except as a director and stockholder, with the exception of Mr. Drapkin and Mr. Falk.

Any member of our Board who has previously been determined to be independent must inform the Chairman of our Board, the Chairman of the Nominating and Corporate Governance Committee and our Corporate Secretary of any change in circumstance that may cause his or her status as an Independent Director to change. Our Board limits membership on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee to Independent Directors.

Risk Oversight

As is the case with virtually all investment companies, including externally managed BDCs such as us (as distinguished from operating companies), our service providers, primarily GECM (located at 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410), have responsibility for our day-to-day management, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk).

Our Audit Committee (which consists only of Independent Directors) meets regularly, and between meetings the Audit Committee Chair maintains contact with our independent registered public accounting firm and our Chief Financial Officer. In addition, our Audit Committee from time to time meets with the independent valuation services that evaluate certain of our securities holdings for which there are not readily available market values. Our Board also receives periodic presentations from senior personnel of GECM regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas such as business continuity, personal trading, valuation, credit and investment research. In addition, our Board, GECM and our other service providers adopted a variety of policies, procedures and controls designed to address particular risks to us. However, it is not possible to eliminate all of the risks. Our Board also receives reports from our legal counsel or lawyers of GECM regarding regulatory compliance and governance matters. The Board’s oversight role does not make our Board a guarantor of our investments or activities or the activities of any of our service providers.

Our Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. Our Board annually reviews a written report from our Chief Compliance Officer discussing the adequacy and effectiveness of our and our service providers’ respective compliance policies and procedures.

Our Board believes its role in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. As a BDC, we are required to comply with regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 150% immediately after each time we incur indebtedness and we generally have to invest at least 70% of our gross assets in “qualifying assets.”

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Board Composition and Leadership Structure

The Investment Company Act requires that at least a majority of the members of our Board be independent directors. Currently, three of our five directors are independent directors. Our Board has designated Mark Kuperschmid as our Lead Independent Director. As Lead Independent Director, Mr. Kuperschmid is responsible for coordinating the activities of the other independent directors and for such other responsibilities as are assigned, from time to time, by our Board. Our Board determined that its leadership structure is appropriate in light of the services that GECM and its affiliates provide to us and the potential conflicts of interest that could arise from these relationships.

Director Experience, Qualifications, Attributes and Skills

Our Board believes that the significance of each director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one director may not have the same value for another) and that these factors are best evaluated at the board level, with no single director, or particular factor, being indicative of board effectiveness. However, our Board believes that directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with our management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties - our Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a director’s educational background; business, professional training or practice (e.g., finance, accounting or law), public service or academic positions; experience from service as a board member (including our Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. To assist them in evaluating matters under federal and state law, the directors are counseled by our internal and outside legal counsel, who interact with GECM, and also may benefit from information provided by our or GECM’s legal counsel. Our Board and its committees have the ability to engage their own legal counsel and other experts as appropriate. The Board is required to evaluate its performance on an annual basis.

Board Committees

As of March 31, 2024, GECC maintains an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Our standing committee charters, including our Audit, Nominating and Corporate Governance and Compensation Committee charters, are posted on our website at www.greatelmcc.com. Paper copies may be obtained upon request by writing to: Corporate Secretary, Great Elm Capital Corp., 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410.

For the fiscal year ended December 31, 2023, our Board held four Board meetings, five Audit Committee meetings, one Nominating and Corporate Governance Committee meeting and one Compensation Committee meeting. All directors who were directors during the fiscal year ended December 31, 2023 attended at least 75% of the meetings of our Board and of the committees on which they served, during the period in which they served. One member of our Board, serving as of December 31, 2023, attended our 2023 annual meeting of stockholders.

We require each director to make a diligent effort to attend all Board and committee meetings, and encourage directors to attend the annual meeting of stockholders.

Audit Committee

The Audit Committee is a standing committee established in accordance with section 3(a)(58)(A) of the Exchange Act that operates pursuant to an Audit Committee Charter approved by our Board. The Audit Committee Charter sets forth the responsibilities of the Audit Committee, which include selecting or retaining each year an independent registered public accounting firm (the “auditors”) to audit our annual financial statements; reviewing and discussing with management and the auditors our annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommending to our Board whether the audited financial statements should be included in our annual report on Form 10-K; reviewing and discussing with management and the auditors our quarterly financial statements prior to the filing of our quarterly reports on Form 10-Q; pre-approving our auditors’ engagement to render audit and/or permissible non-audit services; evaluating the qualifications,

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performance and independence of the auditors; and reviewing preliminary valuations of the investment adviser and independent valuation firms and recommending valuations to our Board.

Our Audit Committee is currently composed of three persons: Mr. Cohen, Mr. Kuperschmid and Mr. Perry, all of whom are considered independent directors under Nasdaq Rule 5605(a)(2). Mr. Cohen currently serves as Chair of the Audit Committee. Our Board determined that Mr. Cohen qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K under the Exchange Act.

The responsibilities and activities of our Audit Committee are described in greater detail in our Audit Committee charter.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for selecting qualified nominees to be elected to our Board by stockholders; identifying, selecting or recommending qualified nominees to fill any vacancies on our Board or a committee thereof; developing and recommending to our Board a set of corporate governance principles applicable to the Company; overseeing the evaluation of our Board and management; and undertaking such other duties and responsibilities as may from time to time be delegated by our Board to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of three persons: Mr. Cohen, Mr. Kuperschmid and Mr. Perry, all of whom are considered independent directors under Nasdaq Rule 5605(a)(2). Mr. Kuperschmid currently serves as the Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee considers stockholder nominations for possible nominees for election as directors when such nominations are submitted in accordance with our Bylaws, the Nominating and Corporate Governance Committee Charter and any applicable law, rule or regulation regarding director nominations. Nominations should be sent to Corporate Secretary, Great Elm Capital Corp., 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410. To have a candidate considered by our Nominating and Corporate Governance Committee, a stockholder should submit the nomination in writing and must include the information required by, and follow the procedures specified in, our Bylaws to the address in the previous sentence.

Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of our Board include, to the extent required, compliance with the independence and other applicable requirements of the federal securities laws, the Nasdaq Rules, and any other applicable laws, rules, or regulations; the ability to contribute to the effective management of GECC, taking into account the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with our management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; educational background, business, professional training or practice (e.g., finance, accounting or law), public service or academic positions, experience from service as a board member (including our Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations, and/or other life experiences; and personal and professional integrity, character, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate. Our Board also believes it is appropriate for members of our management to serve as a member of our Board. In addition, although our Nominating and Corporate Governance Committee does not have a formal policy with regard to consideration of diversity in identifying director candidates, our Nominating and Corporate Governance Committee may consider whether a potential candidate’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to our Board’s membership and collective attributes. Such considerations will vary based on our Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations.

The responsibilities and activities of our Nominating and Corporate Governance Committee are described in greater detail in our Nominating and Corporate Governance Committee charter.

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Compensation Committee

The Compensation Committee is responsible for determining, or recommending to our Board for determining, the compensation of our Chief Compliance Officer paid directly by us, if any. Additionally, the Compensation Committee assists our Board with all matters related to compensation, as directed by our Board. The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. The current members of the Compensation Committee are Mr. Cohen, Mr. Kuperschmid and Mr. Perry, all of whom are considered independent directors under Nasdaq Rule 5605(a)(2). Mr. Perry currently serves as the Chair of the Compensation Committee. None of our executive officers is directly compensated by us and, as a result, the Compensation Committee does not produce and/or review and report on executive compensation practices. Our executive officers do not have a role in determining or recommending director compensation.

The responsibilities and activities of our Compensation Committee are described in greater detail in our Compensation Committee charter.

Compensation of Directors

The following table shows information regarding the compensation received by our directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash	All Other Name Fees Earned or Paid in Cash Compensation(1)	Total
Independent Directors
Mark Kuperschmid	$65,000	$—	$65,000
Richard Cohen	$65,000	$—	$65,000
Chad Perry	$65,000	$—	$65,000
Interested Directors
Matthew A. Drapkin	$—	$—	$—
Erik A. Falk	$—	$—	$—

(1)	In fiscal year 2023, we did not maintain a stock or option plan, non-equity incentive plan or pension plan or other retirement benefits for our directors.

No compensation is paid by us to Mr. Drapkin or Mr. Falk in their roles as director. Our other directors receive an annual fee of $45,000. All of our directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting. In addition, the chairman of each of our Board’s standing committees receives an annual fee of $10,000 for his additional services in these capacities. Each member of these committees receives a $5,000 annual fee for serving on these committees. In addition, we purchased directors’ and officers’ liability insurance on behalf of our directors and officers.

Compensation of Executive Officers

We do not provide direct compensation to our officers. Mr. Kaplan, Ms. Davis and Mr. Kleinman are paid by GECM, subject to reimbursement by us for our allocable portion of Ms. Davis’s and Mr. Kleinman’s compensation under the Administration Agreement, by and between us and GECM.

Compensation Committee Interlocks and Insider Participation

Mr. Kuperschmid, Mr. Cohen and Mr. Perry served on our Compensation Committee during fiscal year 2023. Currently, none of our executive officers are compensated by us, and as such, our Compensation Committee is not required to produce a report on executive officer compensation for inclusion herein. No current or past executive officers or employees of ours or our affiliates serve on our Compensation Committee.

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Our Portfolio Manager

GECM manages our portfolio. We consider Matt Kaplan, our President and Chief Executive Officer, to be our portfolio manager. GECM’s investment team does not receive any direct compensation from us in connection with the management of our portfolio. GECM’s investment personnel may be compensated through: (1) annual base salary; (2) cash bonuses; and (3) equity in GEG.

Matt Kaplan. See “—Executive Officers” above.

Other Accounts Managed

As of December 31, 2023, Matt Kaplan was primarily responsible for the day-to-day management of two pooled investment funds for institutional investors.

Name of Investment Committee Voting Member	Type of Accounts	Total No. of Other Accounts Managed	Total Other Assets (in millions)	No. of Other Accounts where Advisory Fee is Based on Performance	Total Assets in Other Accounts where Advisory Fee is Based on Performance (in millions)
Matt Kaplan	Registered Investment Companies:	None	None	None	None
	Other Pooled Investment Vehicles:	2	$ 21.4	1	$ 14.0
	Other Accounts:	None	None	None	None

Portfolio Manager’s Material Conflicts of Interest

Certain of our executive officers and directors, and the members of the investment committee of GECM, serve or may serve as officers, directors or principals of entities, including ICAM or funds managed by ICAM, that operate in the same or related lines of business as GECC or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. Further, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with GECM and any advisers that may in the future become affiliated with GEG. GECC’s participation in any negotiated co-investment opportunities (other than those in which the only term negotiated is price) with investment funds managed by investment managers under common control with GECM is subject to compliance with the Exemptive Relief Order.

Although funds managed by GECM may have different primary investment objectives than us, they may from time to time invest in asset classes similar to those we target. GECM is not restricted from raising an investment fund with investment objectives similar to ours. Any such funds may also, from time to time, invest in asset classes similar to those we target. GECM will endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any duties owed to us and such other funds. Nevertheless, it is possible that we may not be given the opportunity to participate in investments made by investment funds managed by investment managers affiliated with GECM. We have received exemptive relief from the SEC that allows us to co-invest, together with other investment vehicles managed by GECM, in specific investment opportunities in accordance with the Exemptive Relief Order.

We pay management and incentive fees to GECM and reimburse GECM for certain expenses it incurs. In addition, investors in our common stock will invest on a gross basis and receive distributions on a net basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments. GECM’s management fee is based on a percentage of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds and other forms of leverage) and GECM may have conflicts of interest in connection with decisions that could affect our total assets, such as decisions as to whether to incur indebtedness.

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The part of the incentive fee payable by us that relates to our pre-incentive fee net investment income is computed on income that may include interest that is accrued but not yet received in cash, but payment is made on such accrual only once corresponding income is received in cash. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible, which would result in the reversal of any previously accrued and unpaid incentive fees.

The Investment Management Agreement renews for successive annual periods if approved by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. However, we and GECM each have the right to terminate the agreement without penalty upon 60-days’ written notice to the other party. Moreover, conflicts of interest may arise if GECM seeks to change the terms of the Investment Management Agreement, including, for example, the terms for compensation. Except in limited circumstances, any material change to the Investment Management Agreement must be submitted to our stockholders for approval under the Investment Company Act, and we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the agreement.

As a result of the arrangements described above, there may be times when our management team has interests that differ from those of our stockholders, giving rise to a conflict.

Our stockholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual stockholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of disposition of our investments. As a consequence, conflicts of interest may arise in connection with decisions we make, including with respect to the nature or structuring of our investments, that may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders’ individual tax situations. In selecting and structuring investments appropriate for us, GECM will consider our investment and tax objectives and our stockholders, as a whole, not the investment, tax or other objectives of any stockholder individually.

We may also have conflicts of interest arising out of the investment advisory activities of GECM. GECM may in the future manage other investment funds, accounts or investment vehicles that invest or may invest in assets eligible for purchase by us. To the extent that we compete with entities managed by GECM or any of its affiliates for a particular investment opportunity, GECM will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal investment allocation policies, (2) the requirements of the Advisers Act and (3) restrictions under the Investment Company Act regarding co-investments with affiliates, including the requirements of the Exemptive Relief Order.

Ownership of Securities

As of December 31, 2023, Matt Kaplan owned between $500,001 and $1,000,000 of shares of our common stock, which is calculated based on the closing price for shares of our common stock of $10.65 on December 29, 2023.

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Related Party Transactions and Certain Relationships

Mr. Kaplan serves as a Portfolio Manager and as President for GECM. Mr. Drapkin serves as Vice Chairman of the board of directors of GEG. Mr. Kleinman serves as General Counsel and Chief Compliance Officer of GECM and President, General Counsel and Chief Compliance Officer of GEG, the parent company of GECM, in addition to being our Chief Compliance Officer and Secretary. GEG owns approximately 14.5% of our outstanding shares of common stock as of July 8, 2024.

Certain of our executive officers and directors, and the members of the investment committee of GECM, serve or may serve as officers, directors or principals of entities, including ICAM or funds managed by ICAM, that operate in the same or related lines of business as GECC or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. Further, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with GECM and any advisers that may in the future become affiliated with GEG. GECC’s participation in any negotiated co-investment opportunities (other than those in which the only term negotiated is price) with investment funds managed by investment managers under common control with GECM is subject to compliance with the Exemptive Relief Order.

Mr. Drapkin is a director of GEG and the Chief Executive Officer & Portfolio Manager of Northern Right, a beneficial owner of more than 5% of GEG’s common stock and an owner of GEG PIK notes. Mr. Drapkin does not receive compensation from us in his role as a director and is an “interested person” as defined under Section 2(a)(19) of the Investment Company Act.

We entered into a license agreement with GEG pursuant to which GEG granted us a non-exclusive, royalty-free license to use the name “Great Elm Capital Corp.” Under the license agreement, we have a right to use the “Great Elm Capital Corp.” name and logo for so long as GECM, or an affiliate thereof, remains our investment adviser.

We are party to the Investment Management Agreement with GECM, which is wholly-owned by GEG. Subject to the overall supervision of our Board, GECM manages our day-to-day operations and provides investment advisory and management services to us pursuant to the Investment Management Agreement. We pay GECM a fee for investment management services, which consisted of (1) base management fees of $3.5 million and $3.2 million for the years ended December 31, 2023 and 2022, respectively, and (2) an accrued and unpaid aggregate incentive fee of approximately $1.4 million as of December 31, 2023. For the year ended December 31, 2023, we incurred $3.1 million in Income Incentive Fees accrued during the period. There were no Capital Gains Incentive Fees earned by GECM as calculated under the Investment Management Agreement for the year ended December 31, 2023. For the year ended December 31, 2022, we incurred $0.6 million in Income Incentive Fees accrued during the period, exclusive of the waiver granted by the investment manager of $4.9 million in incentive fees earned in previous periods. There were no Capital Gains Incentive Fees earned by GECM as calculated under the Investment Management Agreement for the year ended December 31, 2022. GECM waived all accrued and unpaid incentive fees pursuant to the Investment Management Agreement as of March 31, 2022. In connection with the incentive fee waiver, we recognized the reversal of these accrued fees during the period ending March 31, 2022, resulting in a corresponding increase in net income and increase in NAV in such period (subject to any offsetting additional expenses or losses).

We are also party to the Administration Agreement with GECM. Pursuant to the Administration Agreement, GECM furnishes us with, or otherwise arranges for the provision of, office facilities, equipment, clerical, bookkeeping, finance, accounting, compliance and record keeping services at such office facilities and other such services as our administrator. We bear all costs and expenses that are incurred in our operation and transactions and not specifically assumed by GECM pursuant to the Investment Management Agreement. For the fiscal years ended December 31, 2023 and 2022 we reimbursed GECM in the amount of $1.1 million and $0.9 million, respectively, for services provided under the Administration Agreement.

On August 16, 2023, GEG, the parent company of GECM, purchased $4.5 million of GECCZ Notes from the underwriters in an SEC registered offering at the public offering price. No underwriting discount or commissions

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(sales load) was paid to the underwriters in connection with GECCZ Notes they sold to GEG. As of March 11, 2024, GEG no longer holds any GECCZ Notes.

On February 8, 2024, we entered into a Share Purchase Agreement with Great Elm Strategic Partnership I, LLC (“GESP”), pursuant to which GESP purchased, and we issued, 1,850,424 shares of our common stock, par value $0.01, at a price of $12.97 per share, which represented our net asset value per share as of February 7, 2024, for an aggregate purchase price of $24 million. GESP is a special purpose vehicle which is owned 25% by GEG. GECM, the investment manager of GECC, is a wholly-owned subsidiary of GEG. GESP has agreed that, for as long as it owns more than 3% of our common stock and to the extent required by the Investment Company Act, it will vote the shares it holds in the same proportion as the vote of all other holders of our common stock.

On June 21, 2024, we entered into a Share Purchase Agreement with PPH, pursuant to which PPH purchased, and we issued, 997,506 shares of our common stock, par value $0.01, at a price of $12.03 per share, which represented our net asset value per share as of June 20, 2024, for an aggregate purchase price of approximately $12 million. PPH is a special purpose vehicle which is owned 25% by GEG. GECM, the investment manager of GECC, is a wholly-owned subsidiary of GEG. PHH has agreed that, for as long as it owns more than 3% of our common stock and to the extent required by the Investment Company Act, it will vote the shares it holds in the same proportion as the vote of all other holders of our common stock.

GECM has entered into the Shared Services Agreement, pursuant to which ICAM makes available to GECM certain back-office employees of ICAM to provide services to GECM in exchange for reimbursement by GECM of the allocated portion of such employees’ time. Pursuant to the Shared Services Agreement, GECM also makes available to ICAM certain employees of GECM to provide services to ICAM in exchange for reimbursement by ICAM of the allocated portion of such employees’ time. Affiliates of ICAM beneficially own more than 5% of our Company’s outstanding common stock.

We have established a written policy to govern the review of potential related party transactions. GECM, our Chief Compliance Officer, and any other officers designated by us are required to review the facts and circumstances of transactions with certain affiliates, and to screen any such transactions, for potential compliance issues under Section 57(h) of the Investment Company Act.

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Control Persons and Principal Stockholders

The following table sets forth, as of the close of business on July 8, 2024, certain information regarding the beneficial ownership of our common stock by:

•	each of the directors and executive officers;
•	all of our current executive officers and directors as a group; and
•	each person known by us to be beneficial owners of 5% or more of our outstanding common stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own more than 5% of our common stock is based upon Schedule 13G and Schedule 13D filings filed by such persons with the SEC and other information obtained from such persons, if available.

Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, as of the close of business on July 8, 2024, 10,449,888 shares of common stock were issued and outstanding.

The address for each of our current directors and executive officers is c/o Great Elm Capital Corp., 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410.

	Shares Beneficially Owned	Percent of Class
Interested Directors
Erik A. Falk	—	*
Matthew A. Drapkin(1)	860,088	8.2%
Independent Directors
Mark Kuperschmid(2)	16,972	*
Richard Cohen	2,612	*
Chad Perry	—	*
Executive Officers
Matt Kaplan	50,668	*
Adam Kleinman	20,558	*
Keri Davis	14,815	*
Directors and executive officers as a group (8 persons)	965,713	9.2%
5% Beneficial Owners
Great Elm Strategic Partnership I, LLC(3)	1,850,424	17.7%
Great Elm Group, Inc.(4)	1,516,932	14.5%
Prosper Peak Holdings, LLC(5)	997,506	9.5%
Entities affiliated with Northern Right Capital Management, L.P.(6)	798,471	7.6%
Entities affiliated with Imperial Capital Asset Management, LLC(7)	711,626	6.8%

*	Less than one percent.
(1)	Includes the 798,471 shares identified in footnote (6) below.
(2)	Includes 13,972 shares held by Benmark Investments LLC (1568 Columbus Ave., Burlingame, California 94010). Mr. Kuperschmid disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(3)	Based on information provided to the Company and furnished in a Schedule 13G filed with the SEC on February 13, 2024 by GESP. GESP reported sole voting and dispositive power over 1,850,424 shares of our common stock. The address for GESP is 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410.
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(4)	Based on information provided to the Company and furnished in a Schedule 13D/A filed with the SEC on June 24, 2024 by GEG. GEG reported sole voting and dispositive power over 1,516,932 shares of our common stock. The address for GEG is 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410.
(5)	Based on information provided to the Company and furnished in a Schedule 13G filed with the SEC on June 24, 2024 by PPH. PPH reported sole voting and dispositive power over 997,506 shares of our common stock. The address for PPH is 800 South Street, Suite 230, Waltham, Massachusetts 02453.
(6)	Based on information provided to the Company and furnished in a Schedule 13D/A filed with the SEC on February 13, 2024, jointly by Northern Right, Northern Right QP, BCA and Matthew A. Drapkin. Each of BCA and Mr. Drapkin reported shared voting and dispositive power over 798,471 shares of our common stock and each of Northern Right and Northern Right QP reported shared voting and dispositive power over 429,331 shares of our common stock. The address for Northern Right is 9 Old Kings Hwy S., 4th Floor, Darien, CT 06820.
(7)	Based on information provided to the Company and furnished in a Schedule 13G/A filed with the SEC on February 14, 2024, jointly by ICAM, Long Ball Partners, LLC (“Long Ball”), IC Leverage Income Fund, LLC (“IC Leverage”), Imperial Capital Group Holdings II, LLC (“Imperial Holdings II”), and Jason Reese. ICAM and Long Ball reported shared voting and dispositive power over 145,189 shares of our common stock; IC Leverage reported shared voting and dispositive power over 167,375 shares of our common stock; Imperial Holdings II reported shared voting and dispositive power over 399,062 shares of our common stock; and Mr. Reese reported shared voting and dispositive power over 711,626 shares of our common stock. The address for ICAM is 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of December 31, 2023. We are not part of a “family of investment companies,” as that term is defined in the Investment Company Act.

Name of Director	Dollar Range of Equity Securities of GECC(1)(2)
Independent Directors
Mark Kuperschmid	Over $100,000
Richard Cohen	$10,001—$50,000
Chad Perry	None
Interested Directors
Matthew A. Drapkin	Over $100,000
Erik A. Falk	None

(1)	Dollar ranges are as follows: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.
(2)	The dollar range of equity securities beneficially owned is based on the closing price for our common stock of $10.65 on December 29, 2023.
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Certain U.S. Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the acquisition, ownership, and disposition of the Additional Notes that we are offering. The following discussion is not exhaustive of all possible tax consequences. This summary is based upon the Code, U.S. Treasury Department (the “U.S. Treasury”) regulations (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those discussed below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances (such as the effects of Section 451(b) of the Code) or to holders subject to special tax rules, such as partnerships, subchapter S corporations or other pass-through entities (and holders of interests in such entities), any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies and stockholders of such corporations, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the Additional Notes as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders (as defined below)) whose functional currency for tax purposes is not the U.S. dollar, persons subject to the alternative minimum tax provisions of the Code and persons who participate in this offering and are also beneficial owners of the GECCM Notes, the GECCO Notes or the GECCZ Notes which are redeemed with the proceeds of this offering as described in “Use of Proceeds”. This summary does not include any discussion of the tax laws of any state, local or foreign government that may be applicable to a particular holder nor does it discuss any U.S. federal tax consequences other than U.S. federal income tax consequences (such as U.S. federal estate or gift tax consequences).

This summary is directed solely to U.S. Holders and Non-U.S. Holders (as defined below) that will purchase the Additional Notes for cash pursuant to this offering at the offer price for the Additional Notes set forth on the front cover hereof and will hold such Additional Notes as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning and disposing of the Additional Notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of an Additional Note offered in this prospectus supplement that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Additional Notes offered in this prospectus supplement, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership, and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the Additional Notes should consult its own tax advisor regarding

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the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition by the partnership of the Additional Notes.

Qualified Reopening

It is anticipated and the following discussion assumes that the issuance of the Additional Notes offered hereby will constitute a “qualified reopening” of the issuance of the Outstanding Notes within the meaning of the applicable U.S. Treasury regulations. Accordingly, the Additional Notes will have the same issue date (i.e., April 17, 2024) and issue price (i.e., 100%) as the Outstanding Notes for U.S. federal income tax purposes.

Pre-Acquisition Accrued Interest

Some portion of the purchase price paid by a holder for the Additional Notes may be attributable to interest accrued prior to the issuance of the Additional Notes (“pre-acquisition accrued interest”). In this case, we intend to take the position that a portion of the first interest payment received by such holder equal to the amount of such pre-acquisition accrued interest will be treated as a nontaxable return of such pre-acquisition accrued interest to the holder. Notwithstanding this position, to the extent any interest is subject to U.S. federal withholding tax as described below, the applicable withholding agent is likely to withhold on all payments of interest, including pre-acquisition accrued interest. Purchasers of the Additional Notes should consult their tax advisor regarding this possible characterization and the ability to obtain a refund of any pre-acquisition accrued interest withheld.

U.S. Holders

Payment of Interest. Except as described under “—Pre-Acquisition Accrued Interest” above, payments of interest on an Additional Note generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Market Discount. If a U.S. Holder purchases the Additional Notes in this offering for a price (excluding any amounts attributable to pre-acquisition accrued interest) that is less than their stated redemption price at maturity, the excess of the stated redemption price at maturity over such purchase price will be treated as market discount. However, the market discount will be considered zero if it is less than a statutorily defined de minimis amount equal to the product of 0.25% multiplied by the stated redemption price at maturity of the Additional Notes multiplied by the number of complete years to maturity from the date of purchase (here, four years).

If a U.S. Holder purchases the Additional Notes with market discount, then, unless such U.S. Holder elects to include market discount in income as it accrues, such U.S. Holder will be required to treat any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the Additional Notes as ordinary income (generally treated as interest income) to the extent of accrued but unrecognized market discount on the Additional Notes. If a U.S. Holder disposes of the Additional Notes with market discount in certain nontaxable transactions, accrued but unrecognized market discount will be includable as ordinary income as if the U.S. Holder sold the Additional Notes in a taxable transaction at their then fair market value. In addition, a U.S. Holder may be required to defer, until the maturity of the Additional Notes or their earlier disposition (including in certain nontaxable transactions), the deduction of all or a portion of its interest expense on any indebtedness such U.S. Holder incurs or continues in order to purchase or carry the Additional Notes.

In general, market discount will be considered to accrue ratably during the period from the date a U.S. Holder purchases the Additional Notes, unless such U.S. Holder irrevocably elects to accrue market discount on the Additional Notes under a constant-yield method. The election to use a constant-yield method applies on a debt instrument-by-debt instrument basis so that if a U.S. Holder makes an election to use the constant-yield method with respect to the Additional Notes, such election will not apply to other debt instruments owned or subsequently acquired by such U.S. Holder. In addition, a U.S. Holder may elect to include market discount in income currently as it accrues (under either a ratable or constant-yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Additional Notes and the deferral of interest deductions will not apply. If a U.S. Holder makes the election to include market discount in income as it accrues, the election will apply to all market discount obligations acquired by such U.S. Holder on or after the first day of the first taxable year to which the election applies, and my not be revoked without the consent of the IRS. The rules

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relating to market discount are complex, and U.S. Holders should consult their own tax advisors regarding the application of these rules in their particular circumstances.

Sale, Exchange, or Retirement of the Additional Notes. Except as described under “—Market Discount” above, upon the sale, exchange, retirement, or other taxable disposition of an Additional Note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other taxable disposition (other than amounts attributable to accrued but unpaid interest, which will be taxed as such) and the U.S. Holder’s adjusted tax basis in the Additional Note. A U.S. Holder’s adjusted tax basis in an Additional Note generally will be the cost of the Additional Note to such U.S. Holder, excluding amounts attributable to pre-acquisition accrued interest, reduced by any payments, other than stated interest payments (including any portion of such stated interest payments attributable to pre-acquisition accrued interest), received with respect to such Additional Note. Gain or loss realized on the sale, exchange, retirement, or other taxable disposition of an Additional Note generally will be capital gain or loss and will be long-term capital gain or loss if the Additional Note has been held for more than one year. The deductibility of capital losses is subject to limitations under the Code.

Additional Medicare Tax on Unearned Income. A tax of 3.8% is imposed on certain “net investment income” (or “undistributed net investment income”, in the case of estates and trusts) received by taxpayers with adjusted gross income above certain threshold amounts. “Net investment income” as defined for U.S. federal Medicare contribution purposes generally includes interest payments on, and gain recognized from the sale or other disposition of, the Additional Notes. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Additional Notes.

Non-U.S. Holders

This discussion applies to you if you are a “Non-U.S. Holder.” A “Non-U.S. Holder” is a beneficial owner of an Additional Note that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

Payment of Interest. Subject to the discussions below concerning backup withholding and Sections 1471 through 1474 of the Code and related U.S. Treasury guidance (collectively referred to as “FATCA”), interest payments that a Non-U.S. Holder receives from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax unless:

•	the Non-U.S. Holder is a “10-percent shareholder” of us within the meaning of Section 871(h)(3) of the Code;
•	the Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;
•	the Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business; or
•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if it certifies, under penalties of perjury, that it is not a U.S. person (on a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable form), or holds its Additional Notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations.

Interest payments not meeting the requirements set forth above may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate). Interest effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business, however, would not be subject to withholding tax as long as the Non-U.S. Holder provides us or our paying agent with an adequate certification (currently on IRS Form W-8ECI). To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) to us or our paying agent before the payment of interest.

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In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Retirement of the Additional Notes. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, retirement, or other taxable disposition of the Additional Notes (except with respect to accrued and unpaid interest, which would be taxed as described under “— Payment of Interest” above), provided that:

•	the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply;
•	in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the Additional Notes; and
•	the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates.

An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of an Additional Note, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other taxable disposition of such Additional Note, which may be offset by U.S. source capital losses.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of an Additional Note is engaged in the conduct of a trade or business within the United States and if interest on the Additional Note, or gain realized on the sale, exchange, or other taxable disposition of the Additional Note, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if it were a U.S. Holder (but without regard to the Medicare tax on net investment income discussed above). In addition, if any such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup Withholding and Information Reporting

Payments of interest on, or the proceeds of the sale or other disposition of, an Additional Note held by a U.S. Holder are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments, along with principal payments on the Additional Note, may also be subject to U.S. federal backup withholding at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding.

A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, an Additional Note. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on an Additional Note, as well as the amount, if any, of tax withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

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Foreign Account Tax Compliance Act

FATCA imposes U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S. source interest (including interest paid on the Additional Notes) and (ii) subject to the proposed U.S. Treasury regulations described below, the gross proceeds from the sale or other disposition of an obligation that produces U.S. source interest (including a disposition of the Additional Notes). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Additionally, in order to be treated as FATCA compliant, a Non-U.S. Holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA Status, and if required, its direct and indirect U.S. owners.

Accordingly, the entity through which a U.S. Holder or a Non-U.S. Holder holds the Additional Notes will affect the determination of whether such withholding is required. Foreign entities located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. We will not pay any additional amounts to U.S. Holders or Non-U.S. Holders in respect of any amounts withheld, whether in respect of FATCA or otherwise. The U.S. Treasury has released proposed U.S. Treasury regulations which, if finalized in their present form, would eliminate the application of this regime with respect to payments of gross proceeds (but not interest). Pursuant to the preamble to these proposed U.S. Treasury regulations, the issuer and any other applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed U.S. Treasury regulations are rescinded. U.S. Holders that own their interests in an Additional Note through a foreign entity or intermediary, and Non-U.S. Holders, should consult their tax advisors regarding the applicability of FATCA.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. You should consult your own tax advisors with respect to the tax consequences to you of the acquisition, ownership and disposition of the Additional Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

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Description of Our Common Stock

The following description is based on relevant portions of the Maryland General Corporation Law and our charter (“Charter”) and bylaws (“Bylaws”). This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.

Our authorized stock consists of 100,000,000 shares of stock, par value $0.01 per share, all of which are initially designated as common stock. Our common stock is listed on Nasdaq under the ticker symbol “GECC.” There are no outstanding options or warrants to purchase our common stock. No common stock has been authorized for issuance under any equity compensation plans. Our fiscal year-end is December 31. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

The following are our outstanding classes of securities as of July 8, 2024:

Title of Class	Amount Authorized	Amount Held by GECC or for GECC’s Account	Amount Outstanding Exclusive of Amounts Shown in the Adjacent Column
Common Stock	100,000,000	—	10,449,888
GECCM Notes	—	—	$45.6 million
GECCO Notes	—	—	$57.5 million
GECCZ Notes	—	—	$40.0 million
The Notes	—	—	$34.5 million

Under our Charter, our Board is authorized to classify and reclassify any unissued stock into other classes or series of stock, including a class or series of preferred stock, without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our Charter provides that a majority of our entire Board, without any action by our stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

All of our common stock has equal rights as to earnings, assets, voting, and dividends and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights, generally have no appraisal rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such common stock will be unable to elect any director.

Preferred Stock

Our Charter authorizes our Board to classify and reclassify any unissued common stock into other classes or series of stock, including preferred stock. The cost of any such reclassification would be indirectly borne by our existing stockholders. Under the terms of our Charter, our Board is authorized to issue preferred stock in one or more classes or series without stockholder approval. Prior to issuance of preferred stock of each class or series, the Board is required by Maryland law and by our Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that

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might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of our common stock is made, the aggregate involuntary liquidation preference of such preferred stock, together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities, must not exceed an amount equal to 50% of our gross assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the Investment Company Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock, if any, would vote as a separate class from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. However, we do not currently have any plans to issue preferred stock.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the Investment Company Act.

Our Charter authorizes us, and our Bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the Investment Company Act, to indemnify any present or former director or officer of GECC or any individual who, while a director or officer of GECC and at our request, serves or has served another corporation, partnership, limited liability company, real estate investment trust, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, who is made, or threatened to be made, a party to, or witness in, a proceeding by reason of his or her service in such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as such and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our Charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the Investment Company Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter requires otherwise, which ours does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance

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reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, in the event that our present or former directors or officers serve another entity as a director, officer, partner or trustee, we expect to obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

The Maryland General Corporation Law and our Charter and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our Board is divided into three classes of directors serving staggered three-year terms. Upon expiration of their terms, directors of each class will be elected to serve for a three-year term ending at the third annual meeting of stockholders following his or her election and until his or her successor is duly elected and qualifies. Each year, one class of directors will be elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.

Election of Directors

Our Charter and Bylaws provide that the affirmative vote of a plurality of the votes cast in the election of directors at a meeting of stockholders duly called and at which a quorum is present will be required to elect a director. Our Board has the exclusive right to amend the Bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our Charter provides that the number of directors will be set only by the Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less than one nor more than nine. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board. Accordingly, except as may be provided by our Board in setting the terms of any class or series of preferred stock, any and all vacancies on our Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the Investment Company Act.

Our Charter provides that, subject to the rights of holders of preferred stock, a director may be removed only for cause, as defined in our Charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Action by Stockholders

Under the Maryland General Corporation Law, unless a corporation’s charter provides otherwise (which our Charter does not), stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous

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written consent in lieu of a meeting. These provisions, combined with the requirements of our Bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board or (3) by a stockholder who was a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving notice by the stockholders as provided for in our Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice provisions of our Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of our Board or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving notice as provided for in our Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the Bylaws. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our Bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed. They may also have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our Bylaws provide that special meetings of stockholders may be called by our Board and certain of our officers. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert to another form of entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of amendments and extraordinary transactions by stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

However, our Charter provides that approval of the following matters requires the affirmative vote of stockholders entitled to cast at least 80% of the votes entitled to be cast on the matter:

•	amendments to the provisions of our Charter relating to the classification of our Board, the power of our Board to fix the number of directors and to fill vacancies on our Board, the vote required to elect or remove a director, the vote required to approve our dissolution, amendments to our Charter and extraordinary transactions and our Board exclusive power to amend our Bylaws;
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•	Charter amendments that would convert us from a closed-end company to an open-end company or make our common stock a redeemable security (within the meaning of the Investment Company Act);
•	our liquidation or dissolution or any amendment to our Charter to effect any such liquidation or dissolution;
•	any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of our assets that the Maryland General Corporation Law requires be approved by our stockholders; or
•	any transaction between us, on the one hand, and any person or group of persons acting together that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of our directors generally, or any person controlling, controlled by or under common control with, employed by or acting as an agent of, any such person or member of such group, on the other hand.

However, if such amendment, proposal or transaction is approved by a majority of our continuing directors (in addition to approval by our Board), such amendment, proposal or transaction may be approved by a majority of the votes entitled to be cast on such a matter, except that any transaction that would not otherwise require stockholder approval under the Maryland General Corporation Law will not require further stockholder approval unless our Charter, our Bylaws or the Maryland General Corporation Law requires such approval. In either event, in accordance with the requirements of the Investment Company Act, any such amendment, proposal or transaction that would have the effect of changing the nature of our business so as to cause us to cease to be, or to withdraw our election as, a BDC would be required to be approved by a majority of our outstanding voting securities, as defined under the Investment Company Act. The “continuing directors” are defined in our Charter as (1) certain of our current directors named therein or (2) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

Our Charter and Bylaws provide that our Board will have the exclusive power to make, alter, amend or repeal any provision of our Bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Maryland Control Acquisition Share Act discussed below, as permitted by the Maryland General Corporation Law, our Charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our entire Board determines that such rights shall apply.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares that the acquiring person is then entitled to vote as a

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result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our Bylaws, compliance with the Investment Company Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders at which the voting rights of the shares are considered and not approved is held, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Maryland Control Share Acquisition Act does not apply (a) to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our common stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Business Combinations

Under Maryland law, the Maryland Business Combination Act provides that certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than common stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
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These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The Maryland Business Combination Act permits various exemptions from its provisions, including business combinations that are exempted by the Board before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not interested persons as defined in the Investment Company Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Maryland Business Combination Act only if our Board determines that it would be in our best interests and if the SEC staff does not object to our determination that GECC being subject to the Business Combination Act does not conflict with the Investment Company Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of GECC and increase the difficulty of consummating any offer.

Forum Selection Clause

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the Maryland General Corporation Law or our Charter or Bylaws or (d) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine shall be, in each case, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

Waiver of Corporate Opportunity Doctrine

Our Charter provides that, we, by resolution of our Board, may renounce any interest or expectancy of ours in (or in being offered an opportunity to participate in) business opportunities that are presented to us or developed by or presented to one of more of our directors or officers.

Conflict with Investment Company Act

Our Bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including, without limitation, the Maryland Control Share Acquisition Act (if we amend our Bylaws to be subject to such Act) and the Maryland Business Combination Act, or any provision of our Charter or Bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act will control.

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Plan of Distribution

We are selling $22,000,000 in aggregate principal amount of the Additional Notes directly to a purchaser (the “Purchaser”) at a public offering price of $24.45 per Additional Note. We have entered into a Purchase Agreement (the “Purchase Agreement”), dated as of July 9, 2024, with the Purchaser relating to the sale of the Additional Notes.

Subject to the terms and conditions of the Purchase Agreement, on the closing date, we will issue the Additional Notes to the Purchaser, and we will receive gross proceeds in the amount of $21,516,000. We estimate that the expenses of this offering payable by us will be approximately $164,000.

The Additional Notes were offered directly to the Purchaser without a placement agent, underwriter, broker or dealer and therefore we are not paying any underwriting discounts or commissions.

We currently anticipate that the closing of the sale of the Purchased Shares will take place on or about July 9, 2024.

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Custodian, Transfer and Distribution Paying Agent and Registrar

Our securities and cash are held in safekeeping by The Northern Trust Company located at 50 South LaSalle Street, Chicago, Illinois 60603. Equiniti Trust Company, LLC acts as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 48 Wall Street, Floor 23, New York, NY 10005.

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Legal Matters

Certain legal matters with respect to the Additional Notes offered hereby will be passed upon for us by Jones Day, New York, New York, and Venable LLP, Baltimore, Maryland. Kirkland & Ellis LLP, Washington, D.C., is counsel to the Purchaser in connection with this offering.

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Independent Registered Public Accounting Firm

Our consolidated statement of assets and liabilities, including the consolidated schedule of investments, as of December 31, 2023 and December 31, 2022, and our related statements of operations, changes in net assets, cash flows for the years ended December 31, 2023, December 31, 2022 and December 31, 2021 and financial highlights for each of the five years in the period then ended, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The principal business address of Deloitte & Touche LLP is 200 Berkeley Street, Boston, MA 02116.

102

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits filed as part of, or incorporated by reference into, the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the Additional Notes we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement or otherwise incorporated by reference as an exhibit thereto, please see the copy of the contract or document that has been filed or incorporated by reference. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed or incorporated by reference as an exhibit is qualified in all respects by such exhibit.

We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. You may also obtain free copies of our annual and quarterly reports and make stockholder inquiries by contacting us at Great Elm Capital Corp., 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410or by calling us collect at (617) 375-3006. We maintain a website at http://www.greatelmcc.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information, and all information incorporated by reference herein, available, free of charge, on or through such website. Information on our website is not incorporated or a part of this prospectus supplement. The SEC also maintains a website at http://www.sec.gov where such information is available without charge.

103

Incorporation By Reference

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus supplement and the accompanying prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement and the accompanying prospectus and before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We incorporate by reference into this prospectus supplement and the accompanying prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and the accompanying prospectus until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement and the accompanying prospectus. Information that we file with the SEC subsequent to the date of this prospectus supplement and the accompanying prospectus will automatically update and may supersede information in this prospectus supplement and the accompanying prospectus and other information previously filed with the SEC. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have been previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023;
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed on May 2, 2024;
•	Our Current Reports on Form 8-K filed with the SEC on February 8, 2024 (Items 1.01, 3.02, 8.01 and 9.01 only), April 17, 2024, April 24, 2024, June 3, 2024 and June 24, 2024; and
•	The description of our common stock set forth in the registration statement on Form 8-A filed on September 27, 2016, as updated by Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and all amendments and reports filed for the purpose of updating that description.

See “Where You Can Find More Information” for information on how to obtain a copy of these filings.

104

PROSPECTUS
GREAT ELM CAPITAL CORP.
Common Stock
Preferred Stock
Subscription Rights
Warrants
Debt Securities
Units
We are an externally managed non-diversified closed-end management investment company that elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We seek to generate current income and capital appreciation through debt and income generating equity investments, including investments in specialty finance businesses. Our external investment manager, Great Elm Capital Management, Inc. (“GECM”), provides the administrative services necessary for us to operate.
We may offer and sell from time to time our common stock, par value $0.01 per share (“common stock”), preferred stock, par value $0.01 per share (“preferred stock”), certain debt securities (“debt securities”), subscription rights (“subscription rights”), warrants, representing rights to purchase common stock, preferred stock or debt securities (“warrants”), and units which may consist of a combination of any one or more of the securities being registered hereunder and may also include securities issued by third parties, including the U.S. Treasury (“units” and, together with the common stock, preferred stock, debt securities subscription rights and warrants, the “securities”). We may sell any combination of these securities in one or more offerings.
We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.
Our common stock is listed on the NASDAQ Global Market (“Nasdaq”) under the ticker symbol “GECC.” Our 6.50% Notes due 2024, 6.75% Notes due 2025 and 5.875% Notes due 2026 trade on Nasdaq under the symbols “GECCN,” GECCM” and “GECCO,” respectively. As of January 7, 2022, the last reported price of our common stock, 6.50% Notes due 2024, 6.75% Notes due 2025 and 5.875% Notes due 2026 was $3.195, $25.20, $25.30 and $25.51, respectively. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.
Based on the last reported sale price of $3.195 per share of our common stock on Nasdaq on January 7, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was $43,319,643.90 based on 26,905,668 shares of outstanding common stock, of which 13,558,574 shares were held by non-affiliates. As of the date of this prospectus we have not sold any of our securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering pursuant to this prospectus with a value exceeding more than one-third of our “Public Float” (the market value of our common stock held by our non-affiliates) in any 12-months period so long as our Public Float remains below $75,000,000.
We are required to determine the net asset value per share of our common stock on a quarterly basis. On September 30, 2021, our net asset value per share was $3.70. Shares of closed-end investment companies that are listed on an exchange, including BDCs, frequently trade at a discount to their NAV per share. If our shares trade at a discount to our NAV, it may increase the risk of loss for purchasers of our common stock.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider, including the risk of leverage, before investing in our securities.
This prospectus sets forth concisely important information you should know before investing in our securities. Please read it and the documents we refer you to carefully in their entirety before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”). We maintain a website at http://www.greatelmcc.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information, and all information incorporated by reference herein, available, free of charge, on or through such website. Information on our website is not incorporated or a part of this prospectus. You may also obtain free copies of our annual and quarterly reports and make stockholder inquiries by contacting us at Great Elm Capital Corp., 800 South Street, Suite 230, Waltham, Massachusetts 02453 or by calling us collect at (617) 375-3006. The SEC maintains a website at http://www.sec.gov where such information is available without charge. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated January 12, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. It is important for you to read and consider all of the information contained in this prospectus and any prospectus supplement before making your investment decision. See “Where You Can Find More Information” and “Information We Incorporate By Reference” in this prospectus.
You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized any other person to provide you with additional information, or with information different from that contained in this prospectus. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give to you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities to which it relates. You should assume that the information appearing in this prospectus is accurate only as of the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since such date. To the extent required by law, we will amend or supplement the information contained in this prospectus. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
The terms “we,” “us,” “our,” “the Company” and “GECC” in this prospectus refer to Great Elm Capital Corp., a Maryland corporation, and its subsidiaries for the periods after our consummation of the formation transactions and the merger of Full Circle Capital Corporation, a Maryland corporation (“Full Circle”), with and into us (the “Merger”).
ii

PROSPECTUS SUMMARY
This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” in this prospectus and the other information included in this prospectus and the documents to which we have referred.
Great Elm Capital Corp.
We are a Maryland corporation that was formed in April 2016 and commenced operations on November 3, 2016 following the Merger. We operate as a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a BDC under the Investment Company Act. In addition, for tax purposes, we elected to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), beginning with our tax year starting October 1, 2016.
We seek to generate current income and capital appreciation through debt and income generating equity investments, including investments in specialty finance businesses.
To achieve our investment objectives, we invest in secured and senior secured debt instruments of middle market companies that we believe offer sufficient downside protection and have the potential to generate attractive returns. We generally define middle market companies as companies with enterprise values between $100.0 million and $2.0 billion.
In addition, we make debt and equity investments in companies and operating platforms that originate and/or service commercial specialty finance businesses, including factoring, equipment finance, inventory leasing, merchant cash advance and hard money real estate lending. We also invest directly (including via participation) in the investments made by such businesses. In addition, we have invested in special purpose acquisition companies (“SPACs”). We treat our investments in SPACs as non-qualifying assets under Section 55(a) of the Investment Company Act.
We also make investments throughout other portions of a company’s capital structure, including subordinated debt, mezzanine debt, and equity or equity-linked securities.
We source these transactions directly with issuers and in the secondary markets through relationships with industry professionals.
As a BDC with less than $100 million in annual investment income, we are not subject to the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Some investors may find our securities less attractive because we are not subject to such auditor attestation requirement, which could lead to a less active and more volatile trading market for our securities.
Great Elm Capital Management, Inc.
We are managed by GECM, whose investment team has an aggregate of more than 100 years of experience in financing and investing in leveraged middle-market companies. GECM’s team is led by Peter A. Reed, GECM’s Chief Investment Officer. The GECM investment committee includes Peter A. Reed, Jason W. Reese, Adam M. Kleinman and Matt Kaplan.
GECM has entered into a shared services agreement with Imperial Capital Asset Management, LLC (“ICAM”), pursuant to which ICAM makes available to GECM certain employees of ICAM, including Matt Kaplan, to provide services to GECM in exchange for reimbursement by GECM of the allocated portion of such employees’ time.
We entered into an investment management agreement with GECM, dated as of September 27, 2016 (the “Investment Management Agreement”), pursuant to which GECM provides investment advisory services to GECC, GECM’s investment advisory services are subject to the overall supervision of our board of directors (our “Board”). For providing these services, GECM receives a fee from us, consisting of two components: (1) a base management fee and (2) an incentive fee.
The base management fee is calculated at an annual rate of 1.50% based on the average value of our total assets (determined in conformity with generally accepted accounting principles in the United States (“GAAP”) (other than cash or cash equivalents but including assets purchased with borrowed funds or other forms of leverage)) at the end of the two most recently completed calendar quarters. The base management fee is payable quarterly in arrears.

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. One component of the incentive fee is based on income (the “Income Incentive Fee”) and the other component is based on capital gains (the “Capital Gains Incentive Fee”).
Pursuant to the Administration Agreement, GECM furnishes us with administrative services and we pay GECM our allocable portion of overhead and other expenses incurred by GECM in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs.
Risk Factors
Investment in our securities involves a number of significant risks relating to our investments and our business and structure that you should consider before investing in our securities.
The global outbreak of the novel coronavirus (“COVID-19”) pandemic has disrupted economic markets and the economic impact, duration and spread of the COVID-19 virus is uncertain at this time. The operational and financial performance of some of the portfolio companies in which we make investments has been and may further be significantly impacted by COVID-19, which may in turn impact the valuation of our investments, results of our operations and cash flows.
Our business is subject to a number of risks and uncertainties, including the following:
•	We may lose all of our investments in Avanti Communications Group, plc (“Avanti”).
•
We face increasing competition for investment opportunities. Limited availability of attractive investment opportunities in the market could cause us to hold a larger percentage of our assets in liquid securities until market conditions improve.

•
Changes in the regulatory framework under which the wireless telecommunications industry operates and significant competition in the wireless telecommunications industry could adversely affect our business prospects or results of operations.

•
We are invested in a limited number of portfolio companies, which may subject us to a risk of significant loss if one or more of these companies defaults on its obligations under any of its debt instruments.

•
Our portfolio is concentrated in a limited number of industries, which subjects us to a risk of significant loss if there is a downturn in a particular industry in which a number of our investments are concentrated.

•	Defaults by our portfolio companies may harm our operating results.
•	If we invest in companies that experience significant financial or business difficulties, we may be exposed to distressed lending risks.
•
Certain of the companies in which we invest may have difficulty accessing the capital markets to meet their future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

•
Investing in middle market companies involves a high degree of risk and our financial results may be affected adversely if one or more of our portfolio investments defaults on its loans or notes or fails to perform as we expect.

•
An investment strategy that includes privately held companies presents challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns.

•	Investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.
•	Economic recessions or downturns could impair our portfolio companies and harm our operating results.
•	Our failure to maintain our status as a BDC would reduce our operating flexibility.

•
Regulations governing our operations as a BDC affect our ability to raise additional capital and the way in which we do so. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.

•	We will be subject to corporate level U.S. federal income tax if we are unable to qualify as a RIC under the Code.
•	We may incur additional debt, which could increase the risk in investing in our Company.
•
The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.

•	There are significant potential conflicts of interest that could impact our investment returns.
See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.
Conflicts of Interest
Certain of our executive officers and directors, and members of the investment committee of GECM, serve or may serve as officers, directors or principals of entities that operate in the same or related lines of business as GECC or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. Further, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with GECM and any advisers that may in the future become affiliated with Great Elm Group, Inc. (“GEG”). GEG is the parent company of GECM and currently holds approximately 22.0% of our outstanding common stock. See “Risk Factors—There are significant potential conflicts of interest that could impact our investment returns.”
Although funds managed by GECM may have different primary investment objectives than us, they may from time to time invest in asset classes similar to those we target. GECM is not restricted from raising an investment fund with investment objectives similar to ours. Any such funds may also, from time to time, invest in asset classes similar to those we target. GECM will endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any duties owed to us and such other funds. Nevertheless, it is possible that we may not be given the opportunity to participate in investments made by investment funds managed by investment managers affiliated with GECM.
We pay management and incentive fees to GECM, and reimburse GECM for certain expenses it incurs. In addition, investors in our common stock will invest on a gross basis and receive distributions on a net basis after expenses, resulting in, among other things, a lower rate of return than they might achieve through direct investments. GECM’s management fee is based on a percentage of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds and other forms of leverage) and GECM may have conflicts of interest in connection with decisions that could affect our total assets, such as decisions as to whether to incur indebtedness.
The part of the incentive fee payable by us that relates to our pre-incentive fee net investment income is computed and paid on income that may include interest that is accrued but not yet received in cash. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible.
The Investment Management Agreement renews for successive annual periods if approved by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. However, we and GECM each have the right to terminate the agreement without penalty upon 60-days’ written notice to the other party. Moreover, conflicts of interest may arise if GECM seeks to change the terms of the Investment Management Agreement, including, for example, the terms for compensation. Except in limited circumstances, any material change to the Investment Management Agreement must be submitted to our stockholders for approval under the Investment Company Act, and we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the agreement.

As a result of the arrangements described above, there may be times when our management team has interests that differ from those of our stockholders, giving rise to a conflict.
Our stockholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual stockholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of disposition of our investments. As a consequence, conflicts of interest may arise in connection with decisions we make, including with respect to the nature or structuring of our investments, that may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders’ individual tax situations. In selecting and structuring investments appropriate for us, GECM will consider our investment and tax objectives and our stockholders, as a whole, not the investment, tax or other objectives of any stockholder individually.
We may also have conflicts of interest arising out of the investment advisory activities of GECM. GECM may in the future manage other investment funds, accounts or investment vehicles that invest or may invest in assets eligible for purchase by us. To the extent that we compete with entities managed by GECM or any of its affiliates for a particular investment opportunity, GECM will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal investment allocation policies, (2) the requirements of the Investment Advisers Act of 1940 as amended (the “Advisers Act”), and (3) restrictions under the Investment Company Act regarding co-investments with affiliates. We have received exemptive relief from the SEC that allows us to co-invest, together with other investment vehicles managed by GECM, in specific investment opportunities in accordance with the terms of the order granting such relief.
Our Corporate Information
Our and GECM’s offices are located at 800 South Street, Suite 230, Waltham, MA 02453 and our phone number is (617) 375-3006. We maintain a website located at http://www.greatelmcc.com. Information on our website is not incorporated into or a part of this prospectus.
We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. We maintain a website at http://www.greatelmcc.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information, and all information incorporated by reference herein, available, free of charge, on or through such website. Information on our website is not incorporated or a part of this prospectus. You may also obtain free copies of our annual and quarterly reports and make stockholder inquiries by contacting us at Great Elm Capital Corp., 800 South Street, Suite 230, Waltham, Massachusetts 02453 or by calling us collect at (617) 375-3006. The SEC maintains a website at http://www.sec.gov where such information is available without charge.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or that “we” will pay fees or expenses, common stockholders will indirectly bear such fees or expenses.

Stockholder Transaction Expenses:
Sales Load (as a percentage of offering price)	—%(1)
Offering Expenses (as a percentage of offering price)	—%(2)
Dividend Reinvestment Plan Expenses	—(3)
Total Stockholder Transaction Expenses (as a percentage of offering price)	—%

Annual Expenses (as a percentage of net assets attributable to common shares):
Base Management Fee	3.45%(4)
Incentive Fee	1.59%(5)
Interest Payments on Borrowed Funds	10.08%(6)
Other Expenses	3.10%
Total Annual Expenses	18.22%

(1)	In the event that any shares of common stock are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.
(2)
In the event that any shares of common stock are sold to or through underwriters, a corresponding prospectus supplement will disclose the estimated amount of total offering expenses (which may include offering expenses borne by third parties on our behalf), the offering price and the offering expenses borne by us as a percentage of the offering price.

(3)
The expenses of the dividend reinvestment plan are included in “other expenses” in the table above. We have adopted a dividend reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if our Board authorizes, and we declare, a cash distribution, our stockholders who have not opted out of our dividend reinvestment plan will have their cash distributions (net of any applicable withholding tax) automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions. For additional information, see “Dividend Reinvestment Plan.”

(4)
We are externally managed by GECM and our base management fee is calculated at an annual rate of 1.50% based on the average value of our total assets (other than cash or cash equivalents, but including assets purchased with borrowed funds or other forms of leverage). Consequently, if we have borrowings outstanding, the base management fee as a percentage of net assets attributable to common shares would be higher than if we did not utilize leverage.

(5)	See “The Company—Investment Management Agreement.”
(6)
Assumes borrowings representing approximately 151% of our average net assets at an average annual interest rate of 6.36%. The amount of leverage that we may employ at any particular time will depend on, among other things, our Board’s and GECM’s assessment of market and other factors at the time of any proposed borrowing.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return (assumes no return from net realized capital gains) (none of which is subject to the capital gains incentive fee)	$157	$417	$621	$956
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the capital gains incentive fee)	$165	$436	$642	$969

This example should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown. The amounts included in the table above for “Other expenses” represent our estimates for the fiscal year ending December 31, 2022.

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the Investment Management Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. Under the Investment Management Agreement, no incentive fee would be payable if we have a 5% annual return. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. The example assumes that all dividends and other distributions are reinvested at net asset value. Under certain circumstances, reinvestment of dividends and other distributions under our dividend reinvestment plan may occur at a price per share that differs from net asset value. See “Dividend Reinvestment Plan” for additional information regarding our dividend reinvestment plan.

FINANCIAL HIGHLIGHTS
Information regarding our financial highlights is incorporated by reference herein from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

RISK FACTORS
Investing in our securities involves a number of significant risks. Before you invest in the securities, you should consider carefully consider the various risks associated with the investment, including those described in this prospectus, any accompanying prospectus supplement, any related free writing prospectus we may authorize in connection with a specific offering, “Part I, Item IA. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein in their entirety, “Part II, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference herein in their entirety, and any document incorporated by reference herein. You should carefully consider these risk factors, together with all of the other information included in this prospectus, any accompanying prospectus supplement and any related free writing prospectus we may authorize in connection with a specific offering, before you decide whether to make an investment in our securities. The risks set out and described in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we may incorporate by reference herein contain forward-looking statements, which relate to future events or our future performance or financial conditions. Forward-looking statements involve a number of risks and uncertainties, including statements concerning:
•	our, or our portfolio companies’, future business, operations, operating results or prospects;
•	the return or impact of current and future investments;
•	the impact of a protracted decline in the liquidity of credit markets on our business;
•	the impact of fluctuations in interest rates on our business;
•	the impact of changes in laws or regulations governing our operations or the operations of our portfolio companies;
•	our contractual arrangements and relationships with third parties;
•	our current and future management structure;
•	the general economy and its impact on the industries in which we invest;
•	the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives;
•	serious disruptions and catastrophic events, including the impact of the COVID-19 pandemic on the global economy;
•	our expected financings and investments;
•	the adequacy of our financing resources and working capital;
•	the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments;
•	the timing of cash flows, if any, from the operations of our portfolio companies;
•	the timing, form and amount of any dividend distributions;
•	the valuation of any investments in portfolio companies, particularly those having no liquid trading market; and
•	our ability to maintain our qualification as a RIC and as a BDC.
We use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “could,” “may,” “plan” and similar words to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth under “Risk Factors.”
Any forward-looking statement speaks only as of the date on which it is made in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we may incorporate by reference herein, and we undertake no obligation to update any forward- looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC. See “Where You Can Find More Information” and “Incorporation By Reference.”
You should understand that, under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (“the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this prospectus or in any report that we file under the Exchange Act.

USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement or in any free writing prospectus that we have authorized for use in connection with a specific offering, we expect to use the net proceeds from the sale of the securities for general corporate purposes.

SHARE PRICE DATA
Our common stock is traded on Nasdaq under the symbol “GECC.” The following table sets forth: (i) net asset value (“NAV”) per share of our common stock as of the applicable period end, (ii) the range of high and low closing sales prices of our common stock as reported on Nasdaq during the applicable period, (iii) the closing high and low sales prices as a premium (discount) to NAV during the relevant period, and (iv) the distributions per share of our common stock declared during the applicable period
		Closing Sales Price		Premium (Discount) of High Sales Price to NAV	(Discount) of Low Sales Price to NAV(2)	Distributions Declared(3)
Period	NAV(1)	High	Low
Fiscal Year ending December 31, 2021
Fourth Quarter	$N/A	$3.55	$3.00	—	—	$0.10(4)
Third Quarter	3.70	3.66	3.25	(1.1)%	(12.2)%	0.10
Second Quarter	3.90	3.84	3.21	(1.5)%	(17.7)%	0.10
First Quarter	3.89	4.03	3.07	3.6%	(21.1)%	0.10
Fiscal Year ending December 31, 2020
Fourth Quarter	$3.46	$4.06	$2.45	17.3%	(29.2)%	$0.25
Third Quarter	5.53	5.18	3.18	(6.3)%	(42.5)%	0.25
Second Quarter	5.10	4.95	2.50	(2.9)%	(51.0)%	0.25
First Quarter	5.05	8.08	2.62	60.0%	(48.1)%	0.25
Fiscal Year ending December 31, 2019
Fourth Quarter	$8.63	$8.47	$7.70	(1.9)%	(10.8)%	$0.30(5)
Third Quarter	9.09	8.92	8.02	(1.9)%	(11.8)%	0.25
Second Quarter	10.30	8.96	8.2397	(13.0)%	(20.0)%	0.25
First Quarter	10.89	8.50	7.01	(21.9)%	(35.6)%	0.25
(1)
NAV per share is determined as of the last day in the relevant quarter and therefore does not necessarily reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated as of the respective high or low closing sales price divided by the quarter-end NAV.
(3)
We have adopted a dividend reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if our Board authorizes, and we declare, a cash distribution, our stockholders who have not opted out of our dividend reinvestment plan will have their cash distributions (net of any applicable withholding tax) automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions. See “Dividend Reinvestment Plan” in this prospectus.

(4)	The record date for our fourth quarter 2021 quarterly base distribution of $0.10 per share was December 15, 2021.
(5)	Includes a special distribution of $0.05 per share.
For all periods presented in the table above, there was no return of capital included in any distribution.
Shares of business development companies may trade at a market price that is less than the value of the net assets attributable to those shares. As disclosed in the table above, our common stock has historically traded for an amount less than or approximately equal to out net asset value. The possibility that our shares of common stock will trade at a discount or premium to net asset value is separate and distinct from the risk that our net asset value will decrease.

SENIOR SECURITIES
Information about our senior securities, including our outstanding long-term debt, as of the fiscal years ended December 31, 2020 to 2016 is located in the notes to our consolidated financial statements under the caption “Debt” in our most recent Annual Report on Form 10-K, and is incorporated herein by reference. Information about our senior securities, including our outstanding long-term debt, for the period between the end of our latest fiscal year and the date of our latest statement of assets and liabilities is located in the notes to our unaudited consolidated financial statements under the caption “Debt'' in our most recent Quarterly Report on Form 10-Q and is incorporated herein by reference. The report of our independent registered public accounting firm on the consolidated financial statements and related notes, which include the senior securities table as of December 31, 2020, is included in our most recent Annual Report on Form 10-K, and is incorporated herein by reference.

THE COMPANY
Overview
We are a Maryland corporation that was formed in April 2016 and commenced operations on November 3, 2016 following the Merger. We operate as a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a BDC under the Investment Company Act. In addition, for tax purposes, we elected to be treated as a RIC under the Code, beginning with our tax year starting October 1, 2016.
We seek to generate current income and capital appreciation through debt and income generating equity investments, including investments in specialty finance businesses.
To achieve our investment objectives, we invest in secured and senior secured debt instruments of middle market companies that we believe offer sufficient downside protection and have the potential to generate attractive returns. We generally define middle market companies as companies with enterprise values between $100.0 million and $2.0 billion.
In addition, we make debt and equity investments in companies and operating platforms that originate and/or service commercial specialty finance businesses, including factoring, equipment finance, inventory leasing, merchant cash advance and hard money real estate lending. We also invest directly (including via participation) in the investments made by such businesses. In addition, we have invested in SPACs. We treat our investment in SPACs as non-qualifying assets under Section 55(a) of the Investment Company Act.
We also make investments throughout other portions of a company’s capital structure, including subordinated debt, mezzanine debt, and equity or equity-linked securities.
We source these transactions directly with issuers and in the secondary markets through relationships with industry professionals.
Our Portfolio at September 30, 2021
Set forth below is a brief description of each company representing greater than 5% of our assets at September 30, 2021.
Avanti Communications Group plc
Avanti, located in London, England, is a leading provider of satellite-enabled data communications services in Europe, the Middle East and Africa. Avanti’s network consists of: three high throughput satellites, HYLAS 1, HYLAS 2 and HYLAS 4; a multiband satellite, Artemis; one satellite that is not yet launched, HYLAS 3; and an international fiber network connecting data centers in several countries. Avanti’s satellites primarily operate in the Ka band frequency range. The Ka band allows for the delivery of greater capacity at faster speeds than Ku band capacity.
Investment Manager and Administrator
GECM’s investment team has more than 100 years of experience in the aggregate financing and investing in leveraged middle-market companies. GECM’s investment committee includes Peter A. Reed, GECM’s Chief Investment Officer, Adam M. Kleinman, Jason W. Reese and Matt Kaplan. GEG is the parent company of GECM. The address for GECM is 800 South Street, Suite 230, Waltham, MA 02453.
Investment Selection
GECM employs a team of investment professionals with experience in leveraged finance. The sector-focused research team performs fundamental research at both the industry and company level. Through in-depth industry coverage, GECM’s investment team seeks to develop a thorough understanding of the fundamental market, sector drivers, mergers and acquisition activity, security pricing and trading and new issue trends. GECM’s investment team believes that understanding industry trends is an important element of investment success.

Idea Generation, Origination and Refinement
Idea generation and origination is maximized through long-standing and extensive relationships with industry contacts, brokers, commercial and investment bankers, as well as current and former clients, portfolio companies and investors. GECM’s investment team is expected to supplement these lead sources by also utilizing broader research efforts, such as attendance at prospective borrower industry conferences and an active calling effort to brokers and investment bankers. GECM’s investment team focuses their idea generation and origination efforts on middle-market companies. In screening potential investments, GECM’s investment team utilizes a value-oriented investment philosophy with analysis and research focused on the preservation of capital. GECM has identified several criteria that it believes are important in identifying and investing in prospective portfolio companies. GECM’s process requires focus on the terms of the applicable contracts and instruments. GECM’s criteria provide general guidelines for GECM’s investment committee’s decisions; however, not all of these criteria will be met by each prospective portfolio company in which they choose to invest.
Asset Based Investments. Investments in business based on the value of the collateral or the issuer’s assets. This type of investment focuses on expected realizable value of the issuer’s assets.
Enterprise Value Investments. Investments in businesses whose enterprise value represents the opportunity for principal to be repaid by refinancing or in connection with a merger or acquisition transaction. These investments focus on the going concern value of the enterprise.
Cash Flow Investments. Investments in businesses which have the ability to pay interest and principal on outstanding debt out of expected free cash flow from their business. These investments focus on the sustainability and defensibility of cash flows from the business.
Due Diligence
GECM’s due diligence typically includes:
•
analysis of the credit documents by GECM’s investment team (including the members of the team with legal training and years of professional experience). GECM will engage outside counsel when necessary as well;

•	review of historical and prospective financial information;
•	research relating to the prospective portfolio company’s management, industry, markets, customers, products and services and competitors and customers;
•	verification of collateral or assets;
•	interviews with management, employees, customers and vendors of the prospective portfolio company; and
•	informal or formal background and reference checks.
Upon the completion of due diligence and a decision to proceed with an investment in a company, the investment professionals leading the diligence process present the opportunity to GECM’s investment committee, which then determines whether to pursue the potential investment.
Approval of Investment Transactions
GECM’s procedures call for each new investment under consideration by the GECM analysts to be preliminarily reviewed at periodic meetings of GECM’s investment team. GECM’s investment team then prepares a summary of the investment, including a financial model and risk cases and a legal review checklist. GECM’s investment committee then will hold a formal review meeting, and following approval of a specific investment, authorization is given to GECM’s trader, including execution guidelines.
GECM’s investment analysts provide regular updates of the positions for which they are responsible to members of GECM’s investment committee.
GECM’s investment analysts and portfolio manager will jointly decide when to sell a position in consultation with members of the GECM investment committee. The sale decision will then be given to GECM’s trader, who will execute the trade.

Ongoing Relationship with Portfolio Companies
As a BDC, we offer, and sometimes provide upon request, significant managerial assistance to certain of our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of our portfolio companies and providing other organizational and financial guidance.
GECM’s investment team monitors our portfolio companies on an ongoing basis. They monitor the financial trends of each portfolio company and its respective industry to assess the appropriate course of action for each investment. GECM’s ongoing monitoring of a portfolio company will include both a qualitative and quantitative analysis of the company and its industry.
Valuation Procedures
We value our assets, an essential input in the determination of our net asset value consistent with GAAP and as required by the Investment Company Act.
Staffing
We do not currently have any employees. Mr. Reed is our Chief Executive Officer and President and GECM’s Chief Investment Officer. Under the Administration Agreement, GECM provides the services of our Chief Financial Officer and Chief Compliance Officer.
GECM has entered into a shared services agreement with ICAM, pursuant to which ICAM will make available to GECM certain employees of ICAM, including Matt Kaplan, to provide services to GECM in exchange for reimbursement by GECM of the allocated portion of such employees’ time.
Competition
We compete for investments with other BDCs and investment funds (including private equity funds, hedge funds, mutual funds, mezzanine funds and small business investment companies), as well as traditional financial services companies such as commercial banks, direct lending funds and other sources of funding. Additionally, because competition for investment opportunities generally has increased among alternative investment vehicles, those entities have begun to invest in areas they have not traditionally invested in, including making investments in the types of portfolio companies we target. Many of these entities have greater financial and managerial resources than we do.
Formation Transactions and Merger
On June 23, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Full Circle, that provided for a stock-for-stock merger of Full Circle with and into GECC. The Merger was completed on November 3, 2016. Concurrent with delivery of the Merger Agreement, we entered into a Subscription Agreement (the “Subscription Agreement”) with Forest Investments, Inc. (formerly, Great Elm Capital Group, Inc.), a Delaware corporation (“GEC”) and subsidiary of GEG. Per the Subscription Agreement, GEC contributed $30.0 million to us in exchange for 1,966,667 shares of our common stock. The Merger was completed on November 3, 2016. We refer to these transactions collectively as the “Formation Transactions.”
Exemptive Relief
We received exemptive relief from the SEC that will allow us to co-invest, together with other investment vehicles managed by GECM, in specific investment opportunities in accordance with the terms and conditions of the SEC order granting such exemptive relief.
Investment Management Agreement
Management Services
GECM serves as our investment adviser and is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board, GECM manages our day-to-day operations and provides investment advisory and management services to us. Under the terms of the Investment Management Agreement, GECM:
•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•	identifies, evaluates and negotiates the structure of our investments (including performing due diligence on our prospective portfolio companies);
•	closes and monitors our investments; and
•	determines the securities and other assets that we purchase, retain or sell.
GECM’s services to us under the Investment Management Agreement are not exclusive, and GECM is free to furnish similar services to other entities.
Management and Incentive Fees
Under the Investment Management Agreement, GECM receives a fee from us, consisting of two components: (1) a base management fee and (2) an incentive fee.
The base management fee is calculated at an annual rate of 1.50% based on the average value of our total assets (determined under GAAP) (other than cash or cash equivalents, but including assets purchased with borrowed funds or other forms of leverage) at the end of the two most recently completed calendar quarters. The base management fee is payable quarterly in arrears.
The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. One component of the incentive fee is the Income Incentive Fee and the other component is the Capital Gains Incentive Fee.
Income Incentive Fee
The Income Incentive Fee is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, diligence and consulting fees or other fees that we receive from portfolio companies, but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the Administration Agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes any accretion of original issue discount, market discount, PIK interest, PIK dividends or other types of deferred or accrued income, including in connection with zero coupon securities, Accrued Unpaid Income.
Pre-incentive fee net investment income does not include any realized capital gains or losses or unrealized capital appreciation or depreciation. Because of the structure of the Income Incentive Fee, it is possible that we may pay an Income Incentive Fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, we will pay the applicable Income Incentive Fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses.
Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined in accordance with GAAP) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle rate” of 1.75% per quarter (7.00% annualized). If market interest rates rise, we may be able to invest in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for GECM to surpass the fixed hurdle rate and receive an Income Incentive Fee based on such net investment income.
We pay the Income Incentive Fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:
•	no Income Incentive Fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate;
•	100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate, but is less than 2.1875% in any calendar quarter (8.75% annualized). We refer to this portion of our pre-incentive fee net investment income as the “catch up” provision. The “catch up” is meant to provide GECM with 20% of the pre-incentive fee net investment income as if a hurdle rate did not apply if our net investment income exceeds 2.1875% in any calendar quarter; and
•	20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).
The following is a graphical representation of the calculation of the income related portion of the incentive fee:

These calculations are adjusted for any share issuances or repurchases during the quarter and will be appropriately prorated for any period of less than three months. The Accrued Unpaid Income Incentive Fees will be deferred, on a security by security basis, and will become payable only if, as, when and to the extent cash is received by us or our consolidated subsidiaries in respect thereof. Any Accrued Unpaid Income that is subsequently reversed in connection with a write-down, write-off, impairment or similar treatment of the investment giving rise to such Accrued Unpaid Income will, in the applicable period of reversal, (1) reduce pre-incentive fee net investment income and (2) reduce the amount of Accrued Unpaid Income deferred pursuant to the terms of the Investment Management Agreement. Subsequent payments of Income Incentive Fees deferred pursuant to this paragraph do not reduce the amounts payable for any quarter pursuant to the other terms of the Investment Management Agreement.
We will defer cash payment of any Income Incentive Fee otherwise payable to the investment adviser in any quarter (excluding Accrued Unpaid Income Incentive Fees with respect to such quarter) that exceeds (1) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the Trailing Twelve Quarters less (2) the aggregate incentive fees that were previously paid to the investment adviser during such Trailing Twelve Quarters (excluding Accrued Unpaid Income Incentive Fees during such Trailing Twelve Quarters and not subsequently paid). “Cumulative Pre-Incentive Fee Net Return” during the relevant Trailing Twelve Quarters means the sum of (a) pre-incentive fee net investment income in respect of such Trailing Twelve Quarters less (b) net realized capital losses and net unrealized capital depreciation, if any, in each case calculated in accordance with GAAP, in respect of such Trailing Twelve Quarters.
Capital Gains Incentive Fee
The Capital Gains Incentive Fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Management Agreement, as of the termination date), commencing with the partial calendar year ended December 31, 2016, and is calculated at the end of each applicable year by subtracting (a) the sum of our and our consolidated subsidiaries’ cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (b) our and our consolidated subsidiaries’ cumulative aggregate realized capital gains, in each case calculated from November 4, 2016. If such amount is positive at the end of such year, then the Capital Gains Incentive Fee for such year is equal to 20% of such amount, less the aggregate amount of Capital Gains Incentive Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Incentive Fee for such year.
The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment. The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in our portfolio when sold is less than (b) the accreted or amortized cost basis of such investment. The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the fair value of each investment in our portfolio as of the applicable Capital Gains Incentive Fee calculation date and (b) the accreted or amortized cost basis of such investment.

Examples of Quarterly Incentive Fee Calculations
The following hypothetical calculations illustrate the calculation of the Income Incentive Fee under the Investment Management Agreement. Amounts shown are a percentage of total net assets.
	Assumption 1	Assumption 2	Assumption 3
Investment income(1)	7.04%	8.19%	9.04%
Hurdle rate (7% annualized)	1.75%	1.75%	1.75%
“Catch up” provision (8.75% annualized)	2.19%	2.19%	2.19%
Pre-incentive fee net investment income(2)	1.00%	2.15%	3.00%
Incentive fee	—%(3)	0.40%(4)	0.60%(5)
(1)	Investment income includes interest income, dividends and other fee income.
(2)
Pre-incentive fee net investment income is net of management fees and other expenses and excludes organizational and offering expenses. In these examples, management fees are 0.38% (1.50% annualized) of net assets and other expenses are assumed to be 3.04% of net assets.

(3)	The pre-incentive fee net investment income is below the hurdle rate and thus no incentive fee is earned.
(4)
The pre-incentive fee net investment income ratio of 2.15% is between the hurdle rate and the top of the “catch up” provision thus the corresponding incentive fee is calculated as 100% X (2.15% — 1.75%).

(5)
The pre-incentive fee net investment income ratio of 3.00% is greater than both the hurdle rate and the “catch up” provision thus the corresponding incentive fee is calculated as (i) 100% X (2.1875% — 1.75%) or 0.4375% (the “catch up”); plus (ii) 20% X (3.00% — 2.1875%).

The following hypothetical calculations illustrate the calculation of the Capital Gains Fee under the Investment Management Agreement.
	In millions
	Assumption 1	Assumption 2
Year 1
Investment in Company A	20.0	20.0
Investment in Company B	30.0	30.0
Investment in Company C	—	25.0
Year 2
Proceeds from sale of investment in Company A	50.0	50.0
Fair market value (FMV) of investment in Company B	32.0	25.0
FMV of investment in Company C	—	25.0
Year 3
Proceeds from sale of investment in Company C	—	30.0
FMV of investment in Company B	25.0	24.0
Year 4
Proceeds from sale of investment in Company B	31.0	—
FMV of investment in Company B	—	35.0
Year 5
Proceeds from sale of investment in Company B	—	20.0
Capital Gains Incentive Fee:
Year 1	—(1)	—(1)
Year 2	6.0(2)	5.0(6)
Year 3	—(3)	0.8(7)
Year 4	0.2(4)	1.2(8)
Year 5	—(5)	—(9)
(1)	There is no Capital Gains Incentive Fee in Year 1 as there have been no realized capital gains.
(2)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as $30.0 million × 20%.

(3)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses and there is $5.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($30.0 million - $5.0 million) × 20% less $6.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(4)
Aggregate realized capital gains are $31.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) $31.0 million × 20% less $6.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(5)	There is no Capital Gains Incentive Fee in Year 5 as there are no aggregate realized capital gains for which Capital Gains Incentive Fee has not already been paid in prior years.
(6)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses and there is $5.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($30.0 million - $5.0 million) × 20%. There have been no Capital Gains Incentive Fees paid in prior years.

(7)
Aggregate realized capital gains are $35.0 million. There are no aggregate realized capital losses and there is $6.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($35.0 million - $6.0 million) × 20% less $5.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(8)
Aggregate realized capital gains are $35.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) $35.0 million × 20% less $5.8 million (aggregate Capital Gains Incentive Fee paid in prior years).

(9)
Aggregate realized capital gains are $35.0 million. Aggregate realized capital losses are $10.0 million. There is no aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($35.0 million - $10.0 million) × 20% less $7.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

As illustrated in Year 3 of Assumption 1 above, if GECC were to be wound up on a date other than December 31 of any year, we may have paid aggregate capital gain incentive fees that are more than the amount of such fees that would be payable if GECC had been wound up on December 31 of such year.
For the year ended December 31, 2020, we incurred $2.5 million in base management fees and $1.0 million in income based fees accrued during the period. The incentive fees were deferred in accordance with the Investment Management Agreement. There were no Capital Gains Incentive Fees earned by GECM as calculated under the Investment Management Agreement for the year ended December 31, 2020.
For the year ended December 31, 2019, we incurred $3.0 million in base management fees and $2.7 million in income based fees accrued during the period. The incentive fees were deferred in accordance with the Investment Management Agreement. There were no capital gains incentive fees earned by GECM as calculated under the Investment Management Agreement for the year ended December 31, 2019.
For the year ended December 31, 2018, we incurred $3.0 million in base management fees and $0.2 million in income-based fees accrued during the period. The incentive fees were deferred in accordance with the Investment Management Agreement. There were no capital gains incentive fees earned by GECM as calculated under the Investment Management Agreement for the year ended December 31, 2018.
Payment of Expenses
The services of all investment professionals and staff of GECM, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by GECM. We bear all other costs and expenses of our operations and transactions, including (without limitation):
•	our organizational expenses;
•
fees and expenses, including reasonable travel expenses, actually incurred by GECM or payable to third parties related to our investments, including, among others, professional fees (including the fees and expenses of counsel, consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including payments to third party vendors for financial information services);

•
out-of-pocket fees and expenses, including reasonable travel expenses, actually incurred by GECM or payable to third parties related to the provision of managerial assistance to our portfolio companies that we agree to provide such services to under the Investment Company Act (exclusive of the compensation of any investment professionals of GECM);

•	interest or other costs associated with debt, if any, incurred to finance our business;
•	fees and expenses incurred in connection with our membership in investment company organizations;
•	brokers’ commissions;
•	investment advisory and management fees;

•	fees and expenses associated with calculating our net asset value (including the costs and expenses of any independent valuation firm);
•	fees and expenses relating to offerings of our common stock and other securities;
•	legal, auditing or accounting expenses;
•	federal, state and local taxes and other governmental fees;
•
the fees and expenses of GECM, in its role as the administrator, and any sub-administrator, our transfer agent or sub-transfer agent, and any other amounts payable under the Administration Agreement, or any similar administration agreement or sub-administration agreement to which we may become a party;

•	the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of our securities;
•	the expenses of and fees for registering or qualifying our common stock for sale and of maintaining our registration and registering us as a broker or a dealer;
•	the fees and expenses of our directors who are not interested persons (as defined in the Investment Company Act);
•	the cost of preparing and distributing reports, proxy statements and notices to stockholders, the SEC and other governmental or regulatory authorities;
•	costs of holding stockholders’ meetings;
•	listing fees;
•
the fees or disbursements of custodians of our assets, including expenses incurred in the performance of any obligations enumerated by our bylaws or amended and restated charter insofar as they govern agreements with any such custodian;

•	our allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;
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our allocable portion of the costs associated with maintaining any computer software, hardware or information technology services (including information systems, Bloomberg or similar terminals, cyber security and related consultants and email retention) that are used by us or by GECM or its respective affiliates on our behalf (which allocable portion shall exclude any such costs related to investment professionals of GECM providing services to us);

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direct costs and expenses incurred by us or GECM in connection with the performance of administrative services on our behalf, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

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all other expenses incurred by us or GECM in connection with administering our business (including payments under the Administration Agreement) based upon our allocable portion of GECM’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs (including reasonable travel expenses); and

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costs incurred by us in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business.

Duration and Termination
Our Board initially approved the Investment Management Agreement on August 8, 2016 and most recently approved the Investment Management Agreement on July 29, 2021. The Investment Management Agreement renews for successive annual periods subject to annual approval by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not “interested persons.” The Investment Management Agreement will automatically terminate if it is assigned. The Investment Management Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The Investment Management Agreement is currently in effect.
Conflicts of interest may arise if GECM seeks to change the terms of the Investment Management Agreement, including, for example, the terms for compensation. Except in limited circumstances, any material change to the Investment Management Agreement must be submitted to stockholders for approval under the Investment Company Act and we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the Investment Management Agreement.
Indemnification
We agreed to indemnify GECM, its stockholders and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with it, to the fullest extent permitted by law, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of GECM’s services under the Investment Management Agreement or otherwise as our investment adviser.
Organization of the Investment Adviser
GECM is a Delaware corporation and is registered as an investment adviser under the Advisers Act. GECM’s principal executive offices are located at 800 South Street, Suite 230, Waltham, Massachusetts 02453.
Board Approval of the Investment Management Agreement
On July 29, 2021, our Board approved the renewal of the Investment Management Agreement through September 26, 2022. In its consideration of the Investment Management Agreement, our Board focused on information it had received relating to, among other things:
•	the nature, quality and extent of the advisory and other services to be provided to us by GECM;
•	the investment performance of us and GECM;
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the extent to which economies of scale would be realized as we grow, and whether the fees payable under the Investment Management Agreement reflect these economies of scale for the benefit of our stockholders;

•	comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives;
•	our projected operating expenses and expense ratio compared to BDCs with similar investment objectives;
•	existing and potential sources of indirect income to GECM from its relationship with us and the profitability of those income sources;
•	information about the services to be performed and the personnel performing such services under the Investment Management Agreement;
•	the organizational capability and financial condition of GECM and its affiliates; and
•	the possibility of obtaining similar services from other third party service providers or through an internally managed structure.
In reaching a decision to approve the Investment Management Agreement, our Board gave weight to each of the factors described above, but did not identify any one particular factor as controlling its decision. Our Board concluded that the fees set forth in the Investment Management Agreement were reasonable in relation to the services to be provided and that the Investment Management Agreement, including the fees and other amounts payable by us thereunder, is in the best interest of us and our stockholders.

Regulation as a Business Development Company
We may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the Investment Company Act. A majority of the outstanding voting securities of a company is defined under the Investment Company Act as the lesser of:
•	67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or
•	more than 50% of the outstanding voting securities of such company.
A majority of our directors must be persons who are not interested persons, as that term is defined in the Investment Company Act. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the BDC. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.
We are required to meet a coverage ratio of the value of total assets to total senior securities, which include all of our borrowings and any preferred stock we may issue in the future, of at least 150%. We may also be prohibited under the Investment Company Act from knowingly participating in certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, prior approval by the SEC.
For example, we may sell shares of our common stock at a price below the then current net asset value of our common stock if our Board determines that such sale is in our and our stockholders’ best interests, and our stockholders approve our policy and practice of making such sales. In any such case, under such circumstances, the price at which shares of our common stock are sold may be the fair value of such shares of common stock. We may be examined by the SEC for compliance with the Investment Company Act.
We are generally unable to sell shares of our common stock at a price below net asset value per share. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage. We may, however, sell shares of our common stock at a price below net asset value per share:
•	in connection with a rights offering to our existing stockholders (the “Rights Offering”),
•	with the consent of the majority of our common stockholders, or
•	under such other circumstances as the SEC may permit.
We may not acquire any assets other than “qualifying assets” unless, at the time we make such acquisition, the value of our qualifying assets represents at least 70% of the value of our total assets. The principal categories of qualifying assets relevant to our business are:
•	securities purchased in transactions not involving any public offering, the issuer of which is an eligible portfolio company;
•	securities received in exchange for or distributed with respect to securities described in the bullet above or pursuant to the exercise of options, warrants or rights relating to such securities; and
•	cash, cash items, government securities or high quality debt securities (within the meaning of the Investment Company Act), maturing in one year or less from the time of investment.
An eligible portfolio company is generally a domestic company that is not an investment company (other than a small business investment company wholly owned by a BDC) and that:
•	does not have a class of securities with respect to which a broker may extend margin credit at the time the acquisition is made;
•	is controlled by the BDC and has an affiliate of the BDC on its board of directors;
•	does not have any class of securities listed on a national securities exchange;
•	is a public company that lists its securities on a national securities exchange with a market capitalization of less than $250.0 million; or
•	meets such other criteria as may be established by the SEC.

Control, as defined by the Investment Company Act, is presumed to exist where a BDC beneficially owns more than 25% of the outstanding voting securities of the portfolio company.
In addition, a BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in eligible portfolio companies, or in other securities that are consistent with its purpose as a BDC.
To include certain securities described above as qualifying assets for the purpose of the 70% test, a BDC must offer to the issuer of those securities managerial assistance such as providing guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company. We offer to provide managerial assistance to our portfolio companies.
Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments, so that 70% of our assets, as applicable, are qualifying assets. We make purchases that are consistent with our purpose of making investments in securities described in paragraphs 1 through 3 of Section 55(a) of the Investment Company Act. We will invest in U.S. Treasury bills or in repurchase agreements that are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit.
We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock, if our asset coverage, as defined in the Investment Company Act, is at least equal to 150% immediately after each such issuance. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of our common stock unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our gross assets for temporary or emergency purposes without regard to asset coverage.
Code of Ethics
We and GECM have each adopted a code of ethics, which applies to the management at each company, respectively, pursuant to Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain transactions by our or GECM’s personnel, respectively. Each code of ethics is available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. You may also obtain copies of the respective codes of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
Proxy Voting Policies and Procedures
We have delegated our proxy voting responsibility to GECM. The Proxy Voting Policies and Procedures of GECM are set forth below. The guidelines are reviewed periodically by GECM and our non-interested directors, and, accordingly, are subject to change. For purposes of these Proxy Voting Policies and Procedures described below, “we,” “our” and “us” refers to GECM.
Introduction
As an investment adviser registered under the Advisers Act, GECM has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, GECM recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients.
These policies and procedures for voting proxies for GECM’s investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies
GECM votes proxies relating to our portfolio securities in what it perceives to be the best interest of its clients. GECM reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its impact on the portfolio securities held by its clients. Although GECM generally votes against proposals that may have a negative impact on its clients’ portfolio securities, GECM may vote for such a proposal if there exists compelling long-term reasons to do so.
GECM proxy voting decisions are made by the senior officers who are responsible for monitoring each of its clients’ investments. To ensure that our vote is not the product of a conflict of interest, GECM requires that: (i) anyone involved in the decision-making process disclose to our Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision-making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.
Proxy Voting Records
You may obtain information about how GECM voted proxies during the twelve-month period ended December 31, 2021 without charge, upon request, by making a written request for proxy voting information to: Chief Compliance Officer, Great Elm Capital Corp., 800 South Street, Suite 230, Waltham, Massachusetts 02453, or by calling (617) 375-3006, and on the SEC’s website at http://www.sec.gov.
Certain Federal Income Tax Matters
We currently qualify as a RIC under the Code. To continue to qualify as a RIC, we must, among other things, (a) derive in each taxable year at least 90% of our gross income from dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income (including but not limited to gain from options, futures and forward contracts) derived with respect to our business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership” (a “QPTP”); and (b) diversify our holdings so that, at the end of each quarter of each taxable year (i) at least 50% of the market value of our total assets is represented by cash and cash items, U.S. Government securities, the securities of other regulated investment companies and other securities, with other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of our total assets and not more than 10% of the outstanding voting securities of such issuer (subject to the exception described below), and (ii) not more than 25% of the market value of our total assets is invested in the securities (other than U.S. Government securities and the securities of other regulated investment companies) (A) of any issuer, (B) of any two or more issuers that we control and that are determined to be engaged in the same business or similar or related trades or businesses, or (C) of one or more QPTPs. We may generate certain income that might not qualify as good income for purposes of the 90% annual gross income requirement described above. We will monitor our transactions to endeavor to prevent our disqualification as a RIC.
If we fail to satisfy the 90% annual gross income requirement or the asset diversification requirements discussed above in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the asset diversification requirements where we correct the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of our income would be subject to corporate-level U.S. federal income tax as described below. We cannot provide assurance that we would qualify for any such relief should we fail the 90% annual gross income requirement or the asset diversification requirements discussed above.
As a RIC, in any taxable year with respect to which we timely distribute at least 90% of the sum of:
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our investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gain over net long-term capital loss and other taxable income (other than any net capital gain), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid; and

•	net tax exempt interest income (which is the excess of our gross tax exempt interest income over certain disallowed deductions) (the “Annual Distribution Requirement”).

We (but not our stockholders) generally will not be subject to U.S. federal income tax on investment company taxable income and net capital gain (generally, net long-term capital gain in excess of short-term capital loss) that we distribute to our stockholders. We intend to distribute annually all or substantially all of such income on a timely basis.
To the extent that we retain our net capital gains for investment or any investment company taxable income, we will be subject to U.S. federal income tax at the regular corporate income tax rates. We may choose to retain our net capital gains for investment or any investment company taxable income, and pay the associated federal corporate income tax, including the federal excise tax described below.
Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by us. To avoid this tax, we must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:
•	at least 98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;
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at least 98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and

•	certain undistributed amounts from previous years on which we paid no U.S. federal income tax.
While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax, sufficient amounts of our taxable income and capital gains may not be distributed to avoid entirely the imposition of the tax. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.
If, in any particular taxable year, we do not satisfy the Annual Distribution Requirement or otherwise were to fail to qualify as a RIC (for example, because we fail the 90% annual gross income requirement described above), and relief is not available as discussed above, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to stockholders, and distributions generally will be taxable to the stockholders as ordinary dividends to the extent of our current and accumulated earnings and profits.
We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.
If we realize a net capital loss, the excess of our net short-term capital loss over our net long-term capital gain is treated as a short-term capital loss arising on the first day of our next taxable year and the excess of our net long-term capital loss over our net short-term capital gain is treated as a long-term capital loss arising on the first day of our next taxable year. If future capital gain is offset by carried forward capital losses, such future capital gain is not subject to fund-level U.S. federal income tax, regardless of whether they are distributed to stockholders. Accordingly, we do not expect to distribute any such offsetting capital gain. A RIC cannot carry back or carry forward any net operating losses.
Our Investments
Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things:
•	disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction;
•	convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income;
•	convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited);
•	cause us to recognize income or gain without a corresponding receipt of cash;
•	adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur;
•	adversely alter the characterization of certain complex financial transactions; and
•	produce income that will not qualify as “good income” for purposes of the 90% annual gross income requirement described above.

We will monitor our transactions and may make certain tax elections and may be required to borrow money or dispose of securities (even if it is not advantageous to dispose of such securities) to mitigate the effect of these rules and prevent disqualification of us as a RIC.
Investments we make in securities issued at a discount or providing for deferred interest or PIK interest are subject to special tax rules that will affect the amount, timing and character of distributions to stockholders. For example, with respect to securities issued at a discount, we will generally be required to accrue daily as income a portion of the discount and to distribute such income on a timely basis each year to maintain our qualification as a RIC and to avoid U.S. federal income and excise taxes. Since in certain circumstances we may recognize income before or without receiving cash representing such income, we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level income tax.
Furthermore, a portfolio company in which we invest may face financial difficulty that requires us to work out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income. Any such restructuring may also result in our recognition of a substantial amount of non-qualifying income for purposes of the 90% gross income requirement or our receiving assets that would not count toward the asset diversification requirements.
Gain or loss recognized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.
If we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. Stockholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to foreign taxes paid by us.
If we acquire shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our common shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such common shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Our ability to make either election will depend on factors beyond our control. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.
If we hold more than 10% of the shares (by vote or value) in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), we may be required to include in our gross income our pro rata share of such CFC’s “subpart F income” and “global intangible low-taxed income,” whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Stockholders. A U.S. Stockholder, for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power of all classes of shares or 10% or more of the value of a corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and we must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.
Although the Code generally provides that income inclusions from QEFs and deemed distributions of subpart F income and global intangible low-taxed income from CFCs will be “good income” for purposes of the

90% gross income requirement to the extent such income is distributed to a RIC in the year it is included in the RIC’s income, the Code does not specifically provide whether income inclusions from a QEF or deemed distributions from a CFC during the RIC’s taxable year with respect to which no distribution is received would be “good income” for the 90% gross income requirement. The Department of the Treasury, however, has issued regulations that treat such income as being “good income” for purposes of the 90% gross income requirement, provided the income is derived with respect to a corporation’s business of investing in stock, securities or currencies.
Our functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
If we borrow money, we may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Limits on our payment of dividends may prevent us from meeting the Annual Distribution Requirement, and may, therefore, jeopardize our qualification for taxation as a RIC, or subject us to the 4% excise tax.
Even if we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements, under the Investment Company Act, we are not permitted to make distributions to our stockholders while our debt obligations and senior securities are outstanding unless certain “asset coverage” tests are met. This may also jeopardize our qualification for taxation as a RIC or subject us to the 4% excise tax.
Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and (2) other requirements relating to our status as a RIC, including the asset diversification requirements. If we dispose of assets to meet the Annual Distribution Requirement, the asset diversification requirements, or the 4% excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
Some of the income that we might otherwise earn, such as lease income, management fees, or income recognized in a work-out or restructuring of a portfolio investment, may not satisfy the 90% gross income requirement. To manage the risk that such income might disqualify us as a RIC for a failure to satisfy the 90% gross income requirement, one or more of our subsidiaries treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income. Such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce the yield to our stockholders on such income and fees.
Failure to Qualify as a RIC
If we were unable to qualify for treatment as a RIC, and relief is not available as discussed above, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders nor would we be required to make distributions for tax purposes. Distributions would generally be taxable to our stockholders as ordinary dividend income eligible for reduced maximum rates for non-corporate stockholders to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate U.S. stockholders would be eligible for the dividends received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we were to fail to meet the RIC requirements for more than two consecutive years and then to seek to requalify as a RIC, we would be required to recognize gain to the extent of any unrealized appreciation in our assets unless we made a special election to pay corporate level tax on any such unrealized appreciation recognized during the succeeding five-year period.
Administration Agreement
Our Board approved the Administration Agreement on August 8, 2016. Pursuant to the Administration Agreement, GECM furnishes us with, or otherwise arranges for the provision of, office facilities, equipment, clerical, bookkeeping, finance, accounting, compliance and record keeping services at such office facilities and other such services as the administrator. Under the Administration Agreement, GECM will, from time to time, provide, or otherwise arrange for the provision of, other services GECM determines to be necessary or useful to perform its obligations under the Administration Agreement, including retaining the services of financial, compliance, accounting and administrative personnel that perform services on our behalf, including personnel to serve as our Chief Financial Officer and Chief Compliance Officer. Under the Administration Agreement, GECM also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, GECM assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments made by us to GECM under the Administration Agreement are equal to an amount based upon our allocable portion of GECM’s overhead in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our officers (including our Chief Compliance Officer, Chief Financial Officer and their respective staffs). The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party.
We bear all costs and expenses that are incurred in our operation and transactions and not specifically assumed by GECM pursuant to the Investment Management Agreement.
The Administration Agreement provides that, to the fullest extent permitted by law, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, GECM, its stockholders and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from or otherwise based upon the rendering of GECM’s services under the Administration Agreement or otherwise as our administrator.
Great Elm License Agreement
We entered into a license agreement with GEG pursuant to which GEG granted us a non-exclusive, royalty-free license to use the name “Great Elm Capital Corp.” Under the license agreement, we have a right to use the Great Elm Capital Corp. name and the logo for so long as GECM, or an affiliate thereof, remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Great Elm Capital Corp.” name. The license agreement may be terminated by either party without penalty upon 60 days’ written notice to the other.
Brokerage Allocation and Other Practices
Since we acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in do not require the use of brokers or the payment of brokerage commissions. Subject to policies established by our Board, GECM is primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. GECM does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities.
The aggregate amount of brokerage commissions paid by us during the three most recent fiscal years is approximately $91,716. Such commissions include approximately $5,220 in brokerage commissions paid to Imperial Capital, LLC during the quarter ended December 31, 2020. Imperial Capital, LLC is an affiliated person of ICAM, which became an affiliated person of the Company during such quarter. Such brokerage commissions represent 5.87% of our aggregate brokerage commissions during the most recent fiscal year and the dollar amount of transactions on which such brokerage commissions were paid represents 7.44% of the aggregate dollar amount of transactions involving the payment of commissions during such fiscal year.
Properties
Our executive offices are located at 800 South Street, Suite 230, Waltham, Massachusetts 02453, and are provided by GECM in accordance with the terms of the Administration Agreement.

Legal Proceedings
From time to time, we, our investment adviser or administrator may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Information regarding our legal proceedings is incorporated by reference herein from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.
Privacy Principles
We are committed to maintaining the privacy of our stockholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
Generally, we do not receive any nonpublic personal information relating to our stockholders, although certain nonpublic personal information of our stockholders may become available to us. We do not disclose any nonpublic personal information about our stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).
We restrict access to nonpublic personal information about our stockholders to employees of GECM and its affiliates with a legitimate business need for the information. We intend to maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our stockholders.

PORTFOLIO COMPANIES
The information included under (i) the caption “Consolidated Schedule of Investments” in Part IV, Item 15 of our most recent Annual Report on Form 10-K or (ii) the caption “Consolidated Schedule of Investments (unaudited)” in Part I, Item 1 of our most recent Quarterly Report on Form 10-Q, whichever is most recently filed, is incorporated herein by reference.

MANAGEMENT
Information about our management included under the captions “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in Part III, Item 10, Item 11 and Item 12, respectively, of our most recent Annual Report on Form 10-K is incorporated herein by reference.
Our Board of Directors
Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of December 31, 2021. We are not part of a “family of investment companies,” as that term is defined in the Investment Company Act.
Name of Director	Dollar Range of Equity Securities of GECC(1)(2)
Independent Directors
Randall Revell Horsey	$50,001 - $100,000
Mark Kuperschmid	Over $100,000
Michael C. Speller	Over $100,000
Interested Directors
Peter A. Reed	Over $100,000
Erik A. Falk	None
(1)	Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, or over $100,000.
(2)	The dollar range of equity securities beneficially owned is based on the closing price for our common stock of $3.08 on December 31, 2021.
Our Portfolio Managers
GECM manages our portfolio. We consider Peter A. Reed, who serves as our Chief Executive Officer, and Matt Kaplan to be our portfolio managers. GECM’s investment team does not receive any direct compensation from us in connection with the management of our portfolio. GECM’s investment personnel may be compensated through: (1) annual base salary; (2) cash bonuses; and (3) equity in GEG.
Peter A. Reed has been our President and Chief Executive Officer since inception and is the current Chairman of our Board. Mr. Reed is Chief Investment Officer of GECM, a position he has held since November 2016, and Chief Executive Officer of GEG and has served as one of GEG’s directors since May 2015. Mr. Reed is a member of the board of managers of Prestige Capital Finance, LLC, since March 2021. Mr. Reed previously served on the board of directors of Avanti, Nebraska Book Holdings, Inc. and International Wire Group Holdings, Inc. Mr. Reed served as a Partner and Portfolio Manager of MAST Capital from August 2004 to September 2017. Prior to joining MAST Capital in 2004, Mr. Reed was an investment banking analyst at Brown, Gibbons, Lang & Company where he worked on mergers and acquisitions, in-court and out-of-court financial restructurings, and debt and equity private placements for middle-market companies. Mr. Reed is an “interested person” of GECC as defined in the Investment Company Act due to his position as President and Chief Executive Officer and as Chief Investment Officer of GECM, our investment adviser.
Matt Kaplan is a Portfolio Manager for GECM as well as a Managing Director of IACM focused on investment opportunities across the capital structure. Matt Kaplan joined ICAM in 2020 after spending four years at Citadel from 2015-2019 investing in special situations and event-driven credit and equities. Matt Kaplan previously worked in Research with Imperial Capital US from 2007-2014 and moved to Imperial Capital UK from 2014-2015.

Other Accounts Managed
As of December 31, 2021, GECM was primarily responsible for the day-to-day management of one pooled investment fund and three separately managed accounts for an institutional investor.
Name of Investment Committee Voting Member	Type of Accounts	Total No. of Other Accounts Managed	Total Other Assets (in millions)(1)	Advisory Fee is Based on Performance	Total Assets in Other Accounts where Advisory Fee is Based on Performance (in millions)(1)
Peter A. Reed	Registered Investment Companies:	None	None	None	None
	Other Pooled Investment Vehicles:	2	$18.7	2	$18.7
	Other Accounts:	3	$5.8	3	$5.8
Matt Kaplan	Registered Investment Companies:	None	None	None	None
	Other Pooled Investment Vehicles:	2	$18.7	2	$18.7
	Other Accounts:	3	$5.8	3	$5.8
(1)	Total assets valuations are estimated based on the latest information available as of September 30, 2021.
Portfolio Managers’ Material Conflicts of Interest
Certain of our executive officers and directors, and the members of the investment committee of GECM, serve or may serve as officers, directors or principals of entities that operate in the same or related lines of business as GECC or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. Further, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with GECM and any advisers that may in the future become affiliated with GEG.
Although funds managed by GECM may have different primary investment objectives than us, they may from time to time invest in asset classes similar to those we target. GECM is not restricted from raising an investment fund with investment objectives similar to ours. Any such funds may also, from time to time, invest in asset classes similar to those we target. GECM will endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any duties owed to us and such other funds. Nevertheless, it is possible that we may not be given the opportunity to participate in investments made by investment funds managed by investment managers affiliated with GECM. We have received exemptive relief from the SEC that allows us to co-invest, together with other investment vehicles managed by GECM, in specific investment opportunities in accordance with the terms of the order granting such relief.
We pay management and incentive fees to GECM, and reimburse GECM for certain expenses it incurs. In addition, investors in our common stock will invest on a gross basis and receive distributions on a net basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments. GECM’s management fee is based on a percentage of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds and other forms of leverage) and GECM may have conflicts of interest in connection with decisions that could affect our total assets, such as decisions as to whether to incur indebtedness.
The part of the incentive fee payable by us that relates to our pre-incentive fee net investment income is computed and paid on income that may include interest that is accrued but not yet received in cash. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible.
The Investment Management Agreement renews for successive annual periods if approved by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. However, we and GECM each have the right to terminate the agreement without penalty upon 60-days’ written notice to the other party. Moreover, conflicts of interest may arise if GECM seeks to change the terms of the Investment Management Agreement, including, for example, the terms for compensation. Except in limited circumstances, any material change to the Investment Management Agreement must be submitted to our stockholders for approval under the Investment Company Act, and we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the agreement.
As a result of the arrangements described above, there may be times when our management team has interests that differ from those of our stockholders, giving rise to a conflict.
Our stockholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual stockholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of disposition of our investments. As a consequence, conflicts of interest may arise in connection with decisions we make, including with respect to the nature or structuring of our investments, that may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders’ individual tax situations. In selecting and structuring investments appropriate for us, GECM will consider our investment and tax objectives and our stockholders, as a whole, not the investment, tax or other objectives of any stockholder individually.
We may also have conflicts of interest arising out of the investment advisory activities of GECM. GECM may in the future manage other investment funds, accounts or investment vehicles that invest or may invest in assets eligible for purchase by us. To the extent that we compete with entities managed by GECM or any of its affiliates for a particular investment opportunity, GECM will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal investment allocation policies, (2) the requirements of the Advisers Act and (3) restrictions under the Investment Company Act regarding co-investments with affiliates.
Ownership of Securities
As of December 31, 2021, the dollar range of our equity securities beneficially owned by (i) Peter A. Reed was over $1,000,000, based on the closing price for our common stock of $3.08 on December 31, 2021 and (ii) Matt Kaplan was none.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information included under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our most recent Annual Report on Form 10-K and Part I, Item 2 of our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK
The information included under the caption “Quantitative and Qualitative Disclosures About Market Risk” in Part II, Item 7A of our most recent Annual Report on Form 10-K and Part I, Item 3 of our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

PLAN OF DISTRIBUTION
We may offer the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, or through agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of securities will be named in the applicable prospectus supplement. Any prospectus supplement or supplements will also describe the terms of the offering of securities, including: the amount and purchase price of securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The price at which securities may be distributed may represent a discount from prevailing market prices, provided, however, that in the case of our common stock, the offering price per share less any underwriting commissions or discounts must equal or exceed the NAV per share of our common stock except (i) in connection with a rights offering to our existing stockholders, (ii) with the consent of the majority of our outstanding voting securities (as defined in the Investment Company Act), or (iii) under such other circumstances as the SEC may permit.
In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will indirectly bear such fees and expenses as well as any other fees and expenses incurred by us in connection with any sale of securities. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not exceed 10%.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on Nasdaq may engage in passive market making transactions in our common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which are traded on Nasdaq. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
Any of our common stock sold pursuant to a prospectus supplement will be listed on Nasdaq.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS
Mr. Reed serves as a Chief Executive Officer and a member of the board of directors of GEG, in addition to being our Chief Executive Officer and Chief Investment Officer of GECM. Mr. Kleinman serves as President and Chief Operating Officer of GEG, in addition to being our Chief Compliance Officer and Secretary. GEG owns approximately 22.0% of our outstanding shares of common stock.
In addition, certain of our executive officers and directors and the members of GECM’s investment committee serve or may serve as officers, directors or principals of entities that operate in the same or related lines of business as GECC or of investment funds managed by our affiliates. Accordingly, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with GECM and any advisers that may in the future become affiliated with GEG.
We entered into a license agreement with GEG pursuant to which GEG granted us a non-exclusive, royalty-free license to use the name “Great Elm Capital Corp.” Under the license agreement, we have a right to use the “Great Elm Capital Corp.” name and logo for so long as GECM, or an affiliate thereof, remains our investment adviser.
We are party to the Investment Management Agreement with GECM, which is wholly-owned by GEG. Subject to the overall supervision of our Board, GECM manages our day-to-day operations and provides investment advisory and management services to us pursuant to the Investment Management Agreement. We pay GECM a fee for investment management services, which consisted of $2.5 million in base management fees and $1.0 million in incentive fees (the incentive fees were deferred in accordance with the Investment Management Agreement) for the fiscal year ended December 31, 2020, and $3.0 million in base management fees and $2.7 million in incentive fees for the year ended December 31, 2019.
We are also party to the Administration Agreement with GECM. Pursuant to the Administration Agreement, GECM furnishes us with, or otherwise arranges for the provision of, office facilities, equipment, clerical, bookkeeping, finance, accounting, compliance and record keeping services at such office facilities and other such services as our administrator. We bear all costs and expenses that are incurred in our operation and transactions and not specifically assumed by GECM pursuant to the Investment Management Agreement. For the fiscal years ended December 31, 2020 and 2019, the Company reimbursed GECM in the amount of $0.7 million and $1.0 million, respectively, for services provided under the Administration Agreement.
GECM has entered into a shared services agreement with ICAM, pursuant to which ICAM will make available to GECM certain employees of ICAM, including Matt Kaplan, a member of GECM’s investment committee, to provide services to GECM in exchange for reimbursement by GECM of the allocated portion of such employees’ time.
On September 20, 2021, we entered into a Membership Interest Purchase Agreement with Lenders Funding, LLC (“LF”), pursuant to which we acquired a majority equity interest in LF, a wholesale lending and participant funding business. At the closing: (i) we paid $7.25 million in cash to LF, $3.25 million of which was used to purchase 833,333 newly issued shares of our common stock at net asset value and (ii) we issued 2,564,103 shares of our common stock to LF at net asset value in exchange for a promissory note in aggregate principal amount of $10.0 million payable by LF to us. The issuance of the shares was a private placement exempt from registration under Section 4(a)(2) of the Securities Act. All of the proceeds from the transaction were retained by LF to support the growth of the business.
We have established a written policy to govern the review of potential related party transactions. GECM, our Chief Compliance Officer, and any other officers designated by us are required to review the facts and circumstances of transactions with certain affiliates, and to screen any such transactions, for potential compliance issues under Section 57(h) of the Investment Company Act.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
The following table sets forth, as of the close of business on December 20, 2021, certain information regarding the beneficial ownership of our common stock by:
•	each of the directors and named executive officers for the fiscal year ended December 31, 2020;
•	all of our current executive officers and directors as a group; and
•	each person known by us to be beneficial owners of 5% or more of our outstanding common stock.
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own more than 5% of our common stock is based upon Schedule 13G and Schedule 13D filings filed by such persons with the SEC and other information obtained from such persons, if available. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power.
Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percentages of beneficial ownership, as of the close of business on December 20, 2021, 26,905,668 shares of common stock were issued and outstanding.
The address for each of our current directors and executive officers is c/o Great Elm Capital Corp., 800 South Street, Suite 230, Waltham, Massachusetts 02453.
	Shares Beneficially Owned	Percent of Class
Interested Directors
Peter A. Reed	286,287	1.1%
Erik A. Falk(1)	0	*
Independent Directors
Michael C. Speller	36,559	*
Mark Kuperschmid(2)	35,917	*
Randall Revell Horsey	26,041	*

Executive Officers
Adam Kleinman	99,349	*
Keri Davis	14,839	*
Directors and executive officers as a group (7 persons)	498,992	1.9%

5% Beneficial Owners
Great Elm Group, Inc.(3)	5,923,732	22.0%
Lenders Funding, LLC	3,397,436	12.6%
Entities affiliated with Imperial Capital Asset Management, LLC(4)	2,170,115	8.1%
Entities affiliated with Northern Right Capital Management, L.P.(5)	1,356,819	5.0%
*	Represents less than 1%.
(1)	Mr. Falk joined the Board in March 2021.
(2)
Represents shares held by Benmark Investments LLC (1568 Columbus Ave., Burlingame, California 94010). Mr. Kuperschmid disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)
Great Elm Group, Inc. is the beneficial owner of 5,923,732 shares of our common stock, including 5,484,669 shares of our common stock of which it has sole voting and dispositive power and 439,063 shares of our common stock of which it has shared voting and dispositive power. The address for Great Elm Group, Inc. is 800 South Street, Suite 230, Waltham, MA 02453.

(4)
Based on information furnished in a Schedule 13G/A filed with the SEC on February 16, 2021, jointly by ICAM, Long Ball Partners, LLC (“Long Ball”), IC Leverage Income Fund, LLC (“IC Leverage”), Imperial Capital Group Holdings II, LLC (“Imperial Holdings II”), Imperial Capital Group Holdings, LLC (“Imperial Holdings”), Jason Reese, and Randall Wooster. ICAM and Long Ball reported shared voting and dispositive power over 678,721 shares of our common stock; Imperial Holdings and Mr. Wooster reported shared voting and dispositive power over 1,491,394 shares of our common stock; IC Leverage reported shared voting and dispositive power over 289,975 shares of our common stock; Imperial Holdings II reported shared voting and dispositive power over 1,201,419 shares of our common stock; and Mr. Reese reported shared voting and dispositive power over 2,170,115 shares of our common stock.
(5)
Based on information provided to the Company and furnished in a Schedule 13G/A filed with the SEC on February 16, 2021, jointly by Northern Right Capital Management, L.P. (“Northern Right”), Northern Right Capital (QP), L.P. (“Northern Right QP”), NRC Partners I, LP (“NRC”), BC Advisors, LLC (“BCA”) and Matthew A. Drapkin. Each of Northern Right, BCA and Mr. Drapkin reported shared voting and dispositive power over 1,356,819 shares of our common stock; Northern Right QP reported shared voting and dispositive power over 604,612 shares of our common stock; and NRC reported shared voting and dispositive power over 284,010 shares of our common stock.

DETERMINATION OF NET ASSET VALUE
We determine the net asset value of GECC each quarter by subtracting our total liabilities from the fair value of our gross assets.
We value our portfolio investments at fair value based upon the principles and methods of valuation set forth in policies adopted by our Board. Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. Market participants are buyers and sellers in the principal (or most advantageous) market for the asset that (1) are independent of us; (2) are knowledgeable, having a reasonable understanding about the asset based on all available information (including information that might be obtained through due diligence efforts that are usual and customary); (3) are able to transact for the asset; and (4) are willing to transact for the asset (that is, they are motivated but not forced or otherwise compelled to do so).
Investments for which market quotations are readily available are valued at such market quotations unless the quotations are deemed not to represent fair value. We generally obtain market quotations from recognized exchanges, market quotation systems, independent pricing services or one or more broker-dealers or market makers. However, short-term debt investments with remaining maturities within 90 days are generally valued at amortized cost, which approximates fair value.
Debt and equity securities for which market quotations are not readily available or for which market quotations are deemed not to represent fair value, are valued at fair value using a valuation process consistent with our Board-approved policy. Our Board approves in good faith the valuation of our portfolio as of the end of each quarter. Due to the inherent uncertainty and subjectivity of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments and may differ materially from the values that we may ultimately realize. In addition, changes in the market environment and other events may impact the market quotations used to value some of our investments.
Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our financial statements will express the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our Board authorizes, and we declare, a cash distribution, our stockholders who have not opted out of our dividend reinvestment plan will have their cash distributions (net of any applicable withholding tax) automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions.
No action will be required on the part of a registered stockholder to have his or her cash distribution reinvested in our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying American Stock Transfer & Trust Company, LLC, the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date for distributions to stockholders. The plan administrator will set up an account for common stock acquired through the plan for each stockholder who has not elected to receive distributions in cash and hold such common stock in non-certificated form. Upon request by a stockholder participating in the plan, received in writing not less than 10 days prior to each applicable record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share.
Those stockholders whose shares of common stock are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.
We intend to use primarily newly issued common stock to implement the plan to the extent our common stock is trading at a premium to net asset value per share of the common stock. In the case that such newly issued common stock is used to implement the plan, the number of common stock to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by 95% of the market price per share of our common stock at the close of trading on the date fixed by the Board for such purposes. Market price per share on that date will be the closing price for such common stock on the national securities exchange on which our common stock is then listed or, if no sale is reported for such day, at the average of their electronically reported bid and asked prices. Notwithstanding the foregoing, we reserve the right to instruct the plan administrator to purchase our common stock in the open market in connection with our implementation of the plan. Shares purchased in open market transactions by the plan administrator will be allocated to each stockholder who has not so elected to receive cash distributions in cash in the manner set forth above for issuance of new common stock, substituting where applicable the average purchase price, excluding any brokerage charges or other charges, of all common stock purchased in the open market in lieu of the market price per share. The number of shares of our common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional common stock will be issued has been determined and elections of our stockholders have been tabulated.
The plan administrator’s fees under the plan will be paid by us. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the common stock held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee of $15 plus a per share brokerage commission from the proceeds.
Stockholders who receive distributions in the form of stock are subject to the same federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a distribution from us will be equal to the total dollar amount of the distribution payable to the stockholder. Any stock received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which the common stock is credited to the U.S. stockholder’s account.
We may terminate the plan upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any distribution by us. All correspondence concerning the plan should be directed to the plan administrator by mail at 6201 15th Avenue, Brooklyn, New York 11219 or by phone at (800) 937-5449.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations applicable to us and to an investment in shares of our common stock. This summary is subject to differing interpretation or change by legislative or administrative action, and any such differing interpretation or change may be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to us, or which may be important to particular stockholders in light of their individual investment circumstances (such as the effects of Section 451 of the Code which conforms the timing of certain income accruals to financial statements) or to some types of stockholders subject to special tax rules, including stockholders subject to the alternative minimum tax, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, partnerships or other pass-through entities for U.S. federal income tax purposes and investors therein, stockholders holding shares of our common stock in connection with a hedging, straddle, conversion or other integrated transaction, stockholders engaged in a trade or business in the United States or stockholders who have ceased to be U.S. citizens or to be taxed as resident aliens, stockholders who mark-to-market shares of our common stock or stockholders who contribute assets to us in exchange for shares of our common stock. This discussion assumes that the stockholders hold the shares of our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No attempt is made to present a detailed explanation of all U.S. federal income tax aspects affecting us and our stockholders, and the discussion set forth herein does not constitute tax advice. No ruling has been or will be sought from the IRS, regarding any matter discussed herein. Tax counsel has not rendered any legal opinion regarding any tax consequences relating to us or our stockholders. Stockholders are urged to consult their tax advisors to determine the U.S. federal, state, local and foreign tax consequences to them of investing in shares of our common stock.
The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their tax advisors to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in us.
Taxation of GECC
A discussion of taxation of GECC is included under “The Company—Certain Federal Income Tax Matters.”
Taxation of U.S. stockholders
For purposes of this discussion, a “U.S. stockholder” (or in this section, a “stockholder”) is a holder or a beneficial holder of shares of our common stock which is for U.S. federal income tax purposes (1) a person who is a citizen or resident of the United States, (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof, or the District of Columbia, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership or other entity or arrangement classified as a partnership for U.S. tax purposes holds shares of our common stock, the tax treatment of the partnership and each partner generally will depend on the activities of the partnership and the activities of the partner. Partnerships acquiring shares of our common stock, and partners in such partnerships, should consult their tax advisors. Prospective investors that are not U.S. stockholders should refer to the section “Non-U.S. Stockholders” below and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in shares of our common stock, including the potential application of U.S. withholding taxes.
Distributions we pay to you from our ordinary income or from an excess of net short-term capital gain over net long-term capital loss (together referred to hereinafter as “ordinary income dividends”) are generally taxable to you as ordinary income to the extent of our earnings and profits. Due to our expected investments, in general, distributions will not be eligible for the dividends received deduction allowed to corporate stockholders and will not qualify for the reduced rates of tax for qualified dividend income allowed to individuals. Distributions made to you from an excess of net long-term capital gain over net short-term capital loss (“capital gain dividends”), including capital gain dividends credited to you but retained by us, are taxable to you as long-term capital gain if they have been properly designated by us, regardless of the length of time you have owned shares of our common stock. For non-corporate stockholders, capital gains dividends are currently taxed at preferential rates.

Generally, you will be provided with a written notice designating the amount of any (i) ordinary income dividends no later than 30 days after the close of the taxable year, and (ii) capital gain dividends or other distributions no later than 60 days after the close of the taxable year.
Distributions in excess of our earnings and profits will first reduce the adjusted tax basis of your shares of our common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gain to you.
If we retain any net capital gain, we may designate the retained amounts as undistributed capital gain in a notice to our stockholders. If a designation is made, stockholders would include in income, as long-term capital gain, their proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for their proportionate share of the corporate tax paid by us. A stockholder that is not subject to U.S. federal income tax or otherwise is not required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In addition, the tax basis of the shares of our common stock owned by a stockholder would be increased by an amount equal to the difference between (i) the amount included in the stockholder’s income as long-term capital gain and (ii) the stockholder’s proportionate share of the corporate tax paid by us.
Dividends and other taxable distributions are taxable to you even though they are reinvested in additional shares of our common stock. We have the ability to declare a large portion of a dividend in shares of our stock. In August of 2017, the IRS promulgated guidance stating that as long as 20% of the dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, our stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock.
If we pay you a dividend in January which was declared in the previous October, November or December to stockholders of record on a specified date in one of these months, then the dividend will be treated for tax purposes as being paid by us and received by you on December 31 of the year in which the dividend was declared.
A stockholder will recognize gain or loss on the sale or exchange of the shares of our common stock in an amount equal to the difference between the stockholder’s adjusted basis in the shares of our common stock sold or exchanged and the amount realized on their disposition. Generally, gain recognized by a stockholder on the sale or other disposition of the shares of our common stock will result in capital gain or loss to you, and will be a long-term capital gain or loss if those shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of the shares of our common stock held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you. A loss realized on a sale or exchange of the shares of our common stock will be disallowed if other substantially identical shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In this case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income.
Non-corporate stockholders with income in excess of certain thresholds are, in general, subject to an additional 3.8% surtax on their “net investment income,” which ordinarily includes taxable distributions from us and taxable gain on the disposition of the shares of our common stock.
We may be required to withhold U.S. federal income tax (“backup withholding”), from all taxable distributions to any non-corporate stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.
Withholding at a rate of 30% is generally required on dividends in respect of, and gross proceeds from the sale of, the shares of our common stock held by or through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. However, the IRS has issued proposed Treasury Regulations that eliminate this withholding on payments of gross proceeds (but not on dividends). Pursuant to the preamble to the proposed Treasury Regulations, we and any other applicable withholding agent may (but are not required to) rely on this proposed change until final Treasury Regulations are issued or until such proposed Treasury Regulations are rescinded. We will not pay any additional amounts in respect to any amounts withheld.
Under U.S. Treasury regulations, if a stockholder recognizes a loss with respect to shares of $2 million or more for a non-corporate stockholder or $10 million or more for a corporate stockholder in any single taxable year (or a greater loss over a combination of years), the stockholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of portfolio securities in many cases are excepted from this reporting requirement, but under current guidance, stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Stockholders should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares of our common stock.
Taxation of non-U.S. stockholders
The following discussion only applies to non-U.S. stockholders. A “non-U.S. stockholder” is a holder or beneficial holder, other than a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes), that is not a U.S. stockholder for U.S. federal income tax purposes. Whether an investment in shares of our common stock is appropriate for a non-U.S. stockholder will depend upon that stockholder’s particular circumstances. An investment in shares of our common stock by a non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisors before investing in shares of our common stock.
Distributions of ordinary income dividends to non-U.S. stockholders, subject to the discussion below, will generally be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits. Different tax consequences may result if the non-U.S. stockholder is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Special certification requirements apply to a non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisors.
Actual or deemed distributions of our net capital gain to a non-U.S. stockholder, and gain recognized by a non-U.S. stockholder upon the sale of shares of our common stock, generally will not be subject to U.S. federal withholding tax and will not be subject to U.S. federal income tax unless the distributions or gain, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States) or, in the case of an individual, is present in the United States for 183 days or more during a taxable year.
Under certain legislation, no U.S. source withholding taxes will be imposed on dividends paid by RICs to non-U.S. stockholders to the extent the dividends are designated as “interest-related dividends” or “short-term capital gain dividends.” Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gain that would not have been subject to U.S. withholding tax at the source if they had been received directly by a non-U.S. stockholder, and that satisfy certain other requirements. No assurance can be given that we will distribute any interest-related or short-term capital gain dividends.
If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder is not otherwise required to obtain a

U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of shares of our common stock that are effectively connected with a U.S. trade or business (or, where an applicable treaty applies, are attributable to a permanent establishment in the United States) may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in the shares may not be appropriate for certain non-U.S. stockholders.
Certain provisions of the Code referred to as “FATCA” require withholding at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which shares of our common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, shares of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. However, the IRS has issued proposed Treasury Regulations that eliminate FATCA withholding on payments of gross proceeds (but not on dividends). Pursuant to the preamble to the proposed Treasury Regulations, we and any other applicable withholding agent may (but are not required to) rely on this proposed change until final Treasury Regulations are issued or until such proposed Treasury Regulations are rescinded. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld, including amounts withheld pursuant to FATCA. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in shares of our common stock.
A non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to backup withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS. Non-U.S. stockholders may also be subject to information reporting.

DESCRIPTION OF OUR COMMON STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and our charter (“Charter”) and bylaws (“Bylaws”). This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our Charter and Bylaws for a more detailed description of the provisions summarized below.
Our authorized stock consists of 100,000,000 shares of stock, par value $0.01 per share, all of which are currently designated as common stock. Our common stock is listed on Nasdaq under the ticker symbol “GECC.” There are no outstanding options or warrants to purchase our common stock. No common stock has been authorized for issuance under any equity compensation plans. Our fiscal year-end is December 31. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.
The following are our outstanding classes of securities as of December 31, 2021:

Title of Class	Amount Authorized	Amount Held by GECC or for GECC’s Account	Amount Outstanding Exclusive of Amounts Shown in the Adjacent Column
Common Stock	100,000,000	—	26,905,668
6.75% Notes due 2025	—	—	$45.6 million
6.50% Notes due 2024	—	—	$42.8 million
5.875% Notes due 2026	—	—	$57.5 million

Under our Charter, our Board is authorized to classify and reclassify any unissued stock into other classes or series of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our Charter provides that a majority of our entire Board, without any action by our stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock
All of our common stock has equal rights as to earnings, assets, voting, and dividends and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights, generally have no appraisal rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such common stock will be unable to elect any director.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the Investment Company Act.
Our Charter authorizes us, and our Bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the Investment Company Act, to indemnify any present or former director or officer of GECC or any individual who, while a director or officer of GECC and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, who is made, or threatened to be made, a party to, or witness in, a proceeding by reason of his or her service in such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as such and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our Charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the Investment Company Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Maryland law requires a corporation (unless its charter requires otherwise, which ours does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, in the event that our present or former directors or officers serve another entity as a director, officer, partner or trustee, we expect to obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.
Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws
The Maryland General Corporation Law and our Charter and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
Our Board is divided into three classes of directors serving staggered three-year terms. Upon expiration of their terms, directors of each class will be elected to serve for a three-year term ending at the third annual meeting of stockholders following his or her election and until his or her successor is duly elected and qualifies. Each year, one class of directors will be elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.
Election of Directors
Our Charter and Bylaws provide that the affirmative vote of a plurality of the votes cast in the election of directors at a meeting of stockholders duly called and at which a quorum is present will be required to elect a director. Our Board has the exclusive right to amend the Bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our Charter provides that the number of directors will be set only by the Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less than one nor more than nine. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board. Accordingly, except as may be provided by our Board in setting the terms of any class or series of preferred stock, any and all vacancies on our Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the Investment Company Act.
Our Charter provides that, subject to the rights of holders of preferred stock, a director may be removed only for cause, as defined in our Charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.
Action by Stockholders
Under the Maryland General Corporation Law, unless a corporation’s charter provides otherwise (which our Charter does not), stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our Bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board or (3) by a stockholder who was a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving notice by the stockholders as provided for in our Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice provisions of our Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of our Board or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving notice as provided for in our Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the Bylaws. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our Bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed. They may also have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our Bylaws provide that special meetings of stockholders may be called by our Board and certain of our officers. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Articles of Incorporation and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert to another form of entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of amendments and extraordinary transactions by stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.
However, our Charter provides that approval of the following matters requires the affirmative vote of stockholders entitled to cast at least 80% of the votes entitled to be cast on the matter:
•
amendments to the provisions of our Charter relating to the classification of our Board, the power of our Board to fix the number of directors and to fill vacancies on our Board, the vote required to elect or remove a director, the vote required to approve our dissolution, amendments to our Charter and extraordinary transactions and our Board exclusive power to amend our Bylaws;

•	Charter amendments that would convert us from a closed-end company to an open-end company or make our common stock a redeemable security (within the meaning of the Investment Company Act);
•	our liquidation or dissolution or any amendment to our Charter to effect any such liquidation or dissolution;
•
any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of our assets that the Maryland General Corporation Law requires be approved by our stockholders; or

•
any transaction between us, on the one hand, and any person or group of persons acting together that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of our directors generally, or any person controlling, controlled by or under common control with, employed by or acting as an agent of, any such person or member of such group, on the other hand.

However, if such amendment, proposal or transaction is approved by a majority of our continuing directors (in addition to approval by our Board), such amendment, proposal or transaction may be approved by a majority of the votes entitled to be cast on such a matter, except that any transaction that would not otherwise require stockholder approval under the Maryland General Corporation Law will not require further stockholder approval unless our Charter, our Bylaws or the Maryland General Corporation Law requires such approval. In either event, in accordance with the requirements of the Investment Company Act, any such amendment, proposal or transaction that would have the effect of changing the nature of our business so as to cause us to cease to be, or to withdraw our election as, a BDC would be required to be approved by a majority of our outstanding voting securities, as defined under the Investment Company Act. The “continuing directors” are defined in our Charter as (1) certain of our current directors named therein or (2) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

Our Charter and Bylaws provide that our Board will have the exclusive power to make, alter, amend or repeal any provision of our Bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Maryland Control Acquisition Share Act discussed below, as permitted by the Maryland General Corporation Law, our Charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our entire Board determines that such rights shall apply.
Control Share Acquisitions
The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our Bylaws, compliance with the Investment Company Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders at which the voting rights of the shares are considered and not approved is held, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Maryland Control Share Acquisition Act does not apply (a) to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our common stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Business Combinations
Under Maryland law, the Maryland Business Combination Act provides that certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than common stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.
The Maryland Business Combination Act permits various exemptions from its provisions, including business combinations that are exempted by the Board before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not interested persons as defined in the Investment Company Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Maryland Business Combination Act only if our Board determines that it would be in our best interests and if the SEC staff does not object to our determination that GECC being subject to the Business Combination Act does not conflict with the Investment Company Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of GECC and increase the difficulty of consummating any offer.
Forum Selection Clause
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the Maryland General Corporation Law or our Charter or Bylaws or (d) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine shall be, in each case, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.
Waiver of Corporate Opportunity Doctrine
Our Charter provides that, we, by resolution of our Board, may renounce any interest or expectancy of ours in (or in being offered an opportunity to participate in) business opportunities that are presented to us or developed by or presented to one of more of our directors or officers.

Conflict with Investment Company Act
Our Bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including, without limitation, the Maryland Control Share Acquisition Act (if we amend our Bylaws to be subject to such Act) and the Maryland Business Combination Act, or any provision of our Charter or Bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act will control.
Privacy Principles
We are committed to maintaining the privacy of our stockholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
Generally, we do not receive any nonpublic personal information relating to our stockholders, although certain nonpublic personal information of our stockholders may become available to us. We do not disclose any nonpublic personal information about our stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).
We restrict access to nonpublic personal information about our stockholders to employees of GECM and its affiliates with a legitimate business need for the information. We intend to maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our stockholders.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our Charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our Charter to set, subject to the express terms of any of our then outstanding classes or series of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such issuance must adhere to the requirements of the Investment Company Act, Maryland law and any other limitations imposed by law.
The Investment Company Act limits our flexibility as to certain rights and preferences of the preferred stock under our Charter. In particular, every share of stock issued by a BDC must be voting stock and have equal voting rights with every other outstanding class of voting stock, except to the extent that the stock satisfies the requirements for being treated as a senior security, which requires, among other things, that:
•
immediately after issuance and before any distribution is made with respect to common stock, we must meet a coverage ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, of at least 200% (or 150% if certain requirements are met); and

•
the holders of shares of preferred stock must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and for so long as dividends on the preferred stock are unpaid in an amount equal to two full years of dividends on the preferred stock.

The features of the preferred stock are further limited by the requirements applicable to RICs under the Code.
For any class or series of preferred stock that we may issue, our Board will determine and the articles supplementary and the prospectus supplement relating to such class or series will describe:
•	the designation and number of shares of such class or series;
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the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;
•	the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;
•	the voting powers, if any, of the holders of shares of such class or series;
•	any provisions relating to the redemption of the shares of such class or series;
•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;
•	any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;
•	a discussion of certain U.S. federal income tax considerations applicable to ownership of such shares; and
•	any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to our stockholders to purchase shares of common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•	the period of time the offering would remain open;
•	the title of such subscription rights;
•	the exercise price for such subscription rights (or method of calculation thereof);
•	the ratio of the offering (which in no event would exceed one new share of common stock for each three rights held);
•	the number of such subscription rights issued to each stockholder;
•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•	a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•	any termination right we may have in connection with such subscription rights offering; and
•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.
Dilutive Effects
Any stockholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then current net asset value per share, the rights offering may reduce our net asset value per share. The amount of dilution that a stockholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our stockholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of our common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•	whether such warrants will be issued in registered form or bearer form;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	the terms of the securities issuable upon exercise of the warrants;
•	a discussion of certain U.S. federal income tax considerations applicable to ownership and exercise of the warrants; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the Investment Company Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our Board approves such issuance on the basis that the issuance is in the best interests of us and our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The Investment Company Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series. As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default  —  Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our debt securities.
The debt securities we may issue will be issued under the indenture, dated as of September 18, 2017, between us and American Stock Transfer & Trust Company, LLC, as trustee, as supplemented or amended to date. We refer to this indenture as the indenture and to American Stock Transfer & Trust Company, LLC as the Trustee.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the indenture with the SEC. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the applicable indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:
•	the designation or title of the series of debt securities;
•	the total principal amount of the series of debt securities;
•	the percentage of the principal amount at which the series of debt securities will be offered;
•	the date or dates on which principal will be payable;
•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•	the terms for redemption, extension or early repayment, if any;
•	the currencies in which the series of debt securities are issued and payable;
•
whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, of payment, transfer, conversion and/or exchange of the debt securities;
•	the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);
•	the provision for any sinking fund;
•	any restrictive covenants;
•	any Events of Default;

•	whether the series of debt securities is issuable in certificated form;
•	any provisions for defeasance or covenant defeasance;
•	a discussion of certain U.S. federal income tax considerations applicable to holders of the debt securities;
•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•	whether the debt securities are subject to subordination and the terms of such subordination;
•	whether the debt securities are secured and the terms of any security interest;
•	the listing, if any, on a securities exchange; and
•	any other terms.
The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the Investment Company Act, is at least equal to 150% immediately after each such issuance, as such obligation may be amended or superseded and giving effect to any exemptive relief that may be granted to us by the SEC. In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit the distribution to our stockholders or the repurchase of such securities or common stock in certain cases, unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary purposes without regard to asset coverage.
For a discussion of risks involved with incurring additional indebtedness, see “Risk Factors” in our annual, quarterly and other reports filed with the SEC from time to time. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture does not limit the amount of debt (including secured debt) that may be issued by us or our subsidiaries under the indenture or otherwise, but does contain a covenant regarding our asset coverage that would have to be satisfied at the time of our incurrence of additional indebtedness. See “—Other Covenants.” Other than the foregoing and as described under “—Other Covenants,” the indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction involving us or if our credit rating declines as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect your investment in us.
Global Securities
Debt securities will be issued in book-entry form and represented by a global security that we deposit with and register in the name of DTC, New York, New York, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “—Book-Entry Procedures” below.

Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.
Payment and Paying Agents
We will pay interest to the person listed in the Trustee’s records as the owner of debt securities at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns debt securities on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on debt securities so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Book-Entry Procedures.”
Payments on Certificated Securities
In the event debt securities become represented by certificated securities, we will make payments on debt securities as follows. We will pay interest that is due on an interest payment date to the holder of the debt securities as shown on the Trustee’s records as of the close of business on the regular record date at our office in Waltham, Massachusetts. We will make all payments of principal and premium, if any, by check at the office of the Trustee in New York, New York and/or at other offices that may be specified in a notice to holders against surrender of debt securities.
Alternatively, at our option, we may pay any cash interest that becomes due on debt securities by mailing a check to the holder at his, her or its address shown on the Trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
If any payment is due on debt securities on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under debt securities or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on debt securities.
Events of Default
You will have rights if an Event of Default occurs with respect to the debt securities and the Event of Default is not cured, as described later in this subsection.
The term “Event of Default” with respect to the debt securities means any of the following:
•	We do not pay the principal of any debt securities when due and payable.
•	We do not pay interest on any debt securities when due, and such default is not cured within 30 days.

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We remain in breach of any other covenant with respect to the debt securities for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25% of the principal amount of the debt securities.

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We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and, in the case of certain orders or decrees entered against us under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 90 days.

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If, pursuant to Sections 18(a)(1)(c)(ii) and 61 of the Investment Company Act, or any successor provisions thereto of the Investment Company Act, on the last business day of each of 24 consecutive calendar months the debt securities have an asset coverage (as such term is used in the Investment Company Act) of less than 100%, as such obligation may be amended or superseded but giving effect to any exemptive relief that may be granted to us by the SEC.

An Event of Default for the debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The Trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the Trustee or the holders of at least 25% in principal amount of the debt securities may declare the entire principal amount of all the debt securities to be due and immediately payable. If an Event of Default referred to in the second to last bullet point above with respect to us has occurred, the entire principal amount of all the debt securities will automatically become due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities if (1) we have deposited with the Trustee all amounts due and owing with respect to the debt securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee protection reasonably satisfactory to it from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•	You must give the Trustee written notice that an Event of Default has occurred with respect to the debt securities and remains uncured.
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The holders of at least 25% in principal amount of all the debt securities must make a written request that the Trustee take action because of the default and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

•	The Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.
•	The holders of a majority in principal amount of the debt securities must not have given the Trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to the Trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default
Holders of a majority in principal amount of the debt securities may waive any past defaults other than a default:
•	in the payment of principal or interest; or
•	in respect of a covenant that cannot be modified or amended without the consent of each holder of the debt securities.
Merger, Consolidation or Sale of Assets
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•	Where we merge out of existence or convey or transfer all or substantially all of our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities;
•
The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specified period of time were disregarded; and

•	We must deliver certain certificates and documents to the Trustee.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to the debt securities without approval from each affected holder. The following is a list of those types of changes:
•	change the stated maturity of the principal of or interest on the debt securities;
•	reduce any amounts due on the debt securities;
•	reduce the amount of principal payable upon acceleration of the maturity of the debt securities following a default;
•	change the place or currency of payment on the debt securities;
•	impair your right to sue for payment;
•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture; and
•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities in any material respect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•	If the change affects only the debt securities, it must be approved by the holders of a majority in principal amount of the debt securities.

•
If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security (including the debt securities):
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance—Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following defeasance provisions will be applicable to the debt securities. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the debt securities when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the debt securities. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below, we would be released from certain covenants under the indenture relating to the debt securities. The consequences to the holders of the debt securities would be that, while they would no longer benefit from certain covenants under the indenture, and while the debt securities could not be accelerated for any reason, the holders of debt securities nonetheless would be guaranteed to receive the principal and interest owed to them.
Covenant Defeasance
Under current U.S. federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “—Indenture Provisions—Ranking” below. In order to achieve covenant defeasance, we must do the following:
•
Since the debt securities are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their due dates.

•
We must deliver to the Trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•	Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

•
No default or Event of Default with respect to the debt securities shall have occurred and be continuing and no defaults or Events of Default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

•
We must deliver to the Trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the Trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if the following conditions are satisfied in order for you to be repaid:
•
Since the debt securities are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•
We must deliver to the Trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for the debt securities and you would recognize a gain or loss on the debt securities at the time of the deposit.

•
We must deliver to the Trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

•	Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments.
•
No default or Event of Default with respect to the debt securities shall have occurred and be continuing and no defaults or Events of Default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “—Indenture Provisions—Ranking,” such subordination would not prevent the Trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debtholders.
Other Covenants
In addition to any other covenants described in this prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, our payment of taxes and related matters, the following covenants will apply to the debt securities:
•
We agree that for the period of time during which the debt securities are outstanding, we will not violate, whether or not it is subject to, Section 18 (a)(1)(A) as modified by Sections 61(a)(1) and (2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded but giving effect to any exemptive relief that may be granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the Investment Company Act, equals at least 150% after such borrowings.
•
We agree that for the period of time during which the debt securities are outstanding, we will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the Investment Company Act) of at least the threshold specified in pursuant to Section 18(a)(1)(B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded (regardless of whether we are subject thereto), after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, (i) to any exemptive relief granted to us by the SEC and (ii) to any no-action relief granted by the SEC to another BDC (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act, as such obligation may be amended or superseded, in order to maintain such BDC’s status as a RIC under Subchapter M of the Code.

•
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we will furnish to holders of the debt securities and the Trustee, for the period of time during which the debt securities are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable GAAP.

Notwithstanding the restrictions on indebtedness and dividends described above, the indenture under which the debt securities will be issued may not prohibit us from paying distributions to our stockholders if we incur indebtedness in excess of the limits set forth in Sections 61(a)(1) and (2) of the Investment Company Act or any successor provision if we determine that such indebtedness, which may include indebtedness under a bank credit facility, is not a “senior security” for purposes of determining asset coverage under the Investment Company Act.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•	only in fully registered certificated form;
•	without interest coupons; and
•	unless we indicate otherwise, in denominations of $25 and amounts that are multiples of $25.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.
Holders may exchange or transfer their certificated securities at the office of the Trustee. We have appointed the Trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Concerning the Trustee
We will appoint the Trustee as registrar and paying agent under the indenture.
Resignation of Trustee
The Trustee may resign or be removed with respect to the debt securities provided that a successor trustee is appointed to act with respect to the debt securities. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Ranking
The debt securities will be our direct unsecured obligations and will rank:
•	pari passu, or equal, with our existing and future unsecured indebtedness;
•	senior to our common stock and any of our future indebtedness that expressly provides it is subordinated to the debt securities;
•
effectively subordinated to all of our existing, including any amounts outstanding under the Loan Agreement, and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries.
Effective subordination means that in any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on the Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the Trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness or subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.
Book-Entry Procedures
The debt securities will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the debt securities. Beneficial interests in the debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the debt securities through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC, and will be deposited with DTC. Interests in the debt securities will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such debt securities will, therefore, be required by DTC to be settled in immediately available funds. None of us, the Trustee or the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.
Purchases of the debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts the debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF OUR UNITS
The following is a general description of the terms of the units we may issue from time to time. Particular terms of any units we offer will be described in the prospectus supplement relating to such units. For a complete description of the terms of particular units, you should read this prospectus and the prospectus supplement relating to those particular units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
A prospectus supplement will describe the particular terms of any series of units we may issue, including the following:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;
•	a discussion of certain U.S. federal income tax considerations applicable to ownership of the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	whether the units will be issued in fully registered or global form.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR
Our securities and cash are held in safekeeping by U.S. Bank National Association located at One Federal Street, Third Floor, Boston, Massachusetts 02110. American Stock Transfer & Trust Company, LLC acts as our transfer agent, distribution paying agent, registrar and Trustee. The principal business address of our transfer agent is 6201 15th Avenue, Brooklyn, New York 11219.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for us by Jones Day, New York, New York and Venable LLP, Baltimore, Maryland. Certain legal matters in connection with an offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements of Great Elm Capital Corp. incorporated by reference in this Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing. The principal business address of Deloitte & Touche LLP is 200 Berkeley Street, Boston, MA 02116.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the Secondary Shares offered by this prospectus. The registration statement contains additional information about us and shares of our common stock being offered by this prospectus that is incorporated by reference herein. See “Incorporation By Reference.”
We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. You may also obtain free copies of our annual and quarterly reports and make stockholder inquiries by contacting us at Great Elm Capital Corp., 800 South Street, Suite 230, Waltham, Massachusetts 02453 or by calling us collect at (617) 375-3006. We maintain a website at http://www.greatelmcc.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information, and all information incorporated by reference herein, available, free of charge, on or through such website. Information on our website is not incorporated or a part of this prospectus. The SEC also maintains a website at http://www.sec.gov where such information is available without charge.

INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement, if any, is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement, if any, have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement, if any. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement, if any, and other information previously filed with the SEC. The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021;
•
Our Current Reports on Form 8-K filed with the SEC on February 24, 2021, March 18, 2021, May 6, 2021, May 21, 2021, June 8, 2021, June 23, 2021 and June 23, 2021, August 23, 2021, September 20, 2021 and November 19, 2021; and

•
The description of our common stock set forth in the registration statement on Form 8-A filed on September 27, 2016, as updated by Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and all amendments and reports filed for the purpose of updating that description.

See “Where You Can Find More Information” for information on how to obtain a copy of these filings.

$22,000,000

GREAT ELM CAPITAL CORP.

8.50% Notes due 2029

PROSPECTUS SUPPLEMENT

July 9, 2024